UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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 M.D.C. Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M.D.C. HOLDINGS, INC.
4350 South Monaco Street, Suite 500
Denver, Colorado 80237
March 1, 2023

Dear Fellow Shareholders,

On behalf of your Board of Directors I want to express my appreciation for your continued investment in our Company.

I am really pleased with our performance in 2022, especially in light of the homebuilding industry being so severely challenged by the increase in construction cycle times (brought about by the pandemic) and rising interest rates (in response to the abrupt escalation of inflation) experienced over the past twelve months. The increase in interest rates has led to a strain on affordability in many of our markets, culminating in a reduction in demand and an elevated cancellation rate during the second half of the year. We continue to believe that the long-term fundamentals driving new home construction remain positive.

From a financial standpoint, we experienced another record year for home sale revenues in 2022 as they increased 9% to $5.59 billion. We also reported consolidated pretax income of $759.9 million in 2022, representing one of the most profitable years in our company's history. The results build on five decades of operations during which MDC has become one of the leading homebuilding companies in the nation. We have evolved from a net worth of $50,000 in 1972 to $3.1 billion at the 2022 fiscal year end, providing quality homes to over 230,000 families - all while persevering through multiple housing cycles, creating long term shareholder value and maintaining an industry leading dividend, uninterrupted since 1994.

Early in 2022, in response to the increase in mortgage rates, we took decisive action to reevaluate every land transaction in our pipeline. While resulting in a decrease in our lot supply near term, it allowed us to recoup land option deposits and positions us to reinvest our capital as land prices moderate. As interest rates moved higher throughout the year, we focused on completing and delivering the homes in our backlog. We offered favorable financing incentives, including long-term lock programs and attractively priced fixed rate mortgages, to mitigate the sharp rise in mortgage rates. While we enter 2023 with a fewer number of homes in backlog than in recent years, our strategic decision to build more speculative inventory should provide us the inventory we need to satisfy current consumer preferences and provide us the opportunity for another profitable year in 2023.

Considering the challenging operating environment, we have re-focused our efforts on generating cash, fortifying the balance sheet and reducing costs. As a result, we generated $905.6 million in cash from operations during 2022 and ended the year with $1.28 billion in cash and short-term investments. Our year-end debt to capital ratio was 32.6% and we enter 2023 with no senior note maturities until January 2030.

SUSTAINABILITY AND ESG

We take pride in our efforts to improve the sustainability of our Company for the benefit of our employees and homeowners. We believe our efforts will also result in long term value creation for our shareholders. In 2022, we met and exceeded our goal of decreasing (improving) our average Home Energy Rating System ("HERS") rating to 50 by 2025. We reduced our average HERS rating to 49 in 2022, a 4% improvement from 2021. Upon reaching and exceeding our goal three years earlier than planned, we have updated our goal to achieve a HERS rating of 45 by 2027.

In an effort to document our commitment and progress to improving ESG-related issues, we recently updated our annual ESG Sustainability Report on our website to include Greenhouse Gas ("GHG") data for 2021. We will continue to refresh the report routinely to reflect our progress. Our second annual report is expected later this year.

DIVERSITY

The Richmond American family is composed of diverse, talented, and passionate individuals joining together to achieve a common and rewarding goal by assisting families to achieve the American Dream. We continue to prioritize the recruitment of qualified employees who share our values of hard work, community involvement and a vision for inclusivity. We also remain committed to prioritizing a diverse Board of Directors and management team.

SUPPORTING OUR LOCAL COMMUNITIES

MDC has a long history of providing support to our local communities. The Company's donations to the MDC/Richmond American Homes Foundation have exceeded $17 million over the past five years. We remain committed to the communities in which we build and plan to donate 1% of our annual net income to the MDC/Richmond American Homes Foundation in 2023.

We are confident that our shareholders' interests are aligned with our vision for long-term value, sustainability and contribution to a greater community.

On behalf of the full Board of Directors, we strongly encourage you to vote your shares – your vote and support are essential elements in our passion to succeed.

Sincerely,

Larry A. Mizel Executive Chairman M.D.C. Holdings, Inc.

M.D.C. HOLDINGS, INC.
4350 South Monaco Street, Suite 500
Denver, Colorado 80237

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The 2023 Annual Meeting of Shareholders (the "Meeting") of M.D.C. Holdings, Inc. (the "Company") will be held at 4350
South Monaco Street, 6th Floor, Assembly Room, Denver, Colorado, on Monday, April 17, 2023, at 10:00 a.m., Mountain Time. Only shareholders of record at the close of business on February 17, 2023, the record date, will be entitled to vote. At the Meeting, we plan to consider and act upon the following matters:

1.The election of Rafay Farooqui, David D. Mandarich, Paris G. Reece III and David Siegel as Class II Directors for three-year terms expiring in 2026;
2.A non-binding advisory vote to approve the compensation of our named executive officers disclosed in this proxy statement (Say on Pay);
3.A non-binding advisory vote on the frequency of Say on Pay voting;
4.Approval of an amendment to the M.D.C. Holdings, Inc. 2021 Equity Incentive Plan to increase the shares authorized for issuance under the plan; and
5.Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2023 fiscal year.

And such other business as properly may come before the Meeting and any postponements or adjournments thereof.

Our Board of Directors recommends that you vote FOR Proposals One, Two, Four and Five and every "1 year" with respect to Proposal Three.

Management and the Board of Directors desire to have maximum representation at the Meeting and request that you vote promptly, even if you plan to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Joseph H. Fretz Secretary
Denver, Colorado
March 1, 2023

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on April 17, 2023:
The Proxy Statement and the Annual Report on Form 10-K are available at:
https://mdc-holdings-inc.ir.rdgfilings.com/

Important Voting Information

Under New York Stock Exchange rules, unless you provide specific instructions, your broker is not permitted to vote on your behalf on the election of Directors or on proposals other than ratification of the selection of the Company’s auditors. It is important that you provide specific instructions by completing and returning the broker’s Voting Instruction Form or following the instructions provided to you to vote your shares by telephone or the Internet.

PROXY SUMMARY
_____________

M.D.C. HOLDINGS, INC.
4350 South Monaco Street, Suite 500
Denver, Colorado 80237
_____________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

April 17, 2023
_____________

This summary does not contain all the information shareholders should consider, and we encourage shareholders to read the entire proxy statement carefully.

2023 Annual Meeting of Shareholders

Meeting Site:	April 17, 2023
4350 South Monaco Street, 6th Floor, Assembly Room, Denver, Colorado 80237	10:00 a.m. Mountain Time

The Record Date for the Annual Meeting is February 17, 2023. Only shareholders of record as of the close of business on this date are entitled to vote at the Annual Meeting.

Voting Matters

	Proposal	Recommendation of the Board	For more information
1.	Election of Directors	FOR each of the nominees	Page 13
2.	Advisory vote to approve executive compensation (Say on Pay)	FOR	Page 21
3.	Advisory vote on the frequency of Say on Pay voting	1 YEAR	Page 37
4.	Amendment to M.D.C. Holdings, Inc. 2021 Equity Incentive Plan	FOR	Page 72
5.	Selection of Auditor	FOR	Page 78

_____________

The approximate date on which this Proxy Statement and the form of Proxy are first being sent to shareholders is March 1, 2023.

Business Performance Highlights

Fiscal year 2022 results (comparisons are to the prior year) and other highlights:

REVENUE	PRETAX INCOME	CASH FROM OPERATIONS	LIQUIDITY	BOOK VALUE PER SHARE
$5.59B	$759.9M	$905.6M	$2.43B	$42.60
△ 9%	△ 1%	△ $1.11B	△ 39%	△ 23%

■Record Full Year Home Sale Revenues. Home sale revenues of $5.59 billion were the largest in our Company's 50 year history. In addition, we generated $905.6 million in cash flow from operations and $759.9 million in pretax income in fiscal 2022.
■Financial Position to Navigate Housing Uncertainty. We refocused our efforts during 2022 on positioning the Company for success by generating cash, fortifying the balance sheet and taking costs out of the business. As a result, we ended the year with $1.28 billion in cash and short term investments and a debt to capital ratio of 32.6%.
■Attractive Capital Structure. Thanks to our opportunistic senior note issuances during 2021, we enter 2023 with no senior notes due until January 2030. The weighted average maturity of our senior notes as of year end was almost 19 years.
■Increasing Community Count to Help Drive Volume in 2023. Our ending active subdivision count increased 20% year over year to 225 active subdivisions. We expect continued community count growth as we enter the 2023 spring selling season.
■Pivot to More Speculative Construction Starts. We are increasing our mix of quick move-in homes to align with current consumer preferences and to supplement our build-to-order production. We plan to continue to offer build-to-order homes as we believe it provides us with a competitive advantage in the new home market.
■Total Shareholder Return. Our five-year total shareholder return was 41% at December 31, 2022 and our book value per share was $42.60. This represents a 23% increase in our book value per share over the past year, when adjusted for our industry leading cash dividend.
■Consistent, Industry-Leading Dividend. The Board of Directors declared $2.00 of total cash dividends per share in 2022, resulting in $142.4 million of cash returned to shareholders during the year. This extends our record of consistent or increasing cash dividends to more than 25 years.

Commitment to Sound Environmental, Social and Governance (ESG) Practices

ESG Approach

As a leader in the homebuilding industry, MDC recognizes the long-term shareholder value of conducting our operations in consideration of the social and environmental issues facing the business community.

MDC has committed to reporting on our ESG performance utilizing recognized ESG frameworks, such as the Global Reporting Initiative (GRI) and the Value Reporting Foundation’s SASB Standards, which create a foundation for identifying material ESG topics, understanding our ESG risks and opportunities and informing our ESG strategy.

Below is a summary of highlights and current ESG initiatives, which we expand upon in our ESG Corporate Sustainability Report.

Environmental Initiatives
Highlights
☑	Every Richmond American home comes standard with energy efficient features that help cut down on energy use.
☑	Our average HERS rating improved 4% to 49 in 2022, which is 81% more efficient than a typical resale home.
☑	Achieved our goal of decreasing our average HERS rating to 50 or less by 2025.
☑	Implemented a new goal of decreasing our average HERS rating to 45 or less by fiscal year 2027.
☑
Completed 2021 GHG inventory to enable MDC to better understand our corporate carbon footprint. More information on this inventory can be found in our ESG Corporate Sustainability Report on our investor relations website at www.mdcholdings.com.

Social Initiatives
Highlights
☑	Committed to fostering and promoting a diverse and inclusive work environment.
☑	Continue to promote a gender and ethnically diverse employee base:

☑	Competitive benefits package including medical coverage, paid time off and 401(k) match.
☑	The Company has donated over $17 million to the MDC/Richmond American Homes Foundation in the last five years, including $5.7 million in 2022.
☑	Continued to offer sustainable, more affordably priced homes to homebuyers. In 2022, 63% of the new homes we delivered were from one of our more affordable homes series.
☑
Maintained a job site Safety Policy and encouraged our superintendents to be trained on this policy to guard against safety infractions on the job site. Our Total Reportable Incidence Rate (TRIR)* for 2022 was 1.10%.

* Based on the number of injuries and illnesses X 200,000 / employee hours worked.

Governance Initiatives
Highlights
☑	Engaged and experienced Board of Directors actively participated in 12 regular meetings per year. Our non-management directors have an average tenure of 12.0 years, with 22% having a tenure of fewer than 5 years.

☑	Code of Conduct training conducted for all employees at the time of hire, and reinforced for all employees and directors on an annual basis. Topics covered include business ethics, conflicts of interest and appropriate standards of workplace conduct.
☑	Focus on succession planning, including recent hires and promotions of an increasingly diverse leadership team.
☑	Formal procedures in place for confidential reporting of any suspected violations of law.
☑	Appointed Janice Sinden and Rafay Farooqui to the Board of Directors during 2022.
☑
Prioritized a diverse management team and Board that fosters a foundation of integrity and ethical company culture, highlighted by our third and fourth consecutive appointments of a diverse candidate to our Board.

Progress Toward Net Zero By 2050

We are committed to a goal of reaching net zero by 2050. Based on our 2019, 2020 and 2021 GHG inventories, we believe that the energy efficiency of our homes is key to our progress towards achieving this goal. Our homes are rated for energy efficiency using the Home Energy Rating System ("HERS"), and in 2020 we established a goal of decreasing our average HERS rating to 50 or less within the next five (5) years. In 2022, we decreased our average HERS rating to 49, completing our goal in just two years. As a result, we have established a new goal of decreasing our average HERS rating to 45 or less by fiscal year 2027.

The current average HERS rating for homes built by Richmond American Homes companies in 2022 of 49 is a much lower score than a typical resale home. In fact, our current homes are on average 81% more efficient than a typical resale home according to the HERS Index*. We lowered our average HERS rating by 16 points between 2013 and 2022:

National Average HERS Index by Year**
2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
65	63	61	60	62	60	59	55	51	49
*Typical resale home is based on the U.S. Department of Energy definition with a HERS index of 130.
**Based on most recent data provided by RESNET.

Diversity Focus Across the Company

A dedication to diversifying leadership means women and those from underrepresented groups (see definition on page 6) are rising in the ranks. The individuals highlighted below are a part of continued efforts to promote a gender and ethnically diverse employee and leadership base.

Homebuilding Leadership

The individuals highlighted below in our Homebuilding Divisions are excelling in their roles as division president. They combined to preside in oversight of approximately 54% of the Company's home sale revenues in 2022.

Natasha Gandhi, Sr. Division President, South, North and Central Colorado Tenure: 4 years	Nicole Bloom Division President, Nevada Tenure: 23 years	Adib Khoury Division President, Phoenix Tenure: 1 year
Alex Wong, Division President, Riverside Tenure: 5 years	Michael DelCastillo Division President, Tucson Tenure: 13 years

Corporate Leadership

The women highlighted below are in various key leadership positions throughout our corporate departments. Women lead approximately 53% of our corporate departments.

Dawn Huth Sr. Vice President, National Finance Tenure: 14 years	Stacy Givens Vice President, Finance & Business Operations. Tenure: 10 years	Krista Montgomery Sr. Vice President, Human Resources & Chief People Officer Tenure: 16 years
Debbi Kovacs Director of Risk Management Tenure: 27 years	Tracie Major Vice President, Corporate Accounting & Payroll Tenure: 20 years	Christy Ross Vice President, National Marketing Tenure: 13 years

Tanya Stephens Vice President, Merchandising, Design Tenure: 12 years	Sara Bechtold Vice President, Merchandising, Operations Tenure: 19 years	Stefanie Hall Vice President, National Sales Tenure: 11 years
Clare Wilson Sr. Director of Treasury Tenure: 2 months

Board of Director Leadership

The individuals highlighted below are members of the Board of Directors. All of the board members appointed in the past six years were women, including Janice Sinden in 2022, or from underrepresented groups (see definition below), including Rafay Farooqui in 2022.

Janice Sinden Director since: 2022	Courtney L. Mizel Director since: 2017	Rafay Farooqui Director since: 2022

Key Diversity Statistics

EMPLOYEE DIVERSITY: GENDER / UNDERREPRESENTED GROUPS

BOARD DIVERSITY: GENDER / UNDERREPRESENTED GROUP

MDC defines gender diversity as individuals identifying as female.

MDC defines underrepresented groups as including individuals who identify as Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, or Native Hawaiian or Pacific Islander; individuals who identify as LGBTQ+; individuals who identify as underrepresented based on national, Indigenous, religious, or cultural identity; individuals with disabilities; and veterans.
*The employee diversity percentages are based primarily on those identifying as female, Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, or Native Hawaiian or Pacific Islander. Data on other underrepresented groups within the employee population is not collected by MDC.

ESG Disclosures & Documentation

As noted in the “ESG Approach” section, MDC adopted GRI and SASB Standards to identify material ESG topics. A compilation of MDC’s responses to these ESG metrics can be found in the "Performance & Impact" section of our ESG Corporate Sustainability Report, which is available on our investor relations website at www.mdcholdings.com.

MDC’s ESG Policy adopted by the Board can be found on our investor relations website at www.mdcholdings.com.

Shareholder Engagement

Our directors participate in our year-round shareholder engagement program that maintains transparency and solicits feedback.
60%	Outreach to investors holding 60% of the non-affiliated shares were offered the opportunity to meet
•Our independent directors participate in our shareholder engagements to solicit feedback directly from our investors.
•Additionally, this ongoing dialogue provides an opportunity for shareholders to understand the process behind our strategy for increasing long-term shareholder value, governance practices and executive compensation design.
•Our independent Lead Director primarily drives Board involvement in shareholder engagement. Feedback is then relayed to our entire Board and the management team.
•Shareholder feedback is considered in establishing our governance practices and executive compensation design.

40%	Engaged with investors holding 40% of the non-affiliated shares
100%	All engagements included independent directors

GENERAL INFORMATION

Why am I receiving these materials?

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of M.D.C. Holdings, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at our principal executive offices, 4350 South Monaco Street, 6th Floor, Assembly Room, Denver, Colorado 80237, on Monday, April 17, 2023, at 10:00 a.m., Mountain Time, including any postponements or adjournments thereof. The record date for determining shareholders entitled to vote at the Meeting is February 17, 2023 (the “Record Date”). The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Our shareholders are invited to attend the Meeting and are encouraged to vote on the matters described in this Proxy Statement.

What proxy materials are being delivered?

We are utilizing the rules of the Securities and Exchange Commission ("SEC") that allow us to deliver proxy materials to our shareholders on the Internet. Under these rules, we are sending many of our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a full set of proxy materials. If you receive the Notice, you will not receive printed copies of the proxy materials unless you specifically request them. Instead, the Notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. The Notice also tells you how to vote your proxy card on the Internet and how to request a printed copy of our proxy materials. We expect to mail, or provide the Notice and electronic delivery of, this Proxy Statement, the proxy card and the Notice of Annual Meeting (the "Proxy Materials") on or about March 1, 2023.

The Company's 2022 Annual Report on Form 10-K, which includes the Company's 2022 audited financial statements, will accompany these Proxy Materials. Except to the extent expressly referenced in this Proxy Statement, the Annual Report is not incorporated into this Proxy Statement.

Who is paying for this proxy solicitation?

The Company will pay the cost of solicitation. The Company also will reimburse bankers, brokers and others holding shares in their names or in the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending the Proxy Materials to the beneficial owners of such shares. In addition to the original solicitation of proxies, solicitations may be made in person, by telephone or by other means of communication by directors, officers and employees of the Company, who will not be paid any additional compensation for these activities.

We have retained the services of Alliance Advisors, LLC to solicit proxies. We will pay all reasonable costs associated with such firm, which we anticipate will cost approximately $10,000 plus costs and expenses.

Who is entitled to vote at or attend the Meeting?

Holders of shares of the Company's common stock, $.01 par value, at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. All shareholders of record and beneficial owners wishing to attend the Meeting must bring with them a government issued picture identification of themselves and check in at the registration desk at the Meeting. Beneficial owners must also bring proof of ownership as described below. Attendees must comply with the rules of conduct available at the registration desk. A list of shareholders of record entitled to vote at the Meeting will be available for examination by any shareholder for a period of ten days ending on the day before the Meeting at our principal executive offices.

Shareholders will have sufficient time immediately following the Meeting to ask questions of and have a dialogue with the Company’s Executive Chairman, President and Chief Executive Officer, Chief Financial Officer and each of the members of the Board of Directors in attendance.

Shareholders of Record. If, on the Record Date, your shares were registered directly in your name with the Company's transfer agent, Continental Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote at the Meeting or vote by proxy.

Beneficial Owners. If, on the Record Date, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank or other nominee (commonly referred to as being held in "street name"), or through our 401(k) savings plan, you are the beneficial owner of those shares. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker or other nominee regarding how to vote the shares held in your account. You are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you obtain a valid legal proxy from your broker or other nominee and bring the legal proxy to the Meeting. (Legal proxies are not available for shares held through our 401(k) savings plan; you must vote those shares as provided below.) If you want to attend the Meeting, but not vote at the Meeting, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date.

How do I vote my shares?

By Telephone or the Internet. Shareholders can vote their shares via telephone or the Internet as instructed in the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate a shareholder's identity, allow shareholders to vote their shares and confirm that their instructions have been properly recorded. The telephone and Internet voting facilities will close at 11:59 p.m., Eastern Time, on April 16, 2023. (Participants in our 401(k) savings plan have an earlier deadline – see below.)

By Mail. Shareholders who receive a paper proxy card may vote by mail and should complete, sign and date their proxy card and mail it in the pre-addressed envelope that accompanied the delivery of the paper proxy card. Proxy cards submitted by mail must be received by the time of the Meeting in order for your shares to be voted. Beneficial shareholders (shares held in street name) may vote by mail by requesting a paper proxy card according to the instructions received from their broker or other agent, and then completing, signing and dating the voting instruction card provided by the broker or other agent and mailing it in the pre-addressed envelope provided.

401(k) Savings Plan. If your shares are held through our 401(k) savings plan, you will receive the Notice of Internet Availability of Proxy Materials, or copies of the Proxy Materials, and you are entitled to instruct the plan trustee how to vote the shares allocated to your account following the instructions described above. You must provide your instructions no later than 11:59 p.m., Eastern Time, on April 12, 2023.

At the Meeting. Shares held in your name as the shareholder of record may be voted by you in person at the Meeting. Shares held beneficially in street name may be voted by you in person at the Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares, giving you the right to vote the shares, and you bring the legal proxy to the Meeting.

What if I receive more than one Notice of Internet Availability of Proxy Materials?

If you receive more than one Notice, you hold shares in more than one name or shares in different accounts. To ensure that all of your shares are voted, you will need to vote separately by telephone or the Internet using the specific control number contained in each Notice that you receive.

Can I change my vote or revoke my proxy?

You can change your vote or revoke your proxy before the Meeting. You can do this by casting a later proxy through any of the available methods described above. If you are a shareholder of record, you can also revoke your proxy by delivering written notice of revocation to the Secretary of the Company, by presenting to the Company a later‑dated proxy card executed by the person executing the prior proxy card or by attending the Meeting and voting. If you are a beneficial owner, you can revoke your proxy by following the instructions sent to you by your broker, bank or other agent.

How are votes counted?

Shares of common stock represented by properly executed proxy cards, or voted by proxy, by telephone or the Internet, and received in time for the Meeting will be voted in accordance with the instructions specified in the proxies. Unless contrary instructions are indicated in a proxy, the shares of common stock represented by such proxy will be voted FOR the election as directors of the nominees named in this Proxy Statement and FOR the advisory vote in executive compensation, FOR voting on "Say on Pay" resolutions every 1 year, FOR the amendment to the 2021 Equity Incentive Plan and FOR ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. If you grant a proxy (other than for shares held in our 401(k) savings plan), either of the officers named as proxy holders, Michael L. Kaplan and Joseph H. Fretz, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Meeting or at any adjournment or postponement that may take place. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as the proxy holder may vote your proxy for another candidate or other candidates nominated by our Board.

The trustee of the 401(k) savings plan will vote the number of shares of common stock allocated to each participant’s accounts as directed by the participant if the direction is received in time to be processed. The trustee will vote any shares with respect to which it does not receive timely directions so that the proportion of the shares voted in any particular manner on any matter is the same as the proportion of the shares with respect to which the trustee has received timely directions, unless contrary to ERISA.

The inspector of elections designated by the Company will use procedures consistent with Delaware law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote.

What are the voting entitlements and requirements?

Each share of common stock issued and outstanding on the Record Date, other than shares held by the Company or a subsidiary, is entitled to one vote on each matter presented at the Meeting. As of the Record Date, approximately 73,088,618 shares of common stock were issued, outstanding and entitled to vote.

The Company's By-Laws provide that the holders of one-third of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for transacting business at the Meeting. Shareholders who are present in person or represented by proxy, whether they vote for, against or abstain from voting on any matter, will be counted for purposes of determining whether a quorum exists. Broker non-votes, described below, also will be counted as present for purposes of determining whether a quorum exists.

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the Meeting will be required for the election of a nominee to the Board of Directors (which means that the four nominees who receive the most votes will be elected).

The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote on the subject matter at the Meeting is necessary to (1) approve, on an advisory basis, the executive compensation practices disclosed in this proxy statement; (2) approve the amendment to the 2021 Equity Incentive Plan; and (3) ratify the appointment of the Company’s auditor. The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting will be required for advisory approval as to whether the non-binding advisory vote on executive compensation should be held every one, two or three years. Because your vote on executive compensation and on the frequency of the vote is advisory, it will not be binding upon the Company.

Rules of the New York Stock Exchange (“NYSE”) determine whether NYSE member organizations ("brokers") holding shares for an owner in street name may vote on a proposal without specific voting instructions from the owner. For certain types of proposals, the NYSE has ruled that the “broker may vote” without specific instructions and on other types of proposals the “broker may not vote” without specific client instructions. A "broker non-vote" occurs when a proxy is received from a broker and the broker has not voted with respect to a particular proposal. The proposal to ratify the selection of the auditor is a “broker may vote” matter under the rules of the NYSE. As a result, brokers holding shares for an owner in street name may vote on the proposal even if no voting instructions are provided by the beneficial owner. The other proposals are “broker may not vote” matters. As a result, brokers holding shares for an owner in street name may vote on these proposals only if voting instructions are provided by the beneficial owner.

The following table reflects the vote required for the proposals and the effect of broker non-votes, withhold votes and abstentions on the vote, assuming a quorum is present at the Meeting:

	Proposal	Vote Required	Effect of Broker Non-Votes, Withhold Votes and Abstentions
1.	Election of Directors	The four nominees who receive the most votes will be elected.	Broker non-votes and withhold votes have no effect.
2.	Advisory vote to approve executive compensation (Say on Pay)	Affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote on the subject matter at the Meeting.	Broker non-votes have no effect; abstentions have the same effect as a vote against the proposal.
3.	Advisory vote on the frequency of an advisory vote to approve executive compensation	A plurality vote (the alternative with the most votes) of the holders of the shares of Common Stock represented and entitled to vote on the subject matter at the Meeting.	Broker non-votes and abstentions have no legal effect.
4.	Approval of an amendment to the 2021 Equity Incentive Plan	Affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote on the subject matter at the Meeting.	Broker non-votes have no effect; abstentions have the same effect as a vote against the proposal.
5.	Selection of Auditor	Affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote on the subject matter at the Meeting.	Broker non-votes - - not applicable; abstentions have the same effect as a vote against the proposal.

Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting. If any other proposals are properly presented to the shareholders at the Meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law and our By-Laws, the number of votes required to approve a proposal is the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the subject matter at the Meeting. The proxy card gives discretionary authority to the proxy holders to vote on any matter not included in this Proxy Statement that is properly presented to the shareholders at the Meeting and any adjournments or postponements thereof. The persons named as proxies on the proxy card are Michael L. Kaplan, the Company's Senior Vice President and General Counsel, and Joseph H. Fretz, the Company’s Vice President, Secretary and Corporate Counsel.

DELIVERY OF PROXY MATERIALS TO SHAREHOLDERS WITH SHARED ADDRESSES

The broker, bank or other nominee of any shareholder who is a beneficial owner, but not the record holder, of the Company's common stock may deliver only one copy of the proxy related materials to multiple shareholders sharing an address (a practice called "householding"), unless the broker, bank or nominee has received contrary instructions from one or more of the shareholders.

In addition, with respect to shareholders of record, in some cases, only one copy of the proxy related materials may be delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Company will deliver free of charge a separate copy of each of the proxy related materials, as applicable, to a shareholder at a shared address to which a single copy was delivered. You can notify your broker, bank or other nominee (if you are not the record holder) or the Company (if you are the record holder) that you wish to receive a separate copy of such materials in the future, or alternatively, that you wish to receive a single copy of the materials instead of multiple copies. The Company's contact information for these purposes is: M.D.C. Holdings, Inc., telephone number: (303) 773-1100, Attn: Corporate Secretary, 4350 South Monaco Street, Suite 500, Denver, CO 80237.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each person solicited by this Proxy Statement, upon the request of that person, a copy of our Annual Report on Form 10-K (without exhibits) for our most recent fiscal year. Please direct that request in writing to Investor Relations, M.D.C. Holdings, Inc., 4350 S. Monaco Street, Denver, Colorado 80237.

PROPOSAL ONE	ELECTION OF DIRECTORS

The Company's Certificate of Incorporation provides for three classes of directors (“Directors”) with staggered terms of office, to be divided as equally as possible. Directors of each class serve for terms of three years until election and qualification of their successors or until their resignation, death, disqualification or removal from office.

Our Board has eleven members, consisting of four Class I Directors whose terms expire in 2025, four Class II Directors whose terms expire in 2023 and three Class III Directors whose terms expire in 2024. At the Meeting, four Class II Directors are to be elected to three‑year terms expiring in 2026. The nominees for the Class II Directors are Rafay Farooqui, David D. Mandarich, Paris G. Reece III and David Siegel. All of the nominees presently serve on the Board of Directors of the Company. Mr. Farooqui was appointed to the Board in December 2022 following a review by outside counsel and recommendation by the Corporate Governance/Nominating Committee. Mr. Farooqui was recommended to the committee by an independent member of the Board.

Based upon the review and recommendation of the Corporate Governance/Nominating Committee, the Board nominated Mr. Farooqui, Mr. Mandarich, Mr. Reece and Mr. Siegel for election as Class II Directors at the 2023 Annual Meeting.

Certain information, as of February 17, 2023, the Record Date, with respect to Mr. Farooqui, Mr. Mandarich, Mr. Reece and Mr. Siegel, the nominees for election, and the continuing Directors of the Company, furnished in part by each such person, appears below:

Name	Age	Independent	Positions and Offices with the Company and Other Principal Occupations	Committee Memberships
NOMINEES:				Audit	Compensation	Corporate Governance / Nominating	Legal
		Class II: Terms Expire in 2023
Rafay Farooqui	46	✓	Chief Executive Officer of Strategic Alternative Funds Group, LLC d/b/a +SUBSCRIBE
David D. Mandarich	75		President and Chief Executive Officer of the Company
Paris G. Reece III	68	✓	Private Investor and Community Philanthropy	C
David Siegel	66	✓	Private Investor and Former Partner, Irell & Manella LLP (retired)			C	M
CONTINUING DIRECTORS:
		Class III: Terms Expire in 2024
Raymond T. Baker	72	✓	Vice President of Gold Crown Management Company and Co-Director of the Gold Crown Foundation		C
David E. Blackford	74	✓	Executive Chairman of California Bank & Trust			M	M
Courtney L. Mizel	50		Attorney, Principal, Mizel Consulting and Community Philanthropy				M
		Class I: Terms Expire in 2025
Michael A. Berman	72	✓	Chairman, Applied Capital Management
Herbert T. Buchwald	91	✓	Principal in the law firm of Herbert T. Buchwald, P.A. and President and Chairman of the Board of Directors of BPR Management Corporation	M	M	M	C
Larry A. Mizel	80		Executive Chairman of the Company
Janice Sinden	50	✓	President and Chief Executive Officer, Denver Center for the Performing Arts	M
C = Chair; M = Member

The following is a brief description of the business experience during at least the past five years of each nominee for the Board of Directors of the Company and each of the continuing members of the Board. Their experience, qualifications, attributes or skills, set forth below, have led to the Board's conclusion that each person should serve as a Director, in light of the Company’s business and structure.

None of the business organizations identified below (excluding HomeAmerican Mortgage Corporation) are affiliates of the Company. None of the continuing Directors or Director nominees holds, or has held during the past five years, any directorship in any company with a class of securities registered pursuant to Section 12 of the Exchange Act, subject to the requirements of Section 15(d) of the Exchange Act or registered as an investment company under the Investment Company Act of 1940.

Class II Directors: Terms Expire in 2023

Rafay Farooqui
Rafay Farooqui is the Founder & CEO of Strategic Alternative Funds Group, LLC d/b/a +SUBSCRIBE, a fintech leader providing a unified private markets platform for alternative investment fund investors, fund managers, and service providers. Prior to founding +SUBSCRIBE in 2015, he also co-founded CAIS in 2009, a fintech technology company offering an investable menu of leading alternative investment funds to wealth management firms. Prior to forming CAIS, Mr. Farooqui was the Head of the Middle East & North African Equities division for UBS Investment Bank and was based in Dubai, U.A.E. Between 2003 and 2008, he was Head of UBS Investment Bank's U.S. Institutional Equities Sales Group, based in New York City. Prior to UBS, from 1998 to 2003, Mr. Farooqui was Head of Global Institutional International Sales-Trading in the New York City offices of Goldman Sachs & Co., where he advised alternative investment management clients on research and trading in the global securities markets. Mr. Farooqui began his career in 1998 at Goldman Sachs & Co. within the Equity Division's International Department as a global equity securities sales-trader. He joined the Company's Board of Directors in December 2022. Mr. Farooqui’s focus and experience in technology and finance provide the Company with both technology information architecture and financial expertise.

Director Since: 2022

David D. Mandarich
David D. Mandarich has been associated with the Company since 1977.  He was a Director from September 1980 until April 1989, and has been a Director continuously since March 1994. He was appointed President and Chief Operating Officer of the Company in June 1999. Then, in October 2020, he was appointed President and Chief Executive Officer. A skilled and experienced leader in the homebuilding industry, Mr. Mandarich provides the Board with the benefit of his judgment and his knowledge and understanding of the Company's homebuilding business and operations. Mr. Mandarich is a veteran of the United States Army.

Director Since: 1994

Paris G. Reece III
Paris G. Reece III was formerly the Company’s Chief Financial Officer and Principal Accounting Officer, and retired on August 1, 2008. Since his retirement, Mr. Reece has performed consulting work and served in a volunteer position as the President of Cancer League of Colorado, a leading non-profit organization that was established over fifty years ago to raise money for cancer research and patient care. He joined the Company's Board of Directors in May 2013. As a Certified Public Accountant (Texas, non-practicing), a former Chief Financial Officer and a highly respected person within the homebuilding industry, Mr. Reece is uniquely qualified to provide the Company with strong oversight of accounting and financial matters, as well as the operation of the Company's homebuilding and financial services businesses.

Director Since: 2013 Committee Memberships: ●Audit Committee Chairman

David Siegel
David Siegel was a partner in the law firm of Irell & Manella LLP for more than thirty years, where he led that firm's securities litigation practice and was the firm's Managing Partner.  He retired from the active practice of law in 2019. Mr. Siegel's law practice, for which he is nationally recognized, was concentrated on securities class actions, corporate governance, risk management, SEC reporting standards and regulatory compliance.  Mr. Siegel has chaired and has been a frequent speaker at various seminars on securities litigation, class actions, and trial techniques.  He has been named by his peers as one of the "Best Lawyers in Commercial Litigation" in The Best Lawyers in America guide. Mr. Siegel has been a member of the Company's Board of Directors since June 2009. Mr. Siegel's knowledge and experience in corporate governance and litigation matters provide the Company with significant guidance and oversight.

Director Since: 2009 Committee Memberships: ●Corporate Governance/ Nominating Committee Chairman ●Legal Committee

Class III Directors: Terms Expire in 2024

Raymond T. Baker
Raymond T. Baker has served as President of Gold Crown Management Company, a real estate asset management company, from 1978 to 2013, then as Vice President and Secretary to present. He is the founder and has served as Co-Director of the Gold Crown Foundation since 1986. He also is a member of the Board of Directors of Alpine Banks of Colorado and Land Title Guarantee Company. Mr. Baker is currently serving as Chairman of the Board of the Metropolitan Football Stadium District (Denver). From February 2004 until May 2007, he served as a director of Central Parking Corporation. He has over thirty-five years of experience in the real estate and banking industries. Mr. Baker became a member of the Company's Board of Directors in January 2012.  His experience and knowledge of the real estate and banking industries directly complement and support the Company’s real estate activities and the financing of those activities.

Director Since: 2012 Committee Memberships: ●Compensation Committee Chairman

David E. Blackford
David E. Blackford has over forty-five years experience in the banking industry. He is employed by California Bank & Trust (CB&T), a leading California banking institution and a division of Zions Bancorporation, National Association. Between 1998 and 2001, he was CB&T’s managing director, serving on the Board of Directors and the Senior Loan Committee for Real Estate Finance. In May 2001 he was appointed chairman, president and chief executive officer of CB&T, and currently serves as executive chairman. He also is an executive vice president of Zions Bancorporation, National Association. Prior to 1998, he served as an executive officer in several financial institutions, including Bank One and Valley National Bank. He joined the Company's Board of Directors in April 2001. His experience and knowledge of historic and current institutional real estate lending practices, the regulatory process and the volatility of the credit markets provide a unique perspective to the Board.

Director Since: 2001 Committee Memberships: ●Corporate Governance/ Nominating Committee ●Legal Committee

Courtney L. Mizel
Courtney L. Mizel is a Principal at Mizel Consulting where she has worked for over twenty years. In this role, Ms. Mizel consults with companies in various industries on matters relating to their business management and strategy, including operations, business development, marketing, as well as legal matters. She is also a Founding Director of The Counterterrorism Education Learning Lab, an organization dedicated to preventing terrorism through education, empowerment, and engagement. She is active in a number of other non-profit activities, including serving on the Boards of Directors of Zimmer Children’s Museum, Sharsheret National, and JQ International. Ms. Mizel received her Bachelor of Science in Economics with honors from The Wharton School of the University of Pennsylvania and her Juris Doctor from the University of Southern California Gould School of Law. Ms. Mizel became a member of the Company's Board of Directors in June 2017. She is the daughter of the Company’s Executive Chairman, Larry A. Mizel. Ms. Mizel’s professional and business achievements, intellect and diverse experiences contribute to the business, governance and legal perspectives of the Board.

Director Since: 2017 Committee Memberships: ●Legal Committee

Class I Directors: Terms Expire in 2025

Larry A. Mizel Executive Chairman
Larry A. Mizel founded the Company in 1972 and has served as a Director since its inception. He was appointed Chairman of the Board in 1972 and Chief Executive Officer of the Company in 1988. Then, in October 2020, he was appointed as Executive Chairman. Mr. Mizel has provided the Company with leadership and judgment, previously serving as the Chief Executive Officer and Chairman of the Board of Directors, and now as Executive Chairman, while advancing the long-term interests of the Company's shareholders. One of the most experienced leaders in the homebuilding industry, his knowledge and foresight provide the Board with invaluable guidance.

Director Since: 1972

Herbert T. Buchwald Lead Director
Herbert T. Buchwald is a principal in the law firm of Herbert T. Buchwald, P.A. and president and chairman of the Board of Directors of BPR Management Corporation, a property management company located in Denver, Colorado, positions he has held for more than the past five years. Mr. Buchwald has been engaged in the acquisition, development and management of residential and commercial real estate in Florida, Arizona, New Jersey and Colorado, through both publicly and privately held ventures for more than forty years. As an attorney, he has been admitted to practice before federal and state trial and appellate courts in Florida and Colorado. In addition, he holds an accounting degree and formerly was a practicing Certified Public Accountant. He has been a member of the Company's Board of Directors since March 1994. The combination of his knowledge, experience and skills provide the Company with strong oversight of accounting, financial, regulatory and legal matters, as well as the operation of the Company's real estate businesses. Mr. Buchwald is a veteran of the United States Navy.

Director Since: 1994 Committee Memberships: ●Legal Committee Chairman ●Audit Committee ●Compensation Committee ●Corporate Governance/ Nominating Committee

Michael A. Berman
Michael A. Berman has over thirty-five years of experience in the financial services industry. He is a member of Applied Capital Management, a private investment management firm located in Scottsdale, Arizona, and has served as its chairman from 2002 to date. From 2005 to 2006, he also served as the chief executive officer of First Ascent Capital, a financial services firm located in New York. From July 2006 until December 2008, he served as president and Chief Executive Officer of Real Estate Equity Exchange, Inc. (Rex & Co.), a financial services firm located in San Francisco, California. From January 1990 to March 1999, Mr. Berman was employed by The Nomura Securities Co., Ltd. (Tokyo) group of companies, where he held several senior executive positions, including that of President and CEO of Nomura Holding America Inc. and Chairman of Capital America, Nomura's commercial real estate lending subsidiary. In April 2006, Mr. Berman became a Director of the Company. Since 2006, he has been a director of HomeAmerican Mortgage Corporation, the Company’s mortgage lending subsidiary.   Mr. Berman’s experience as a senior executive in corporate finance, in general, and the residential mortgage market, in particular, provide the Company with a valuable resource.

Director Since: 2006

Janice Sinden
Janice Sinden has served as President and Chief Executive Officer of the Denver Center for the Performing Arts since 2016. Past positions include Chief of Staff for Denver Mayor Michael B. Hancock, where she managed 60 appointees and 26 departments. She currently serves on the non-profit boards of Citizens for Arts to Zoo, University of Northern Colorado, VISIT Denver, the American Transplant Foundation, Colorado Inclusive Economy and Denver Preschool Program. Ms. Sinden has been recognized by Titan 100 as one of Colorado's Top 100 CEO's, the Denver Business Journal as an Outstanding Woman in Business, 5280 Magazine as one of the 50 most influential persons in Denver, by the Colorado Women’s Foundation as one of the 25 most influential women in Colorado, by the Girl Scouts of Colorado as a Woman of Distinction, and by the University of Northern Colorado Department of Political Science and International Affairs as Distinguished Alumnus of the Year. Ms. Sinden has been a member of the Company's Board of Directors since January 2022. Her operational and business knowledge, rich cultural experiences and community involvement provide the Company with a valuable resource and contribute to the business perspectives of the Board.

Director Since: 2022 Committee Memberships: ●Audit Committee

NON-EMPLOYEE DIRECTOR	JOINED BOARD	TENURE[1]
Raymond T. Baker	2012	10.9 years
Michael A. Berman	2006	16.7 years
David E. Blackford	2001	21.8 years
Herbert T. Buchwald	1994	28.9 years
Rafay Farooqui	2022	0.1 years
Courtney L. Mizel	2017	5.6 years
Paris G. Reece III	2013	9.6 years
David Siegel	2009	13.5 years
Janice Sinden	2022	0.9 years
1 As of December 31, 2022

Our Board is committed to active refreshment, and balancing fresh perspectives with continuity and institutional knowledge.

Average Tenure of Non-Employee Directors: 12.0 years

<9 years
9-15 years
>15 years
3
3
3

Unless otherwise specified, proxies will be voted FOR the election of Mr. Farooqui, Mr. Mandarich, Mr. Reece and Mr. Siegel. Management and the Board of Directors are not aware of any reasons that would cause any of Mr. Farooqui, Mr. Mandarich, Mr. Reece and Mr. Siegel to be unavailable to serve as Directors. If any of them become unavailable for election, discretionary authority may be exercised by the proxy holders named in the proxy to vote for a substitute candidate or candidates nominated by the Board of Directors. For additional information on our Board of Directors, see "Information Concerning Board of Directors and its Committees" later in this document.

The Board of Directors recommends a vote FOR the election of Mr. Farooqui, Mr. Mandarich, Mr. Reece and Mr. Siegel as Directors.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Ownership of Directors and Officers
Certain information, as of February 17, 2023, the Record Date, with respect to common stock beneficially owned by the Company's named executive officers, the nominees for election as Directors and the current Directors of the Company, furnished in part by each such person, appears below (unless stated otherwise, the named beneficial owner possesses the sole voting and investment power with respect to such shares). None of the shares beneficially owned by the executive officers and Directors have been pledged as security.

Name of Executive Officer/Director	Number of Shares of Common Stock Owned Beneficially [1]		Percent of Class [2]
Raymond T. Baker	85,186		*
Michael A. Berman	54,085		*
David E. Blackford	25,087		*
Herbert T. Buchwald	19,740		*
Rafay Farooqui	—		*
Michael L. Kaplan	12,798		*
David D. Mandarich	5,847,346		7.9%
Robert N. Martin	333,538		*
Courtney L. Mizel	60,220		*
Larry A. Mizel	11,064,222	[3]	14.8%
Paris G. Reece III	86,758	[3]	*
David Siegel	24,858	[3]	*
Janice Sinden	8,339		*
Rebecca B. Givens (former officer)	5,307		*
All current executive officers and Directors as a group (13 persons)	17,622,177		23.3%
_______________
* Represents less than one percent of the shares of common stock outstanding and entitled to vote.

1 Includes, where applicable, shares of common stock owned by related individuals or entities over whose shares such person may be deemed to have beneficial ownership. Also includes the following shares of common stock subject to options that are exercisable or become exercisable within 60 days of the Record Date at prices ranging from $21.40 to $53.32 per share: Raymond T. Baker 36,660; Michael A. Berman 22,500; David D. Mandarich 593,280; Robert N. Martin, 33,065; Courtney L. Mizel, 16,534; Larry A. Mizel 1,915,977; and Paris G. Reece, 15,000. As a group, the executive officers and Directors had the right to acquire within 60 days of the Record Date by the exercise of options an aggregate of 2,633,016 shares of common stock.

2 The percentage shown is based on the number of shares of common stock outstanding and entitled to vote as of the Record Date. All shares of common stock that the person or group had the right to acquire within 60 days of the Record Date are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other person or group.

3 Mr. Mizel has sole voting power and sole investment power over 2,031,689 shares and shared voting power and shared investment power over 9,032,533 shares. Mr. Reece has sole voting power and sole investment power over 4,556 shares and shared voting power and shared investment power over 67,202 shares. Mr. Siegel has sole voting power and sole investment power over 8,339 shares and shared voting power and shared investment power over 16,519 shares.

Ownership of Certain Beneficial Owners

The table below sets forth information with respect to those persons (other than the officers/Directors listed above) known to the Company, as of the Record Date, to have owned beneficially 5% or more of the outstanding shares of common stock. The information as to beneficial ownership is based upon statements filed by such persons with the SEC under Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned Beneficially		Percent of Class [1]
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	10,408,471	[2]	14.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,761,969	[3]	9.3%
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78746	5,091,173	[4]	7.0%
___________________
1 The percentage shown is based on the number of shares outstanding and entitled to vote as of the Record Date.

2 Schedule 13G/A filed with the SEC on January 26, 2023 disclosed that: BlackRock, Inc. has sole voting power over 10,166,397 shares, shared voting power over no shares, sole dispositive power over 10,408,471 shares and shared dispositive power over no shares.

3  Schedule 13G/A filed with the SEC on February 9, 2023 disclosed that: The Vanguard Group has sole voting power over no shares, shared voting power over 77,532 shares, sole dispositive power over 6,628,460 shares and shared dispositive power over 133,509 shares.

4 Schedule 13G/A filed with the SEC on February 10, 2023 disclosed that: the Dimensional Fund Advisors LP has sole voting power over 5,014,372 shares, shared voting power over no shares, sole dispositive power over 5,091,173 shares and shared dispositive power over no shares. Dimensional Fund Advisors LP and/or its subsidiaries disclaim beneficial ownership.

EXECUTIVE OFFICERS

Set forth below are the names and offices held by the executive officers of the Company as of the Record Date. The Board of Directors, after reviewing the functions performed by the Company's officers, has determined that, for purposes of Item 401 of SEC Regulation S-K, only these officers are deemed to be executive officers of the Company.
The executive officers of the Company hold office until their successors are duly elected and qualified or until their resignation, retirement, death or removal from office. Biographical information on Messrs. Mizel and Mandarich, who serve as Directors and executive officers of the Company, is set forth under "Election of Directors" above. Biographical information for Mr. Martin and Mr. Kaplan is set forth below.

Name	Age	Offices Held
Larry A. Mizel	80	Executive Chairman, an Officer and a Director
David D. Mandarich	75	President, Chief Executive Officer and a Director
Robert N. Martin	44	Senior Vice President and Chief Financial Officer
Michael L. Kaplan	54	Senior Vice President and General Counsel

Robert N. Martin SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER TENURE: 20 YEARS
Michael L. Kaplan SENIOR VICE PRESIDENT AND GENERAL COUNSEL TENURE: 1 YEAR

Robert N. Martin was appointed Senior Vice President and Chief Financial Officer in May 2015. He also served as the principal accounting officer from May 2015 until August 2020 and resumed that role in June 2021 through January 2023. He previously served as Vice President – Finance and Business Development. In April 2013, he was promoted to the position of Vice President of Finance and Corporate Controller. Over the last six years, Mr. Martin has had direct oversight of the Company's division and corporate accounting, tax, treasury, investor relations, information technology and finance, planning and analysis functions. Additionally, he has served on all of the Company’s Asset Management Committees ("AMCs") and has performed a key role in the Company's capital markets activities. He is an officer, director or both of many of the Company’s subsidiaries. Mr. Martin received a bachelor’s degree in Accounting and Computer Applications from the University of Notre Dame and is both a Certified Public Accountant and a CFA charterholder.

Michael L. Kaplan joined the Company in October 2022 as Senior Vice President and General Counsel. From February 2020 until October 2022, Mr, Kaplan was the Executive Vice President, Chief Legal Officer (CLO), Chief Compliance Officer (CCO) and Secretary for Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB) and from September 2013 until February 2020, he was the Senior Vice President, CLO, CCO and Secretary for that company. In those capacities, he was responsible for legal, securities, corporate governance, regulatory compliance, risk management and ethics functions of RRGB. Prior to RRGB, Mr. Kaplan was Senior Vice President, General Counsel, Chief Security Officer and Secretary for Standard Aero in Tempe, Arizona from January 2010 until July 2013, and from January 2000 until January 2010 he was an attorney with Greenberg Traurig, LLP in that firm's Phoenix, Arizona office. Mr. Kaplan received an A.B. degree in economics and government from the College of William and Mary and a J.D. degree from the Stanford Law School.

PROPOSAL TWO	ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Securities Exchange Act, as amended and SEC Rule 14a-21(a), we are providing our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers (say-on-pay), which is described in this Proxy Statement.

“RESOLVED, that the shareholders hereby approve on an advisory basis the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

We have been providing these advisory votes on an annual basis. Following the 2023 Meeting, the next advisory say-on-pay vote is scheduled to be held at our 2024 Annual Meeting of Shareholders.

As described in the following “Compensation Discussion and Analysis,” we believe that our ability to retain and motivate named executive officers with the skills, experience and capacity to succeed in our competitive industry has been essential to the success of our Company and a significant factor in creating long-term value for our shareholders. Our compensation philosophy recognizes the value of rewarding our executive officers for their past performance and motivating them to continue to excel in the future. We endeavor to deliver fair and appropriate compensation to our executive officers that is in the best interests of the Company and its shareholders.

The Board of Directors believes the Company’s compensation programs are tailored to retain and motivate key executives in alignment with maintaining and creating long-term value for our shareholders. The Board of Directors urges you to review carefully the Compensation Discussion and Analysis section of this Proxy Statement, which describes our compensation philosophy and programs in greater detail.

The Board of Directors recommends that you vote in favor of the Company’s executive compensation as described in this Proxy Statement by voting FOR this proposal.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (this “CD&A”) discusses the compensation of our Named Executive Officers (“NEOs”) for fiscal year 2022. The CD&A is organized as follows:

CD&A Table of Contents

Executive Summary

For fiscal 2022, our named executive officers were:

Named Executive Officers
Larry A. Mizel	Executive Chairman
David D. Mandarich	President and Chief Executive Officer (“CEO”)
Robert N. Martin	Senior Vice President and Chief Financial Officer (“CFO”)
Michael L. Kaplan[1]	Senior Vice President and General Counsel (“CLO”)
Rebecca B. Givens[1]	Senior Vice President and General Counsel (“CLO”)

1 Ms. Givens resigned as Senior Vice President and General Counsel effective as of the close of business on May 20, 2022. Mr. Kaplan was appointed as Senior Vice President and General Counsel as of October 10, 2022 and designated as an executive officer and named executive officer of the Company effective as of October 24, 2022.

50 Years of Shareholder Value Creation

Our Company is one of the leading homebuilders in the United States. Founded in 1972, we have delivered over 230,000 homes to homebuyers across the nation.

Our business consists of two primary operations: homebuilding and financial services. The homebuilding operation is comprised of wholly-owned subsidiary companies that primarily construct and market single-family detached houses to first-time and first-time move-up homebuyers under the name “Richmond American Homes.” Our financial services operations support our homebuilding business.

We strive to generate sustainable long-term value for our shareholders, focusing on our core strength: designing, building and selling quality homes. Homebuilding is a cyclical, often unpredictable, industry. Our business strategy is distinctive among the publicly traded US homebuilders, maximizing risk-adjusted returns while minimizing the risks of excess leverage and land ownership – a strategy designed to outperform over the years. Thanks to this business strategy, we are the only publicly traded homebuilder to have maintained both a consistent dividend and robust cash position over the last twenty-five years, including the 2007-2011 housing crisis. As a result of our long-term discipline and conservative asset management, we endured the financial and housing downturn better than virtually all of our peers with a balance sheet that reflected a strong credit profile, long-term maturity duration of debt, top quartile ratings and abundant liquidity. We continue to adhere closely to these principles, while continuously evaluating our operating model as demonstrated by our recent strategic decision to pivot to more quick move-in homes to align with current consumer preferences.

HOW MDC IS DIFFERENT		WHY IT MATTERS

BUILT FOR SUCCESS THROUGH THE HOUSING CYCLE ✓ Strong balance sheet ✓ Target a 2-3 years land supply ✓ Industry leading dividend ✓ No Senior Note maturities until 2030	à
We’re focused on homebuilding, not land speculation, which positions us to withstand, and ultimately benefit from, downturns
Allows us to reward shareholders with an industry leading cash dividend, which has remained consistent / increased each year since 1994

Industry Leading Dividend Yield
Source: Yahoo Finance as of 1/23/2023

HOW MDC IS DIFFERENT		WHY IT MATTERS

DIVERSE PRODUCT MIX WITH A CONTINUED FOCUS ON THE MORE AFFORDABLE SEGMENT
✓ Appeal to a number of buyer demographics
✓ Benefiting from the millennial homebuying wave
✓ Moving down in price without sacrificing quality or design elements.
à
Unique products help differentiate us from peers
Attracts both new homebuyers and move down buyers focused on affordability
Provides our homebuyers with a variety of home plans that fit their lifestyle as well as their budget

Diverse Product Mix with Focus on Affordability

HOW MDC IS DIFFERENT		WHY IT MATTERS

BUILD-TO-ORDER & QUICK MOVE-IN PRODUCT
✓ Build-to-order allows for personalization
✓ Increasing mix of quick move-in inventory to align with current consumer preferences
✓ Continuing to offer build-to-order homes differentiates us in the market as more builders move to a spec only strategy
à
Personalization is important to many homebuyers and leads to higher margin sales
Quick move-in inventory allows homeowners to close in 30-60 days and provides certainty as to monthly payment upon closing
Build-to-order preferences help inform options and upgrades incorporated into quick move-in inventory

Work-In-Process Units	Specs per Active Subdivision

* Speculative Work-In-Process Units exclude models.

Executive Compensation Program Structure: Aligning Pay with Performance

Our compensation program is designed to align executive pay with the drivers of long-term value creation and reward execution of our strategic initiatives.

The annual incentive and long-term compensation programs for our Executive Chairman and CEO are 100% performance-based utilizing our annual and long term business goals, predetermined challenging metrics tied to the drivers of long-term shareholder value and stock price performance. The following table outlines our executive compensation program structure in 2022.

2022 Pay Performance Metrics and Outcomes Summarized

2022 Annual Incentive Program – Bonus Determination for Executive Chairman and CEO

Our Executive Chairman and CEO were eligible for awards under the Company’s 2018 Executive Officer Performance-Based Compensation Plan (as amended, the “2018 Performance-Based Plan”). The bonus payment established by the Committee that could be earned for 2022 under the 2018 Performance-Based Plan was subject to a cap of $10.0 million for the Executive Chairman and $9.0 million for the CEO. The Committee determined that the 2022 goal established under the 2018 Performance-Based Plan for each executive was achieved at the maximum level, thereby qualifying the Executive Chairman and CEO to total cash bonuses of $10.0 million and $9.0 million, respectively.

However, in light of the recent rise in interest rates, the economic slowdown in the 2022 fourth quarter and the reduction in cash awards among the Company’s peer group, the Committee determined that an exercise of its discretion under the 2018 Performance-Based Plan was warranted. The Committee exercised its discretion to: (1) reduce each of the cash bonuses by $3.0 million such that the Executive Chairman received a cash bonus of $7.0 million and the CEO received a cash bonus of $6.0 million; and (2) award a restricted stock bonus in the amount of $3.0 million to each of the Executive Chairman and CEO valued as of the date of the Committee's action (date of grant). The restricted stock will vest equally over three years, starting with the first anniversary of the date of the grant.

2022 Short-Term Incentive Program % Change from Prior Year in Parenthesis
Performance Goal	Performance Required at Threshold	Performance Required at Target	Actual Performance	Bonus Earned
				Executive Chairman	CEO
Adjusted pre-tax return* on equity	10.0% hurdle achieved at 34.6%			$2,000,000	$2,000,000
Additional Bonus Opportunity
Homes Sales Revenue	$4.24 billion	$5.10 billion	$5.59 billion (+32%)	$2,500,000	$2,250,000
Adjusted Homebuilding Operating Margin**	11.30%	14.00%	15.61% (+38%)	$2,500,000	$2,250,000
Diluted Adjusted Pre-Tax EPS*	$9.23	$10.74	$12.31 (+33%)	$2,500,000	$2,250,000
Adjusted EBITDA***	$790 million	$920 million	$1.07 billion (+35%)	$2,500,000	$2,250,000
Total Additional Bonus				$12,000,000	$11,000,000

Total Incentive Bonus (Lesser of $10 million and $9 million for the Executive Chairman and CEO, respectively, or the calculated amount)				$10,000,000	$9,000,000
*  Adjusted pre-tax return / income is a non-GAAP financial measure and is defined as pre-tax income before expenses derived from impairments, executive stock-based compensation expense above the budgeted amount, warranty reserve adjustments, non-recurring or out-of-period charges and the effect of changes in laws, regulations or accounting principles divided by diluted weighted shares outstanding.
** Adjusted homebuilding operating margin is a non-GAAP financial measure and is defined as gross margin from home sales before homebuilding SG&A expense, expenses derived from impairments, executive stock-based compensation expense above the budgeted amount, warranty reserve adjustments, non-recurring or out-of-period charges and the effect of changes in laws, regulations or accounting principles divided by home sale revenues
*** Adjusted EBITDA is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation, amortization, non-cash charges derived from impairments, stock-based compensation expense, abandoned project costs, warranty reserve adjustments, non-recurring or out-of-period charges and the effect of changes in laws, regulations or accounting principles.

2022 Long-Term Incentive Program

The Compensation Committee strongly believes in granting long-term equity awards that are performance based. The program is designed to retain, motivate and reward our executive officers for achieving our strategic and financial long-term objectives and in turn creating shareholder value through share price appreciation and sustaining our industry leading dividend. Given the recent rise in interest rates and economic slowdown experienced in 2022, the Compensation Committee determined that stock options would best align the long-term incentives of the Company's executives with the long-term interests of shareholders. During 2022, stock options covering 1,000,000 and 800,000 shares were granted to the Executive Chairman and CEO, respectively. The options vested immediately and will become exercisable equally over three years, starting with the first anniversary of the grant date. As noted above, the Compensation Committee exercised its discretion in reducing the Executive Chairman's and CEO's 2022 cash bonus by $3 million each and awarding them restricted stock in that amount.

Compensation Governance Best Practices

In order to continue to provide long-term value to our shareholders, our Compensation Committee is committed to maintaining independent and thorough oversight of our executive compensation program and the following governance best practices are key to achieving this goal.

Compensation Governance Best Practices
✓ Executive compensation program design and refinements incorporate shareholder feedback
✓ Significant portion of Executive Chairman and CEO pay is performance based
✓ Compensation Committee sets rigorous targets and metrics
✓ Compensation Committee performs thorough assessment of Company and individual performance
✓ 100% of Compensation Committee is independent
✓ Compensation Committee works with an independent compensation consultant
✓ Executives are subject to significant stock ownership guidelines
✓ Company maintains policies prohibiting hedging Company stock
✓ Clawback policy authorizes Company to recover compensation under specified circumstances
✓ Vesting of cash remuneration under Executive Chairman and CEO employment agreements is subject to double trigger change-in-control provisions

2022 Say-on-Pay Vote

Our Compensation Committee is committed to improving our executive compensation programs and modifying them as necessary to maintain the alignment of our executives and shareholders. We continue to engage investors on executive compensation topics and will continue to seek their feedback. We received a positive vote at the 2022 annual shareholders meeting, where our say-on-pay proposal received 92.2% support.

We continue to seek feedback and actively engage with our shareholders and reached out to holders representing 60% of our non-affiliated outstanding shares following the 2022 annual meeting. These conversations and feedback helped inform our Board of Directors’ decision-making process with respect to our compensation and governance practices. For example, a few of the more frequent inquiries from our shareholders included:

•Succession planning
•Board refreshment
•Diversity
•Environmental sustainability

These and other topics raised by our shareholders were discussed with the Board and various committees and we achieved significant progress on each of these topics during 2022. Please see "Commitment to Sound Environmental, Social and Governance Practices" within the Proxy Summary for further discussion of our highlights from the year and future initiatives around environmental sustainability, diversity and board refreshment.

Our most recent ESG Corporate Sustainability Report can be found on our investor relations website at www.mdcholdings.com.

Executive Compensation Program: Plan Design & Components

Key Goals and Objectives

The Compensation Committee aims to design a compensation program that rewards and retains talented executives while motivating them to drive short-term and long-term performance. We believe that our ability to retain and motivate our executive officers with their exceptional skills, experience and capacity to succeed in our competitive industry has been essential to the success of our Company and a significant factor in creating long-term value for our shareholders.

Our compensation program reflects the above philosophy and, additionally, prioritizes the following:

•Attracting and retaining talented executives and encouraging their long-term service and loyalty
•Supporting our long-term business goals and driving performance by closely aligning our compensation metrics and goals with our long-term growth strategy
•Maintaining a firm link between our executives’ and shareholders’ long-term interests
•Prioritizing growth, risk management and financial stability
•Reflecting shareholder feedback in the compensation program design and related considerations, through regular, ongoing shareholder engagement

Components of Executive Compensation
The Compensation Committee designed our compensation program to support the drivers of value and shareholder return over the long term. It is comprised of three primary elements: (i) base salary, (ii) annual incentive award; and (iii) long-term incentive award.

Compensation Component	Description	Purpose	Key Characteristic
Base Salary	Cash compensation based on executive officer’s role and employment agreement, if any. Salary levels are evaluated annually and may be adjusted for length of service, competitive considerations or recognition of a change in responsibilities.	● Provide financial certainty and stability ● Attract and retain executive talent ● Recognize experience, length of service, competitive market conditions and individual performance	Fixed
Annual Incentive Award	Each year the Compensation Committee approves performance goals for the Executive Chairman and CEO, and establishes Key Performance Indicators (“KPIs”) for the CFO and CLO. The Compensation Committee determines the extent to which an award is earned and the amount of such award is based on individual and Company performance against the pre-established goals.	● Motivate executive officer to achieve key annual goals and position the Company for long-term success ● Reward executive officer for individual performance and overall Company performance	Performance Based
Long-Term Incentive Award	Each executive officer is eligible to receive an award at the discretion of the Compensation Committee based upon long-term performance potential.	● Provide an incentive for executive officers to achieve long-term sustainable success for the Company and to promote shareholder value ● Attract, motivate, reward and retain executive talent	Performance Based

The net effect of our pay design is that both for the CEO and the other NEOs, a large majority of total direct compensation is performance based, and dependent on Company, individual, or stock performance.

CEO	Other NEOs

Fixed Compensation

Base Salary

The Compensation Committee sets executive officer base salaries at a level that reflects the competitive market for these roles as well as each individual’s performance, skills and experience. Base salaries remained unchanged during the year for our Executive Chairman, CEO, and CFO. Our CLO's base salary was set at $475,000 in association with his hiring in 2022, which was set at a level that reflects the competitive market for the role.

Performance-Based Compensation

2022 Executive Chairman and Chief Executive Officer Annual Incentive Bonus

Our annual incentive compensation program is designed to retain, motivate and reward the Executive Chairman and CEO for their respective contributions in achieving the Company’s annual financial goals by focusing their attention on the following key economic drivers: return on equity, home sale revenues, homebuilding operating margin, pre-tax earnings per diluted share and EBITDA. Year-over-year improvement in these key economic drivers is essential to our short-term financial results and, ultimately, our long-term success.

Annual Bonus Calculation Formula: Links to Key Metrics

The 2022 performance goal included a threshold performance objective that must be met prior to any bonus being earned. The threshold performance objective for 2022 was a 10.0% consolidated adjusted pre-tax return on beginning equity (the “ROE Condition”). This was consistent with the prior year threshold performance objective. The actual consolidated adjusted pre-tax return on beginning equity in 2022 was 34.6%, satisfying the ROE Condition, and as such, the Executive Chairman and CEO earned a $2.0 million bonus.

Once the ROE Condition was met, the Executive Chairman and CEO had the opportunity to earn an additional bonus (the “Additional Bonus Opportunity”) of $10.0 million and $9.0 million, respectively. The Additional Bonus Opportunity is described in more detail below. The Additional Bonus Opportunity for our Executive Chairman remained unchanged from the prior year at $10.0 million. The Additional Bonus Opportunity for our CEO was increased in 2022 to $9.0 million from $8.0 million in the prior year.

Outcomes Reflect Alignment with Performance

Consistent with prior years and based in part on previous shareholder feedback, the Additional Bonus Opportunity for the Executive Chairman and CEO for 2022 was based on four distinct sets of financial goals, as set forth below. The Compensation Committee believes that achievement of these goals, in concert, is important for long term shareholder value creation.

Homes Sales Revenue	Executive Chairman Bonus (thousands)	CEO Bonus (thousands)	Goal (homes)	Adjusted Homebuilding Operating Margin	Executive Chairman Bonus (thousands)	CEO Bonus (thousands)	Goal
Target	$2,500	$2,250	5,103	Target	$2,500	$2,250	14.0%
Threshold	$800	$800	4,237	Threshold	$800	$800	11.3%

Diluted Adjusted Pre-Tax EPS	Executive Chairman Bonus (thousands)	CEO Bonus (thousands)	Goal	Adjusted EBITDA	Executive Chairman Bonus (thousands)	CEO Bonus (thousands)	Goal (millions)
Target	$2,500	$2,250	$10.74	Target	$2,500	$2,250	$920
Threshold	$800	$800	$9.23	Threshold	$1,000	$1,000	$790

The appropriateness of the categories selected for 2022, along with target and threshold goal amounts, were carefully considered by the Compensation Committee given the Company’s emphasis on prioritizing growth, risk management, financial stability and pursuit of long-term value. Specifically, with respect to the Home Sale Revenues, Adjusted Homebuilding Operating Margin, Adjusted Pre-Tax Diluted EPS and Adjusted EBITDA goals, the Compensation Committee considered prior year actual results, the 2022 Business Plan as well as current market conditions in setting the threshold and target performance goals.

The 2022 Business Plan was developed by the Executive Chairman, CEO, CFO and other senior leaders from the “ground up” utilizing (i) forecasts submitted by the presidents for each of the Company’s homebuilding divisions detailing their operational projections for each of their divisions’ communities, (ii) the forecast submitted for the mortgage company by its leadership team; and (iii) forecasts from the CFO regarding the insurance companies, any other income producing divisions of the Company, and all the corporate general and administrative departments. The 2022 Business Plan was reviewed by the Board. The process of developing the business plan incorporates a disciplined evaluation of risks identified by management and the Board to establish a reasonable range of potential performance goals for the year including general economic conditions, fluctuations in interest rates, variations in projected mortgage lending programs, the availability and cost of capital, the availability and acquisition cost of land, materials and contractors in the homebuilding operations, potential for shortages and the increased cost of labor, and increased governmental regulation, including the adverse interpretation of tax, labor and environmental laws.

Target performance goals were established to reflect outstanding performance in light of the risks and market conditions anticipated for 2022.

Based on the achievements in these categories, the Executive Chairman and CEO earned an additional bonus of $10.0 million and $9.0 million, respectively, (subject to the bonus cap discussed below) related to the Additional Bonus Opportunity as shown below.

Short-Term Incentive Program
Performance Goal	Performance Required at Threshold	Performance Required at Target	Actual Performance	Bonus Earned
				Executive Chairman	CEO
Home Sales Revenue	$4.24 billion	$5.10 billion	$5.59 billion	$2,500,000	$2,250,000
Adjusted homebuilding operating margin	11.3%	14.0%	15.01%	$2,500,000	$2,250,000
Diluted adjusted pre-tax EPS	$9.23	$10.74	$12.15	$2,500,000	$2,250,000
Adjusted EBITDA	$790 million	$920 million	$1.06 billion	$2,500,000	$2,250,000

Bonus Payment Cap

The 2022 annual incentive bonus for the Executive Chairman and CEO (the ROE Condition Bonus plus the Additional Bonus Opportunity) was subject to a $10.0 million and $9.0 million cap (the “Bonus Cap”), respectively. The Bonus Cap was established by the Compensation Committee based on guidance from its Compensation Consultant taking into account each executive’s historic compensation, reference to executive compensation being awarded to the Company’s peer group and feedback from the Company's shareholders. The Bonus Cap was increased during 2022 for the CEO, consistent with the increase in the Additional Bonus Opportunity discussed above.

In light of the recent rise in interest rates, the economic slowdown in the 2022 fourth quarter and the reduction in cash awards among the Company’s peer group, the Compensation Committee determined that an exercise of its discretion under the 2018 Performance-Based Plan was warranted. As a result, the Compensation Committee exercised its discretion in reducing the Executive Chairman's and CEO's 2022 cash bonus by $3 million each and awarding them restricted stock in that amount.

2022 CFO and General Counsel (CLO) Annual Incentive Bonus

The CFO and CLO positions are primarily responsible for accounting, finance, legal and regulatory compliance and, in the judgment of the Compensation Committee, their incentive compensation should not directly depend on the Company’s financial performance. For 2022, the CFO was awarded a bonus opportunity measured by specific Key Performance Indicators (“KPIs”) established by the Compensation Committee, their attainment and a bonus payment commensurate with a percentage of base pay. The Compensation Committee consults with the Executive Chairman and CEO with regard to the CFO's and the CLO's achievements. While KPIs have been used in prior years in determining the CLO bonus amount, none were established for Mr. Kaplan in 2022 given the transition of Mr. Kaplan into that role in October 2022. For 2022, the Compensation Committee established the following KPIs for the CFO with the associated weighting:

Chief Financial Officer
•Shareholder relations management and oversight (15%)
•Timely and accurate handling of financial regulatory filings (30%)
•Oversight of accounting, finance, information technology and treasury functions, including capital markets and bank financing transactions, if applicable (40%)
•Successful completion of special projects - including ESG (15%)

The actual bonus amounts were based on the level of the performance achieved:

•A target bonus of 100% of base salary if the Compensation Committee determined that each KPI was achieved.
•A maximum bonus of 200% of base salary if the Compensation Committee determined that each KPI has been exceeded at a level doubling the targeted performance.
•Proportionate bonus levels as a percentage of base salary to the extent some KPIs were partially achieved or exceeded.

Based on its evaluation of performance relative to the established KPIs, the Compensation Committee awarded Mr. Martin an annual incentive bonus for 2022 of $1,500,000, payable in cash. The Compensation Committee awarded Mr. Kaplan an annual bonus for 2022 of $125,000, payable in cash, based on the agreement made to him in connection with his employment as CLO.

Long-Term Incentive Compensation

For our Executive Chairman and CEO, the 2022 long-term equity grants were in stock options in order to align the long-term incentives of the Company’s management team with the long-term interests of shareholders. This was a change from prior year, where the long-term equity grants was comprised of performance stock units ("PSUs"). This change was a result of the recent rise in interest rates and economic slowdown experienced in 2022.

For our CFO, the 2022 long-term equity grant was delivered in restricted stock. The Compensation Committee believes this is an appropriate balance of long-term incentive compensation to encourage the continued retention of the CFO and align his interests with the interests of our shareholders.

Peer Data

The Compensation Committee utilized peer data as a reference when it considered the incentives and compensation plan design. It was not employed for benchmarking purposes. Rather, the peer group information was considered for broad subjective comparisons and not as an objective metric.

Homebuilder Peer Group Companies (the “Peer Group”)
Beazer Homes USA, Inc. D.R. Horton, Inc. Hovnanian Enterprises, Inc. KB Home	Lennar Corporation Meritage Homes Corporation M/I Homes Inc.	NVR, Inc. PulteGroup, Inc. Toll Brothers, Inc.

The Compensation Committee chose these companies for their parallels to MDC's core business and markets, recognizing that their corporate structure, business strategies and risk profile may significantly vary from those of our Company.

The Compensation Committee refers to the Peer Group not only for compensation purposes, but also for business model and risk evaluation purposes, as discussed in more detail, below.

Role of Compensation Committee and Management

The Compensation Committee conducted a series of meetings beginning in June 2022 and continuing into February 2023, at which time the Compensation Committee developed its determinations regarding 2022 executive officer compensation. The following table summarizes the roles of the Compensation Committee, the Consultant and management in formulating their decisions on executive officer compensation:

Responsible Party	Roles and Responsibilities
Compensation Committee of the Board of Directors The Compensation Committee currently is comprised of Independent Directors and reports to the Board.
● Oversees all executive officer compensation levels, including benefits, having a goal to maintain compensation levels that are comparable to the marketplace and in conformity with shareholder interests.
● Administers the Company's current equity and other compensation plans and any additional plans adopted by the Company.
● Reviews and approves corporate goals and objectives relevant to Executive Chairman and CEO compensation.
● Evaluates the Executive Chairman and CEO's performance in light of set goals and objectives, and determines and approves the Executive Chairman and CEO's compensation level based on this evaluation.
● Has authority to determine and approve non-CEO compensation.
● Makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans.
● Develops a compensation committee report on executive compensation as required by the SEC to be included in the Company's annual proxy statement or annual report on Form
    10-K filed with the SEC.

Consultant to the Compensation Committee

WealthPoint, LLC, as an independent Consultant, retained directly by the Compensation Committee, that provides consulting advice on matters of governance and executive compensation.

● Provides advice and guidance on the appropriateness and competitiveness of our compensation programs relative to Company performance and market practice.
● Performs all functions at the direction of the Compensation Committee.
● Attends Compensation Committee meetings (including executive sessions, as required).
● Provides advice and guidance regarding governance issues bearing on the executive compensation determinations.
● Provides market data, as requested.
● Consults on various compensation matters and compensation program designs and practices.
● Conducts an assessment of the risks arising from our compensation programs.
● Confers with the Executive Chairman and CEO on behalf of the Compensation Committee concerning compensation, incentives and goals for other NEOs.
● Assists in selection of the Company’s peers.

Executive Chairman and CEO With the support of other members of the management team.
● Review performance of the CFO and CLO and makes recommendations to the Compensation Committee with respect to their compensation.
● Confer with the Compensation Committee concerning design and development of compensation and benefit plans for Company employees.

Role of the Independent Compensation Consultant

The Compensation Committee has the authority to retain outside counsel, consultants and other advisors to assist it in evaluating compensation or in otherwise discharging its duties and responsibilities. After consideration of independence factors as required by the NYSE, the Compensation Committee engaged WealthPoint, LLC to advise the Committee in connection with year-end 2022 compensation determinations, the structuring of executive compensation for 2023 and the compensation disclosures to be included in this proxy statement. This consultant also assisted the Compensation Committee in determining appropriate peers for purposes of comparing (but not benchmarking) market compensation, and provided other related services.

WealthPoint, LLC has not provided any services to the Company or its affiliates other than the services provided to the Compensation Committee. After considering, among other matters, the absence of any business or personal relationship between the consultants and any member of the Compensation Committee or any executive officer of the Company, the Compensation Committee has concluded the consultant's services do not raise any conflicts of interest.

Other Compensation Considerations

Stock Ownership Guidelines

The Company has adopted formal equity ownership guidelines for the executive officers in order to expressly promote their continued short and long term financial alignment with the interests of the shareholders of the Company. Under the guidelines, each executive officer is encouraged to acquire and maintain ownership of common stock of the Company having an acquisition value of not less than the following multiple of the executive officer’s base annual salary:

Executive Officer	Multiple
Executive Chairman	5X
CEO	5X
All Others	1X

To expedite achievement of the goal set forth above, each executive officer who has not yet achieved the goal agrees to retain the shares they acquire through restricted stock awards, performance share units and the future exercise of employee stock options, net of taxes and any option exercise price, up to the number of shares necessary to achieve the goal. Messrs. Mizel, Mandarich and Martin have all achieved and maintain the stock ownership goal.

Anti-Hedging and Anti-Pledging Policies

Our executive officers (but not other employees) and our Directors are prohibited from acquiring an interest in financial instruments intended to hedge or offset any decrease in the market value of the Company’s stock held directly or indirectly by that person. They also are required to inform the Company’s compliance committee and obtain pre-clearance prior to purchasing Company stock on margin, margining Company stock or pledging Company stock as collateral for a loan.

Clawback Policy

In January 2015, based in part on shareholder feedback, the Corporate Governance/Nominating Committee approved a “Clawback” Policy. The Company’s Clawback Policy authorizes the Company to recover compensation previously paid to executive officers of the Company that was based upon any metric contained in a financial statement that was filed with the U.S. Securities and Exchange Commission during the Company’s then-current fiscal year or during one of the three prior fiscal years, which metric was materially restated.

The Company intends to review and update its Clawback Policy upon finalization of applicable NYSE rules regarding the recoupment of incentive compensation.

Compensation and Risk Management

As part of its annual processes, the Compensation Committee reviews the Company’s compensation policies and practices to confirm that the programs are designed in a manner that does not motivate individuals or groups to take risks reasonably likely to have a material adverse effect on the Company. Based on the Compensation Committee’s assessment of risk, the Company believes that its compensation policies and practices for its employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company, and that such policies and practices are designed with strong oversight mechanisms in place.

Medical Insurance Benefits

Under the terms of their respective employment agreements, each of the Executive Chairman and CEO is entitled to medical insurance benefits for the duration of his life (described in more detail below under “Employment Agreements”).

Other Compensation

In 2022, our executive officers also received compensation in the form of 401(k) employer contributions, incremental travel expenses incurred by the Company in support of not-for-profit organizations (as approved by the Board), spousal travel to Company events and cell phone allowances.

The Board has determined that it is in the best interests of the Company for its Executive Chairman and its CEO to use the Company's aircraft for non-Company purposes, when the aircraft is not being employed in the ordinary course of Company business. These executive officers reimburse the Company for their non-Company use of the aircraft by paying the incremental cost incurred by the Company for each non-business use, defined as the total variable operating costs directly associated with non-business trips, which include fuel, pilot travel related costs, catering, landing fees, flight communications and trip-related maintenance (the “Incremental Cost”). For their non-business use of the aircraft in 2022, Messrs. Mizel and Mandarich reimbursed the Company for Incremental Cost of $548,424 and $41,239, respectively.

The objective of these benefits is to provide amenities to the Executive Chairman and CEO that allow them to more efficiently utilize their time and to support them in effectively contributing to the success of the Company.

PROPOSAL THREE	ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 951 of the Dodd-Frank Act, we are providing the Company’s shareholders the opportunity to vote on a non-binding, advisory resolution regarding the frequency of submission to shareholders of the non-binding, advisory vote on executive compensation (say-on-pay). We have been conducting these advisory say-on-pay votes on an annual basis. Our shareholders now have the opportunity to cast an advisory vote on whether, in the future, the advisory vote on executive compensation should occur every one, two or three years.

The Board of Directors asks you to consider the following resolution:

“RESOLVED, that the Company's shareholders recommend, in a non-binding advisory vote, whether a non-binding shareholder advisory vote to approve the compensation of the Company’s named executive officers should occur (A) every year, (B) every two years, or (C) every three years.”

The form of proxy card gives you four choices for voting on this item. You can choose whether the say-on-pay vote should be conducted every year, every two years or every three years. You may also abstain from voting on this item.

Our Board of Directors has determined at this time that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company. We understand that our shareholders may have different views as to the best frequency of these votes, and we look forward to hearing from our shareholders on this proposal.

The Board of Directors recommends that you vote FOR a frequency of every “one year” for future advisory votes on executive compensation.

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee shall not be deemed to be "filed" with the SEC or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except that it will be deemed "furnished" in the Company's Annual Report on Form 10-K for 2022, but shall not be deemed incorporated by reference into any filing as a result of being furnished in the Annual Report.

The Compensation Committee hereby confirms that it has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE Raymond T. Baker, Chairman Herbert T. Buchwald

SUMMARY COMPENSATION TABLE

For the fiscal years ended December 31, 2022, 2021 and 2020, the following table summarizes the compensation of the Company’s named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1]	Option Awards ($) [2]	Non-Equity Incentive Plan Comp ($) [3]	Change in Pension and Nonqualified Deferred Comp Earnings ($)	All Other Comp ($)	Total ($)
Larry A. Mizel, Executive Chairman	2022	$1,000,000	N/A	$1,999,966	$8,342,900	$7,000,000	$—	$169,570	$18,512,436
	2021	$1,000,000	N/A	$10,869,266	$—	$8,000,000	$—	$80,990	$19,950,256
	2020	$1,000,000	N/A	$7,117,543	$1,885,060	$4,000,000	$—	$147,408	$14,150,011
David D. Mandarich, President and Chief Executive Officer	2022	$1,000,000	N/A	$1,999,966	$6,674,320	$6,000,000	$—	$9,060	$15,683,346
	2021	$1,000,000	N/A	$9,982,336	$—	$6,000,000	$—	$10,279	$16,992,615
	2020	$830,000	N/A	$7,117,543	$1,885,060	$4,000,000	$—	$90,279	$13,922,882
Robert N. Martin, Senior Vice President and Chief Financial Officer	2022	$850,000	$1,500,000	$1,999,966	N/A	N/A	N/A	$9,420	$4,359,386
	2021	$850,000	$1,500,000	$1,276,042	N/A	N/A	N/A	$9,420	$3,635,462
	2020	$787,692	$1,000,000	$1,742,240	N/A	N/A	N/A	$9,270	$3,539,202
Michael L. Kaplan,, Senior Vice President and General Counsel [4]	2022	$91,346	$125,000	$299,973	N/A	N/A	N/A	$136	$516,455
Rebecca B. Givens, Senior Vice President and General Counsel [4]	2022	$260,008	—	$—	N/A	N/A	N/A	$9,096	$269,104
	2021	$450,000	$450,000	$99,962	N/A	N/A	N/A	$9,420	$1,009,382
	2020	$180,577	$200,000	$199,972	N/A	N/A	N/A	$311	$580,860

1 The amounts shown in the "Stock Awards" column are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the following:

2022
–For each of Messrs. Mizel and Mandarich, this column includes $1,999,966 in Restricted Stock Awards ("RSAs") that were granted February 3, 2022 pursuant to the 2021 performance goals established under the terms of the 2018 Performance-Based Plan.
–For Mr. Martin, this column includes $1,999,966 in a RSA that were granted February 3, 2022 based on his 2021 performance.
– For Mr. Kaplan, this column includes $299,973 in a RSA that were granted October 10, 2022 in connection with his hiring.

2021
–For Messrs. Mizel, Mandarich and Martin, Performance Share Units ("PSUs") were granted to each individual on July 14, 2021. These awards are performance based, and, therefore, the amounts in the table above include $8,869,300, $7,982,370 and $776,064 for Messrs. Mizel, Mandarich and Martin, respectively, reflecting the aggregate grant date fair value of the awards ($44.35) multiplied by the target number of shares. Assuming achievement of the highest level of performance for these awards, the grant date fair value of the performance-based equity awards for Messrs. Mizel, Mandarich and Martin total $17,738,601, $15,964,741 and $1,552,128, respectively.
–For each of Messrs. Mizel and Mandarich, this column also includes $1,999,966 in Restricted Stock Awards ("RSAs") that were granted February 4, 2021 pursuant to the 2020 performance goals established under the terms of the 2018 Performance-Based Plan.
–For Mr. Martin and Ms. Givens, this column also includes $499,978 and $99,962, respectively, in RSAs that were granted February 4, 2021 based on their 2020 performance.

2020
–For Messrs. Mizel, Mandarich and Martin, PSUs were granted to each individual on August 20, 2020. These awards are performance based, and, therefore, the amounts in the table above include $5,117,549, $5,117,549 and $1,367,277 for Messrs. Mizel, Mandarich and Martin, respectively, reflecting the aggregate grant date fair value of the awards multiplied by the target number of shares. Assuming achievement of the highest level of performance for these awards, the grant date fair value of the performance-based equity awards for Messrs. Mizel, Mandarich and Martin total $10,235,098, $10,235,098 and $2,734,554, respectively.
–For each of Messrs. Mizel and Mandarich, this column also includes $1,999,994 in Restricted Stock Awards ("RSAs") that were granted February 3, 2020 pursuant to the 2019 performance goals established under the terms of the 2018 Performance-Based Plan.
–For Mr. Martin this column also includes $374,963 in a RSA that were granted February 3, 2020 based on 2019 performance.
–For Ms. Givens, this column includes $199,972 in a RSA granted in connection with her hiring during 2020.

For a description of assumptions used in valuing the awards, please see Note 22 (Stock Based Compensation) to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K, for the year ended December 31, 2022.

2 The amounts shown in the "Option Awards" column are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For Messrs. Mizel and Mandarich, the option awards granted in 2022 and 2020 were service based, were assigned a fair value of $8.34 and $8.73 per share, respectively, on the date of grant using the Black-Scholes option pricing model. For a description of the assumptions used in valuing the awards, please see Note 22 (Stock Based Compensation) to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

3 These non-equity incentive plan compensation amounts were paid in cash in accordance with the terms of the 2018 Performance-Based Plan, as in effect for the year indicated, as compensation for that year's performance. The amounts were paid in the subsequent year. In the year ended 2022, the Committee determined that the 2022 goal established under the 2018 Performance-Based Plan for each executive was achieved at the maximum level, thereby qualifying the Executive Chairman and CEO to total cash bonuses of $10.0 million and $9.0 million, respectively. However, as discussed above in the Pay Performance Metrics and Outcomes Summarized, the Committee determined that an exercise of its discretion under the 2018 Performance-Based Plan was warranted. The Committee exercised its discretion to: (1) reduce each of the cash bonuses by $3.0 million such that the Executive Chairman received a cash bonus of $7.0 million and the CEO received a cash bonus of $6.0 million; and (2) award a restricted stock bonus in the amount of $3.0 million to each of the Executive Chairman and CEO valued as of the date of the Committee's action (date of grant). The restricted stock will vest equally over three years, starting with the first anniversary of the date of the grant.

4 Ms. Givens resigned as Senior Vice President and General Counsel and as an executive officer of the Company, effective as of the close of business on May 20, 2022. Mr. Kaplan was appointed as Senior Vice President and General Counsel effective as of October 10, 2022. On October 24, 2022, Mr. Kaplan was designated as an executive officer and a named executive officer of the Company.

All Other Compensation

The table below provides a breakdown of all other compensation for 2022 for the named executive officers:

Name	Non- Business Use of Aircraft		401(k) Match [2]	Other [3]	Total
Larry A. Mizel	—	[1]	$8,700	$160,870	$169,570
David D. Mandarich	—	[1]	$8,700	$360	$9,060
Robert N. Martin	N/A		$8,700	$720	$9,420
Michael L. Kaplan	N/A		$—	$136	$136
Rebecca B. Givens	N/A		$8,700	$396	$9,096

1 The incremental costs of non-business use of the Company's aircraft are calculated as the total variable operating costs directly associated with non-business trips, which include fuel, pilot travel related costs, catering, landing fees, flight communications and trip-related maintenance (the “Incremental Cost”). For their non-business use of the aircraft in 2022, Messrs. Mizel and Mandarich each reimbursed the Company for the Incremental Cost.

2 401(k) match represents amounts paid in 2023 based on 2022 401(k) deferrals.

3 For Mr. Mizel, the amounts shown for “Other” consists of (i) $155,274 of Incremental Costs incurred by the Company in support of Mr. Mizel's service to not-for-profit organizations, consistent with the Company’s commitment to sustainability and as approved by the Company's Board and (ii) $4,876 of Incremental Costs for spousal travel to Company events. The remainder of the amount shown for Mr. Mizel and all of the amounts shown for the other NEOs represent cell phone allowances.

GRANTS OF PLAN-BASED AWARDS IN 2022

The following table sets forth certain information with respect to awards granted during 2022 to our named executive officers. The restricted stock awards and option awards were made under the 2021 Equity Incentive Plan.

		Estimated possible payouts under non-equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Award ($)
Name	Grant Date	Threshold ($)	Target ($)
Larry A. Mizel	—	5,400,000	10,000,000	[1]				$—
Larry A. Mizel	2/3/2022				42,835	2		$1,999,966
Larry A. Mizel	9/28/2022				1,000,000	3	8.34	$8,342,900
David D. Mandarich	—	5,400,000	9,000,000	[1]				$—
David D. Mandarich	2/3/2022				42,835	2		$1,999,966
David D. Mandarich	9/28/2022				800,000	3	8.34	$6,674,320
Robert N. Martin	2/3/2022				42,835	2		$1,999,966
Michael L. Kaplan	10/10/2022				10,319	4		$299,973

1 Messrs. Mizel and Mandarich had the opportunity to earn a threshold award of up to $5,400,000 based on specified performance criteria, and to receive a total cash bonus up to $10,000,000 and $9,000,000, respectively, based on the Company's outperformance of goals. As discussed above, the Committee exercised its discretion to: (1) reduce each of the cash bonuses by $3.0 million such that the Executive Chairman received a cash bonus of $7.0 million and the CEO received a cash bonus of $6.0 million, which is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table; and (2) award a restricted stock bonus in the amount of $3.0 million to each of Executive Chairman and CEO valued as of the date of the Committee's action (date of grant).

2 The restricted stock award vests equally over three years, starting with February 3, 2023. Dividends are paid on the restricted stock. The restricted stock granted in 2022 was based on 2021 performance.

3 The option award vests immediately and will become exercisable equally over three years, starting with September 28, 2023. The option granted was part of the executive’s 2022 long term incentive compensation.

4 The restricted stock award vests equally over three years, starting with October 10, 2023. Dividends are paid on the restricted stock. The restricted stock was granted in connection with Mr. Kaplans' hiring during 2022.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022

The table below sets forth information with respect to all unexercised options, unvested restricted stock and unvested performance stock units awarded to our named executive officers that were outstanding as of December 31, 2022.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Larry A. Mizel	1,322,697	—		21.46	5/18/2025	—		—	—		—
	233,280	—		26.40	5/23/2028	—		—	—		—
	216,000	—		32.92	8/5/2029	—		—	—		—
	144,000	72,000	[1]	23.90	4/27/2030	—		—	—		—
	—	1,000,000	[2]	28.78	9/28/2032	—		—	—		—
	—	—		—	—	16,525	[3]	522,190	—		—
	—	—		—	—	25,540	[4]	807,064	—		—
	—	—		—	—	42,835	[5]	1,353,586	—		—
	—	—		—	—	—		—	259,200	[6]	8,190,720
	—	—		—	—	—		—	100,000	[7]	3,160,000
David D. Mandarich	233,280	—		26.40	5/23/2028	—		—	—		—
	216,000	—		32.92	8/5/2029	—		—	—		—
	144,000	72,000	[1]	23.90	4/27/2030	—		—	—		—
	—	800,000	[2]	28.78	9/28/2032	—		—	—		—
	—	—		—	—	16,525	[3]	522,190	—		—
	—	—		—	—	25,540	[4]	807,064	—		—
	—	—		—	—	42,835	[5]	1,353,586	—		—
	—	—		—	—	—		—	259,200	[6]	8,190,720
	—	—		—	—	—		—	90,000	[7]	2,844,000
Robert N. Martin	13,266	—		23.46	1/22/2024	—		—	—		—
	19,839	—		21.40	5/23/2025	—		—	—		—
	—	—		—	—	3,098	[3]	97,897	—		—
	—	—		—	—	6,385	[4]	201,766	—		—
	—	—		—	—	42,835	[5]	1,353,586	—		—
	—	—		—	—	—		—	64,800	[6]	2,047,680
	—	—		—	—	—		—	8,750	[7]	276,500
Michael L. Kaplan	—	—		—	—	10,319	[8]	326,080	—		—

1 This option vests as to 100% of the remaining shares on April 27, 2023.

2 This option vested immediately and will become exercisable as to 33-1/3% of the shares on each of September 28, 2023, 2024 and 2025.

3 The restrictions on these shares lapse as to 100% of the remaining shares on February 3, 2023.

4 The restrictions on these shares lapse as to 50% of the remaining shares on each of February 4, 2023 and 2024.

5 The restrictions on these shares lapse as to 33-1/3% of the shares on each of February 3, 2023, 2024 and 2025.

6 The PSUs will be earned based upon the Company’s performance, over a three year period commencing January 1, 2020 and ending December 31, 2022. For more detail of the vesting terms see Note 22 (Stock Based Compensation) to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

7 The PSUs will be earned based upon the Company’s performance, over a three year period commencing January 1, 2021 and ending December 31, 2023. For more detail of the vesting terms see Note 22 (Stock Based Compensation) to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

8 The restrictions on these shares lapse as to 33-1/3% of the remaining shares on each of October 10, 2023, 2024 and 2025.

OPTION EXERCISES AND STOCK VESTED IN 2022

The following table provides additional information about value realized by the named executive officers on option award exercises and restricted stock award vestings during the year ended December 31, 2022.

	Option Awards		Stock Awards
	Number of Shares Acquired on Excercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Larry A. Mizel	—	—	300,337	13,978,968
David D. Mandarich	1,322,697	14,913,409	300,337	13,978,968
Robert N. Martin	—	—	74,346	3,460,141
Michael L. Kaplan	—	—	—	—
Rebecca B. Givens	—	—	6,079	228,913

PENSION BENEFITS AT DECEMBER 31, 2022

The following table shows, as of December 31, 2022, the present value of accumulated post-retirement medical insurance benefits under the employment agreements of Mr. Mizel and Mr. Mandarich.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Medical Insurance Benefits ($)	Payments During Last Fiscal Year ($)
Larry A. Mizel	Employment Agreement [1]	N/A	$222,032	N/A
David D. Mandarich	Employment Agreement [1]	N/A	$297,968	N/A
Robert N. Martin	N/A	N/A	N/A	N/A
Michael L. Kaplan	N/A	N/A	N/A	N/A
Rebecca B. Givens	N/A	N/A	N/A	N/A

1 Messrs. Mizel and Mandarich will be eligible to receive a Termination Payment, as described below under "Employment Agreements" upon Retirement, as described in their respective Employment Agreement, following the successful completion of their current Employment Term.

PAY VERSUS PERFORMANCE

Year	Summary Compensation Table total For PEO [1]	Compensation Actually Paid to PEO [10]		Average Summary Compensation Table Total for Non-PEO NEOs [1]	Average Compensation Actually Paid to Non-PEO NEOs [10]		Value of Initial Fixed $100 Investment Based On: [9]		Net Income (Dollars in thousands)	Home Sale Revenues (Dollars in thousands)
							Total Shareholder Return	Peer Group Total Shareholder Return [8]
2022	$18,512,436	$7,050,930	2	$5,207,073	$1,591,502	5	$101	$151	$562,139	$5,586,264
2021	$19,950,256	$46,427,292	3	$7,212,486	$17,912,881	6	$169	$190	$573,657	$5,102,456
2020	$14,150,011	$29,684,799	4	$4,762,382	$9,243,394	7	$132	$124	$367,582	$3,765,379

1 The PEO for each of the years presented within this table is Larry A. Mizel, Executive Chairman. The NEO's for 2022 were David D. Mandarich, CEO; Robert N. Martin, CFO; Michael L. Kaplan, CLO (hired in 2022); and Rebecca B. Givens, CLO (resigned in 2022). The NEO's for 2021 were David D. Mandarich, CEO; Robert N. Martin, CFO; and Rebecca B. Givens, CLO. The NEO's for 2020 were David D. Mandarich, CEO; Robert N. Martin, CFO; Rebecca B. Givens, CLO (hired in 2020); and Michael Touff, CLO (retired in 2020).
2 For compensation actually paid to the PEO in 2022, the Summary Compensation Table total for the PEO is adjusted to reflect the changes in the value of equity awards and pension benefits, described in the following: (1) $10,342,866 was deducted from the total, representing the amount reported in the Stock Awards and Option Awards columns of the Summary Compensation Table; (2) $1,353,586 was added representing the year-end 2022 valuation of the equity awards granted in 2022 that remained outstanding and unvested as of December 31, 2022; (3) $8,342,900 was added representing the vesting date fair value of equity awards granted and vested in 2022; (4) $6,380,450 was deducted representing the decrease in fair value between the year end 2022 and 2021 for equity awards granted in prior years that remain outstanding and unvested at the end of 2022; (5) $4,604,476 was deducted representing the decrease in fair value for equity awards granted in prior years that vested during 2022, and; (6) $169,800 was added related to dividends paid on outstanding and unvested RSA awards in 2022.
3 For compensation actually paid to the PEO in 2021, the Summary Compensation Table total for the PEO is adjusted to reflect the changes in the value of equity awards and pension benefits, described in the following: (1) $10,869,266 was deducted from the total, representing the amount reported in the Stock Awards and Option Awards columns of the Summary Compensation Table; (2) $12,510,757 was added representing the year-end 2021 valuation of the equity awards granted in 2021 that remained outstanding and unvested as of December 31, 2021; (3) $18,561,666 was added representing the increase in fair value between the year end 2021 and 2020 for equity awards granted in prior years that remain outstanding and unvested at the end of 2021; (4) $6,134,932 was added representing the increase in fair value for equity awards granted in prior years that vested during 2021, and; (5) $138,947 was added related to dividends paid on outstanding and unvested RSA awards in 2021.
4 For compensation actually paid to the PEO in 2020, the Summary Compensation Table total for the PEO is adjusted to reflect the changes in the value of equity awards and pension benefits, described in the following: (1) $9,002,603 was deducted from the total, representing the amount reported in the Stock Awards and Option Awards columns of the Summary Compensation Table; (2) $6,701,731 was added representing the year-end 2020 valuation of the equity awards granted in 2020 that remained outstanding and unvested as of December 31, 2020; (3) $19,208,132 was added representing the increase in fair value between the year end 2020 and 2019 for equity awards granted in prior years that remain outstanding and unvested at the end of 2020; (4) $1,495,366 was deducted representing the decrease in fair value for equity awards granted in prior years that vested during 2020, and; (5) $122,894 was added related to dividends paid on outstanding and unvested RSA awards in 2020.
5 For average compensation actually paid to the NEO's in 2022, the average of the Summary Compensation Table total for the NEO's is adjusted to reflect average changes in the value of equity awards and pension benefits, described in the following: (1) $2,743,556 was deducted from the total, representing the average amount reported in the Stock Awards and Option Awards columns of the Summary Compensation Table; (2) $758,313 was added representing the average year-end 2022 valuation of the equity awards granted in 2022 that remained outstanding and unvested as of December 31, 2022; (3) $1,668,580 was added representing the average vesting date fair value of equity awards granted and vested in 2022; (4) $2,017,419 was deducted representing the average decrease in fair value between the year end 2022 and 2021 for equity awards granted in prior years that remain outstanding and unvested at the end of 2022; (5) $1,351,388 was deducted representing the average decrease in fair value for equity awards granted in prior years that vested during 2022, and; (6) $69,899 was added related to the average dividends paid on outstanding and unvested RSA awards in 2022.

6 For average compensation actually paid to the NEO's in 2021, the average of the Summary Compensation Table total for the NEO's is adjusted to reflect average changes in the value of equity awards and pension benefits, described in the following: (1) $3,786,113 was deducted from the total, representing the average amount reported in the Stock Awards and Option Awards columns of the Summary Compensation Table; (2) $4,340,884 was added representing the average year-end 2021 valuation of the equity awards granted in 2021 that remained outstanding and unvested as of December 31, 2021; (3) $7,665,139 was added representing the average increase in fair value between the year end 2021 and 2020 for equity awards granted in prior years that remain outstanding and unvested at the end of 2021; (4) $2,420,193 was added representing the average increase in fair value for equity awards granted in prior years that vested during 2021, and; (5) $60,293 was added related to the average dividends paid on outstanding and unvested RSA awards in 2021.
7 For average compensation actually paid to the NEO's in 2020, the average of the Summary Compensation Table total for the NEO's is adjusted to reflect average changes in the value of equity awards and pension benefits, described in the following:(1) $2,754,950 was deducted from the total, representing the average amount reported in the Stock Awards and Option Awards columns of the Summary Compensation Table; (2) $1,863,381 was added representing the average year-end 2020 valuation of the equity awards granted in 2020 that remained outstanding and unvested as of December 31, 2020; (3) $5,870,248 was added representing the average increase in fair value between the year end 2020 and 2019 for equity awards granted in prior years that remain outstanding and unvested at the end of 2020; (4) $536,641 was deducted representing the average decrease in fair value for equity awards granted in prior years that vested during 2020, and; (5) $38,973 was added related to the average dividends paid on outstanding and unvested RSA awards in 2020.
8 The peer group used in this calculation is defined as the "Peer Group" on page 33. The returns of each issuer of the group was weighted according to the respective issuers' stock market capitalization at the beginning of each period for which a return is indicated.
9 For purposes of calculating the cumulative total shareholder return, the measurement period is the market close on the last trading day before fiscal year 2020, through and including the end of the fiscal year for which cumulative total shareholder return is being calculated.
10 Equity award fair values were computed in a manner consistent with the fair value methodology used to account for share-based payments in the financial statements under generally accepted accounting principles. For awards subject to performance conditions, the fair value as of the end of the covered fiscal year is based upon the probable outcome of such conditions as of the last day of the covered fiscal year under ASC 718, Compensation - Stock Compensation.

Comparison of Total Shareholder Return to Peer Group Total Shareholder Return

Relationship Between Executive Compensation Actually Paid to Executives and Financial Performance

Comparison of Total Shareholder Return to Compensation Actually Paid to Executives

Comparison of Net Income to Compensation Actually Paid to Executives

Comparison of Home Sale Revenues to Compensation Actually Paid to Executives

Key Financial and Non-Financial Performance Measures

The following table shows, as of December 31, 2022, the key financial and non-financial performance measures used by the Company to link compensation actually paid to executive officers to Company Performance.

Executive Chairman and CEO	Chief Financial Officer	Chief Legal Officer
Adjusted EBITDA	Adjusted homebuilding operating margin	Adjusted homebuilding operating margin
Adjusted homebuilding operating margin	Adjusted pre-tax return on equity	Adjusted pre-tax return on equity
Adjusted pre-tax diluted EPS	Home sale revenues	Home sale revenues
Adjusted pre-tax return on equity	Net debt-to-capital	Litigation management
Home sale revenues	Oversight of accounting, finance, information technology and treasury functions, including capital markets and bank financing transactions	Oversight of risk management
Net debt-to-capital	Shareholder relations management and oversight	Regulatory compliance
Operating cash flow	Successful completion of special projects	Successful completion of special projects
	Timely and accurate handling of financial regulatory filings	Successful supervision of all real estate transactions

NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS

Messrs. Mizel and Mandarich will be eligible to receive a Termination Payment, as described below under "Employment Agreements" upon Retirement, as defined in their respective Employment Agreements, following the successful completion of their current Employment Term.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information, as of December 31, 2022, with respect to the Company’s existing equity compensation plans.

Plan category	(a) Shares to be issued upon exercise of outstanding options, warrants and rights 1	(b) Weighted-average exercise price of outstanding options, warrants and rights 2	(c) Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) 3
Equity compensation plans approved by shareholders	6,426,482	26.30	539,406
Equity compensation plans not approved by shareholders	--	--	--
Total	6,426,482	26.30	539,406

1 Consists of the 2011 Equity Incentive Plan (2,793,787 outstanding stock options, 583,200 unvested PSU's, assuming achievement of the performance goals at the maximum level, and 127,386 unvested RSA's), the 2020 Equity Plan for Non-Employee Directors (90,694 outstanding stock options, 54,976 outstanding RSA's) and the 2021 Equity Incentive Plan (1,800,000 outstanding stock options, 795,000 outstanding PSU's, assuming achievement of the performance goals at the maximum level, and 181,439 outstanding RSA's).
2 The weighted average exercise price relates to the stock options granted under the 2011 Equity Inventive Plan, the 2020 Equity Plan for Non-Employee Directors and the 2021 Equity Incentive Plan. The weighted average exercise price does not take into account the RSA's granted under each plan and the PSU's granted under the 2011 Equity Incentive Plan and the 2021 Equity Incentive Plan as they are full value awards and have no exercise price.
3 Represents the aggregate number of Common Shares remaining available for issuance under the 2020 Equity Plan for Non-Employee Directors (318,145) and the 2021 Equity Incentive Plan (221,261). There are no remaining available Common Shares for issuance under the 2011 Equity Incentive Plan as it was terminated April 27, 2021.

EMPLOYMENT AGREEMENTS

Messrs. Mizel and Mandarich

On October 26, 2020, the Board appointed Larry A. Mizel (previously, Chairman and Chief Executive Officer) as Executive Chairman and David D. Mandarich (previously President and Chief Operating Officer) as President and Chief Executive Officer. In connection with these changing roles, as of October 26, 2020, the Company and each of Messrs. Mizel and Mandarich (each, an “Executive”) entered into new employment agreements that replaced the prior employment agreements with each of the Executives. As of June 28, 2021, the Company and each of the Executives executed amendments to their new employment agreements. The material terms of the employment agreements as amended (“Employment Agreements”) are summarized below.

Employment Term: Mr. Mizel’s Employment Agreement has an initial term of December 31, 2022 and Mr. Mandarich’s Employment Agreement has an initial term of December 31, 2024. The Employment Agreements automatically extend for two-year terms unless (i) the Company or the Executive elects to terminate by six months written notice, or (ii) the Executive is terminated earlier.

Base Salaries: The Employment Agreements retain the Executives’ base salaries specified by the prior employment agreements. Mr. Mizel's base salary may not be less than $1,000,000 per year. Mr. Mandarich's base salary may not be less than $830,000 per year. In 2021, Mr. Mandarich's base salary was increased to $1,000,000 per year. The base salary for the Executive may only be reduced below his prior year's base salary with the consent of the Executive and the Company.

Incentive Compensation: Messrs. Mizel and Mandarich participate in the Company’s annual and long-term incentive compensation plans (“Performance Plans”).

Group Medical Insurance Benefits: The Company provides group medical, dental and vision insurance benefits to Messrs. Mizel and Mandarich. This applies to each of them while they are employed and for the rest of their life after employment. The group medical insurance benefits also provide comparable coverage for the Executive’s spouse for the duration of the Executive’s life and, if they survive the Executive, for an additional sixty months after the Executive's death.

Long-Term Disability Benefits: The Company will provide the Executive with long-term disability benefits. Under the benefits, the annual after-tax amount received by the Executive would equal the after-tax amount of his base salary for the year in which he becomes disabled. This long-term disability benefit would be paid monthly until the earlier of the end of the Executive's disability or prior to his becoming totally disabled.

Vacation: The Executive is entitled to receive not less than six weeks of vacation each year without carryover from year to year.

Termination for Cause: An Executive may be terminated for “Cause,” as defined in the Employment Agreements. If terminated for Cause, he will only be entitled to his “Accrued Benefits” of base salary through the termination date, annual incentive compensation earned but unpaid with respect to the year prior to the year of termination and any long-term incentive compensation earned but unpaid with respect to performance periods that ended in the year preceding the year of termination.

“Cause” is defined in the Employment Agreements as: (1) the Executive’s willful refusal to perform material duties reasonably required or requested of him by the Board for thirty days after having received written notice of such refusal from the Board and having failed to commence to perform such duties within such period, (2) the Executive’s commission of material acts of fraud, dishonesty or misrepresentation in the performance of his duties, (3) any final, non-appealable conviction of the Executive for an act or acts on the Executive’s part constituting a felony under the laws of the United States or any state thereof, or (4) any material uncured breach of the provisions of the confidentiality and non-competition provisions of the Employment Agreement which continues for thirty days after the Executive has received written notice of such breach from the Company.

Termination by the Company without Cause or Termination by the Executive for “Good Reason”: An Executive’s employment may be terminated by the Company at any time without Cause. If so, the Executive, in addition to Accrued Benefits, is entitled to a lump sum “Termination Payment” of (i) an amount equal to his aggregate base salary during the 36 months prior to the termination, (ii) an amount equal to 300%, for Mr. Mizel, and 200%, for Mr. Mandarich, of the annual incentive compensation paid for the year prior to termination, and (iii) the lifetime group medical insurance benefits described above. The Termination Payment includes the vesting of all unvested options, restricted stock and other equity awards and rights as described under Auto-Acceleration of Awards below. In the event that the fair market value of restricted stock units on the date of full vesting is less than the fair market value of the restricted stock units on the date of award, the Termination Payment provides for additional shares of stock to be granted on the date of full vesting so as to equalize the award value to the fair market value of the award on the date of grant. Under the Employment Agreements, termination without Cause includes the Company's election not to extend the term of the Employment Agreement. If the Executive terminates his employment for “Good Reason” as defined in the Employment Agreements, he is entitled to the same Accrued Benefits and Termination Payment.

“Good Reason” is defined in the Employment Agreements as: (i) a material diminution or change, adverse to the Executive, in the Executive’s positions, titles, status, rank, nature of responsibilities, or authority with the Company, including the Executive’s removal as a member of the Board or if the Executive is not nominated for re-election by the Board, (ii) Mr. Mizel having to report to anyone other than the Board or Mr. Mandarich having to report to anyone other than Mr. Mizel or the Board, (iii) a decrease in the Executive’s annual base salary, annual incentive compensation or long-term incentive compensation opportunity, including the Company’s termination of the Performance Plans or the Company’s amendment of the Performance Plans to provide for payments to the Executive in any calendar year which are less than the amount calculated in accordance with Article III of the Performance Plans, as the same may be amended from time to time, without the Executive’s written consent, (iv) a material reduction in the aggregate benefits for which the Executive is eligible under the Company’s benefit plans, (v) the Company requiring the Executive to relocate to another place of employment more than fifty miles from his primary residence, or (vi) a material breach by the Company of the Employment Agreement or any equity award agreement.

Change in Control Provisions: If the Executive’s employment is terminated by the Company within two years following a “Change in Control” (as defined in the Performance Plan) of the Company occurs, the Executive will receive his Accrued Benefits and the Termination Payment.

“Change in Control” is defined in the Performance Plan as the occurrence of:
(a) the acquisition by any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (b) the individual directors of the Board as of the Effective Date (the “Incumbent Directors”) cease to constitute at least half of the Board within a twelve-month period; provided, however, that for purposes of this paragraph, any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a of two-thirds of the Incumbent Directors at the beginning of such twelve-month period shall be considered an Incumbent Director;
(c) consummation, in one transaction or a series of related transactions, of a reorganization, merger, or consolidation of the Company or sale or other disposition, direct or indirect, of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, the Persons who were the “beneficial owners” of outstanding voting securities of the Company immediately prior to such Business Combination “beneficially own,” by reason of such ownership of the Company’s voting securities immediately before the Business Combination, more than 50% of the combined voting power of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination; or (d) approval by those Persons holding the voting securities of the Company of a complete liquidation or dissolution of the Company.

The June 28, 2021 amendments to the employment agreements provide that, in the event of a Change in Control following which the employment of the Executive is terminated by the Company, all unvested PSUs granted to the executive will vest, but the amount, if any, payable with respect to such PSUs will be conditioned on the actual achievement of the specified performance criteria and would not be paid until the end of the applicable performance period. The 2019 and 2020 PSU grant agreements for Messrs. Mizel and Mandarich have been amended to correspond to the provisions of the Amendments.

Termination due to Retirement, Death, Presumed Death or Disability: If the Executive’s employment hereunder is terminated due to the Executive’s “Retirement” as defined in the Employment Agreement, death, presumed death or total disability, the Executive, or the Executive’s beneficiary or estate, as applicable, will receive the Accrued Benefits and the Termination Payment. Retirement means the termination at the election of the Executive of the Executive’s employment after December 31, 2022 in the case of Mr. Mizel and December 31, 2024 in the case of Mr. Mandarich or the non-renewal by the Executive of the Employment Agreement after his respective initial term.

Auto-Acceleration of Awards: The Employment Agreements provide that in the event of death, presumed death, total disability, termination of the Executive’s employment by the Company without Cause (which includes a non-renewal by the Company of the Employment Agreement for each additional term) or termination by the employee for Good Reason, all outstanding unvested awards under the Company’s equity incentive plans will be fully vested, exercisable, and/or payable at the maximum level (auto-accelerated) regardless of whether all vesting conditions relating to length of service, attainment of performance goals, or otherwise have been satisfied. In the event of a Retirement or in the event of a Change in Control following which the employment of the Executive is terminated by the Company, all outstanding unvested awards other than performance share unit (“PSU”) awards will be auto-accelerated and, with respect to all unvested PSU awards that are outstanding on a termination date, the number of shares to be earned, issued and delivered to the Executive, if any, for such outstanding PSUs will be determined at the end of the performance periods in which such Retirement or termination of employment following a Change in Control occurs and will be issued and paid to the Executive as though he continued to be employed through the end of the performance period. The Company amended the Executives’ existing PSU and other award agreements, as necessary, to conform them to the terms of the Employment Agreements.

Excess Parachute Payments: Certain payments that Messrs. Mizel and Mandarich may receive could be subject to an excise tax as an “excess parachute payment” under the Internal Revenue Code. This could occur following a Change in Control or through other payments made to the Executives. The Employment Agreements provide for calculations to compare the after-tax effect to the Executive of (a) automatically reducing the amount of the payment sufficient to avoid triggering any excise tax or, in the alternative, (b) paying the full awarded payment, requiring the executive to be fully responsible for payment of the excise tax, whichever alternative results in the greatest after-tax benefit to the executive.

See "Potential Payments Upon Termination or Change in Control" below for additional information.

Option to Purchase Aircraft: Mr. Mizel’s Employment Agreement provides that, upon Mr. Mizel’s termination of employment with the Company, other than a termination “for cause,” he is granted a 90-day option to purchase the Company’s aircraft and associated equipment and parts (collectively, the “Aircraft"). The purchase price, in cash, will be at the fair market value of the Aircraft, as determined by expert valuation in the event Mr. Mizel and the Company are unable to agree upon the amount of the fair market value.

Certain Other Change in Control Agreements

Mr. Martin and Mr. Kaplan entered into change in control agreements with the Company effective May 23, 2015 and October 10, 2022, respectively. Each agreement will terminate on the earlier of termination of employment or the end of the current term of the agreement (December 31, 2023 for Mr. Martin and December 31, 2024 for Mr. Kaplan). However, unless either party to the agreement elects by notice in writing delivered to the other at least 90 days prior to December 31 of the current term, the term of the agreement will be renewed automatically for successive one-year terms. In addition, if the agreement has not been terminated prior to a change in control (as defined below), upon a change in control, the term of the agreement will extend automatically following such change in control for two years.

A “change in control” occurs if:

•a report on Schedule 13D is filed with the SEC disclosing that any person other than the Company (or one of its subsidiaries or one of their employee benefit plans), or any director of the Company or an affiliate of the director, is the beneficial owner of 50 percent or more of the combined voting power of the outstanding securities of the Company;
•any person other than the Company (or one of its subsidiaries or one of their employee benefit plans), or any director of the Company or an affiliate of the director, purchases securities, pursuant to a tender offer or exchange offer such that, after consummation of the offer, the person is the beneficial owner of 50 percent or more of the combined voting power of the outstanding securities of the Company;
•the shareholders of the Company approve (A) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation, or (2) pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company; or
•there is a change in a majority of the members of the Board within a twelve month period, unless the election or nomination for election by the Company's shareholders of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period.

For purposes of Mr. Martin’s and Mr. Kaplan's agreements, a “change in control event” occurs if a change in control is followed by a material change within two years. A material change is defined in the agreements to occur if:

•employment is terminated without cause (as defined in the agreements);
•the Company makes certain adverse changes in the employee's reporting relationship, titles, functions or duties;
•the Company assigns or reassigns the employee, without the employee's written permission, to another place of employment more than fifty miles from the current place of employment;
•the Company reduces the employee's base salary, annual or long-term incentive compensation, or the manner in which the compensation is determined unless the reduction applies to other officers of the Company; or
•a purchaser of all or substantially all of the Company's assets or any successor or assignee of the Company fails to assume the agreement.

Pursuant to each agreement, if a change in control event occurs, the employee may elect within 90 days after the change in control event to terminate their employment, if not previously terminated by the Company, and to receive a change in control payment. The change in control payment (to be paid upon termination of employment by either the Company or the employee) equals two times the sum of: (i) the employee’s annual base salary in effect immediately prior to the change in control event, plus (ii) the amount of the employee’s last regular annual bonus, provided that the amount of the annual bonus shall not exceed 50% of the annual base salary in effect immediately prior to the change in control event.

If a change in control event occurs, the employee also would be entitled to continue to participate in the Company's employee benefit plans, policies and arrangements that provide insurance and medical benefits on the same basis as provided prior to the change in control event for a period of twelve months after the date of termination of employment.

If a change in control as defined above occurs, all options, dividend equivalents and other rights granted to the employee under any Company equity incentive plan will be accelerated and become exercisable immediately prior to the closing of the change in control. If the change in control is not concluded, the election to exercise such options and other rights shall be of no effect and the options shall remain subject to their original restrictions.

Any amounts payable pursuant to the change in control agreement are in addition to any payments otherwise payable to the employee pursuant to any agreement, plan or policy of the Company. Certain payments that the employee may receive could be subject to an excise tax as an "excess parachute payment" under the Internal Revenue Code. This could occur following a change in control or a change in control event, either alone or together with other payments made to the employee. In the agreement, the employee has agreed to be paid those amounts, if any, in annual installments and over the shortest period of time in which they may be paid and not be treated as "excess parachute payments."

See "Potential Payments Upon Termination or Change in Control" below for additional information.

The Compensation Committee believes that the potential payments in these limited change in control circumstances fit well within the Company's overall compensation philosophy. The termination and change in control payments are calculated based on the base salaries and the annual bonuses paid to the executives. The Committee believes that the long-term interests of our shareholders are aligned with the executives in that their compensation is, in turn, aligned with the success of the Company. The potential change of control compensation varies with the compensation previously paid to the executive, affords stability to the Company's leadership and is consistent with the philosophy of the Committee to provide compensation that assures retention, incentive and reward to the executive team.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows potential payments to our named executive officers under existing contracts for various scenarios involving a change in control or termination of employment, assuming a triggering event on the last business day of 2022. Please see the narrative above under "Employment Agreements" and "Certain Other Change in Control Agreements" for a description of payments contemplated by these agreements. In addition, Messrs. Mizel and Mandarich will be eligible to receive a Termination Payment, as described above under "Employment Agreements" upon Retirement, as defined in their respective Employment Agreements, following the successful completion of their current Employment Term.

Name	Benefit	Termination w/o Cause or Material Change		Change in Control		After Change in Control – Material Change or w/o Cause[1]		Voluntary Termination		Death		Disability
Larry A. Mizel	Severance Pay	$3,000,000	[2]			$3,000,000	[2]			$3,000,000	[2]	$3,000,000	[2]
	Ann. Incentive Comp.	$30,000,000	[3]			$30,000,000	[3]			$30,000,000	[3]	$30,000,000	[3]
	Stock/Option Vesting	$28,364,976	[4]			$28,364,976	[5]			$28,364,976	[4]	$28,364,976	[4]
	Health Care Benefits	$222,032	[6]			$222,032	[6]	$222,032	[6]	$88,473	[6]	$222,032	[6]
David D. Mandarich	Severance Pay	$2,830,000	[2]			$2,830,000	[2]			$2,830,000	[2]	$2,830,000	[2]
	Ann. Incentive Comp.	$16,000,000	[3]			$16,000,000	[3]			$16,000,000	[3]	$16,000,000	[3]
	Stock/Option Vesting	$26,536,976	[4]			$26,536,976	[5]			$26,536,976	[4]	$26,536,976	[4]
	Health Care Benefits	$297,968	[6]			$297,968	[6]	$297,968	[6]	$88,432	[6]	$297,968	[6]
Robert N. Martin	Severance Pay					$1,700,000	[7]
	Bonus Payment					$850,000	[8]
	Stock/Option Vesting	$4,806,929	[9]	$1,653,249	[10]	$3,153,680	11			$4,806,929	[9]	$4,806,929	[9]
	Health Care Benefits					$30,347	[12]
Michael L. Kaplan	Severance Pay					$950,000	[7]
	Bonus Payment					$250,000	8
	Stock/Option Vesting	$326,080	[9]	$326,080	[10]					$326,080	[9]	$326,080	[9]
	Health Care Benefits					$25,463	[12]

1 Following both a change in control and termination without cause or a material change, Messrs. Mizel, Mandarich, Martin and Kaplan may elect to terminate employment and receive the identified benefits.

2 Under the executive's employment agreement, this is calculated as the aggregate base salary earned by the executive during the prior three years. This amount does not include any amount that may be payable upon a two-tier tender offer that results in a change of control. See footnote 5 below.

3 Under the executive's employment agreement, this is calculated as of December 31, 2022 at 300% for Mr. Mizel and 200% for Mr. Mandarich of the "Annual Incentive Compensation" paid for 2021. To the extent a portion of the Annual Incentive Compensation is paid in restricted stock, that portion of the Annual Incentive Compensation is included and considered in addition to the cash portion.

4 Represents the value of unvested restricted stock and performance share units (valued at the Maximum level in accordance with their respective employment agreeements) at December 31, 2022 plus an amount representing the difference between MDC’s stock price at December 31, 2022 and the exercise price of unvested options, to the extent that the stock price exceeds the exercise price. In the event a change in control involves a two-tier tender offer, the Company would pay the executive (at the executive's election) the difference between the exercise price of the otherwise unvested options and the price offered in the first tier, or adjust the option terms to provide the executive with an equivalent value. In the event that the fair market value of restricted stock units on the date of full vesting is less than the fair market value of the restricted stock units on the date of award, additional shares of stock will be granted on the date of full vesting so as to equalize the award value to the fair market value of the award on the date of grant pursuant to the terms of the executive's employment agreement.

5 Represents the value of unvested restricted stock at December 31, 2022 plus an amount representing the difference between MDC’s stock price at December 31, 2022 and the exercise price of unvested options, to the extent that the stock price exceeds the exercise price, pursuant to the terms of the respective agreement. In the event that the fair market value of restricted stock units on the date of full vesting is less than the fair market value of the restricted stock units on the date of award, additional shares of stock will be granted on the date of full vesting so as to equalize the award value to the fair market value of the award on the date of grant pursuant to the terms of the executive's employment agreement. In addition, this includes the value of unvested performance share units at December 31, 2022. Under the executive's employment agreement, the PSUs will become 100% vested as of the date of such Change in Control Event, with the number of shares of stock to be earned, issued and delivered to the Employee, if any, for such vested PSUs to be determined at the end of the Performance Period and to be issued and paid to the Employee as though he continued to be employed through the end of the Performance Period. The 2021 and 2020 PSU value has been estimated at the maximum goal at 12/31/2022. For more details see Note 22 (Stock Based Compensation) to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

6 Represents the total projected medical insurance benefit obligation for the executive, which would provide medical benefits that are at least comparable to those provided to the executive at the time his employment agreement was signed. The Company will pay the medical insurance benefit for the duration of the executive's life. The medical insurance benefit also provides comparable coverage for the executive's spouse for duration of the executive's life and, if she survives him, for an additional 60 months after his death. This amount is estimated based on 2022 costs incurred by the Company.

7 Under the executive's change in control agreement, this is calculated as 200% of the executive's annual base salary.

8 Under the executive's change in control agreement, this is calculated as two times the amount of the executive’s last regular annual bonus, provided that for these purposes, such regular annual bonus amount shall not exceed 50% of the executive's annual base salary at the rate in effect immediately before the change in control event.

9 Represents the value of all unvested restricted stock and performance share unit awards at December 31, 2022, which would become fully vested pursuant to the terms of the respective agreement.

10 Represents the value of all unvested restricted stock at December 31, 2022. If a change in control occurs, all options, dividend equivalents and other rights granted to the employee under any Company equity incentive plans shall be accelerated and shall become exercisable immediately prior to the closing of the change in control so as to permit the employee fully to exercise all outstanding options and rights.

11 Represents the value of all unvested performance share units at December 31, 2022 pursuant to the terms of the performance share unit grant agreement. Under the 2021 PSU agreement, the PSUs will become 100% vested as of the date of such Change in Control Event, with the number of shares of stock to be earned, issued and delivered to the Employee, if any, for such vested PSUs to be determined at the end of the Performance Period and to be issued and paid to the Employee as though he continued to be employed through the end of the Performance Period. The 2021 PSU value has been estimated at the maximum goal at 12/31/2022. For more details see Note 22 (Stock Based Compensation) to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

12 Under the executive's change in control agreement, the executive shall be entitled to continue to participate in each of the Company's employee benefit plans, policies or arrangements which provide insurance and medical benefits on the same basis as was provided to the executive prior to the change in control event for a period of 12 months after the date of termination of executive's employment. This amount is estimated based on 2022 costs incurred by the Company.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors

The Board of Directors convenes on a monthly basis and is comprised of a majority of independent Directors. This independent majority and our regular governance practices, including periodic executive sessions of the independent Directors at which the Lead Director presides, provide an effective and independent oversight of management. The Company’s Board is composed of Directors who provide diverse experience and talent to our Company. Four of our eleven Directors have Board tenure of ten years or less, with one of these Directors serving as chair of a key Board Committee. New Directors bring a fresh perspective to our Board’s deliberations. The remaining Directors continue to provide their knowledge, experience and understanding of the Company’s approach to balancing risk and reward inherent in the homebuilding industry, which is fundamental to achieving long-term shareholder value. The professional qualifications of the Directors include a diverse range of talents and experiences well suited to guiding the Company in our challenging industry and drive long-term value.

Our Board is Uniquely Qualified to Oversee Company Strategy

✓ Real Estate ✓ Homebuilding ✓ Senior Leadership ✓ Risk Management ✓ Banking ✓ Information Technology	✓ Finance ✓ Accounting ✓ Legal ✓ Regulatory ✓ Business Management ✓ Cybersecurity

The Board of Directors and the Audit Committee meet monthly. The other committees meet regularly, as required. Directors also consider Company matters and participate in numerous communications with the Executive Chairman and other officials of the Company wholly apart from the formal Board meetings.

The following table shows the frequency of the Board and Board committee meetings over the last three years:

	2022	2021	2020
Board of Directors	13	12	13
Audit Committee	14	12	11
Compensation Committee	5	4	8
Corporate Governance/Nominating Committee	7	7	7
Legal Committee	5	10	10

Our Board of Directors is significantly more-engaged than our peer companies. The monthly Board meetings allow Directors to monitor shareholder investment, review the financial and operational performance of the Company and engage closely with our senior management in implementing the strategy for long-term risk-adjusted growth and increased shareholder value.

Meetings Per Year:	MDC Holdings	Peer Group Avg.*
Board of Directors	13	5.7
Audit Committee	14	7.7
Compensation Committee	5	5.5
Corporate Governance/Nominating Committee	7	4.1

* Per most recent proxy statement filings. Peer group includes: Beazer Homes (BZH), D.R. Horton (DHI), Hovnanian Enterprises, Inc. (HOV), KB Home (KBH), Lennar (LEN), M/I Homes Inc. (MHO), Meritage Homes Corporation (MTH), NVR, Inc. (NVR), PulteGroup (PHM), and Toll Brothers (TOL)

In 2022 – while two Directors attended over 94% of all such meetings, all of the Company's other Directors attended 100% of the monthly meetings of the Board of Directors and the meetings of the committees on which they served.

Directors are expected to attend the Company's annual meeting of shareholders. To facilitate their attendance, the annual meetings typically are scheduled the same day as a monthly Board meeting. In 2022, all of the Directors attended the annual meeting.

Board Leadership.

Larry A. Mizel serves as Executive Chairman and principal executive officer of the Company. Mr. Mizel, who founded our Company, has served the Company for 50 years and is one of the two largest shareholders of the Company. He provides effective leadership and guidance in the development of the Company's risk profile, pursuit of its strategic goals and recognition of business opportunities that present themselves.

Herbert T. Buchwald serves as the Company's independent Lead Director. The independent Lead Director presides at the executive sessions of the independent Directors and his authority also includes approving the schedule of Board and Committee meetings and the agendas and topics to be considered at the Board and Committee meetings, coordinating the activities of the various committees of the Board, advising the Chairman as to the quality, quantity and timeliness of the flow of information from management, and coordinating and developing the agenda for executive sessions of the Board's independent Directors. See “Lead Director” below.

For the foregoing reasons, and in light of the Board's role in risk oversight described below, the monthly Board meetings and the frequent meetings of the Board committees described above, the Company has determined that its leadership structure is appropriate.

Risk Oversight.

Our Board of Directors oversees the Company’s management and exposure to risk. The Board, itself and through its Committees, regularly discusses our material risk exposure, the potential impact on the Company and the efforts of management to manage the risks that are identified. In meetings with Company management, the internal audit department, the external independent auditors, accounting, information technology, human resources, treasury, the risk management department and HomeAmerican Mortgage Corporation leadership, the Audit Committee reviews regulatory, information technology, cybersecurity, personnel, financial and accounting risk exposure, the Company's insurance coverage with respect to such risks, reserves and the Company’s internal controls. The Corporate Governance/Nominating Committee, with the guidance of corporate and outside counsel, considers the risks associated with corporate governance. The Compensation Committee considers risks associated with the elements contained in the Company’s compensation programs. The Legal Committee considers the risks that arise from material litigation, regulatory issues and other legal issues.  Each of our Committees generally reports to the Board on a monthly basis.

Also, regarding cybersecurity, the Company's newest Director, Mr. Farooqui, brings both technology and technology information architecture expertise to the Board. Additionally, the Board has supported Ms. Mizel's continuing education regarding cybersecurity through her completion of an accredited cybersecurity training course offered by the Massachusetts Institute of Technology Sloan School of Management.

Board Oversight of Sustainability Initiatives.

MDC’s Board of Directors brings industry leadership and experience in providing oversight of and guidance to sustainability initiatives at the Company. The Board works closely with management in establishing and communicating Company culture and values. MDC’s senior management regularly updates the Board and, as appropriate, its committees, on environmental, health and safety, and community involvement by the Company. The Board receives reports at least annually of shareholder engagements related to sustainability and considers investor feedback when providing oversight of management on topics related to sustainable business practices and corporate responsibility. While we are proud of the commitments made to date, we are committed to pursuing even more steps to promote environmental and social sustainability for our customers and communities.

Director Independence.

Each of Ms. Sinden and Messrs. Baker, Berman, Blackford, Buchwald, Farooqui, Reece and Siegel are independent. NYSE listing standards require that the Board be comprised of a majority of independent directors. SEC rules and NYSE listing standards require that audit committees be comprised solely of independent directors. NYSE listing standards also require that corporate governance/nominating committees and compensation committees be comprised solely of independent directors.

Under the NYSE listing standards, no director qualifies as "independent" unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The NYSE listing standards also require that, in determining the independence of any director who will serve on the Company’s Compensation Committee, the Board of Directors consider all factors specifically relevant to determining whether the director has a relationship with the Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including the source of compensation of such director and whether the director is affiliated with the Company (or a subsidiary or affiliate of a subsidiary).

The Board has adopted standards of independence to assist in determining whether a director of the Company is independent. The standards are available on the investor relations section of the Company's website, www.mdcholdings.com.

The Company's Board of Directors has determined the independence of Directors based on a review conducted by the Corporate Governance/Nominating Committee. This determination included consideration of the checking and money market accounts the Company maintains at two banking divisions of Zions Bancorporation, National Association (“Zions”), of which Mr. Blackford is an officer. The Board also considered the participation by Zions as the smallest lender in the Company’s revolving credit facility, in which there are several lenders. Mr. Blackford had no direct or indirect material interest in the foregoing transactions and the Board concluded that the amounts involved (less than 0.014% of Zion’s revenues) were not significant.

With respect to the determination of Mr. Reece’s independence, the Board considered that, until his retirement on August 1, 2008, he was the Executive Vice President and Chief Financial Officer of the Company. Mr. Reece is serving in a volunteer position as president of a non-profit organization (Cancer League of Colorado), which, in 2022, received charitable contributions from a number of Company officers and directors (totaling less than $20,000). The Board concluded that the amount was not significant.

The Board determined that Ms. Sinden and each of Messrs. Baker, Berman, Blackford, Buchwald, Farooqui, Reece and Siegel have no material relationship with the Company, each is independent under the NYSE listing standards and each meets the foregoing standards of Director independence adopted by the Board, including for Audit, Corporate Governance/Nominating and Compensation Committee membership. The Board determined that each of the foregoing Directors meets the independence standards for Audit Committee membership under the rules of the SEC and they each qualify as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

Lead Director.

By vote of the independent directors, Herbert T. Buchwald, an independent member of the Board, was elected Lead Director. In his capacity as our Lead Director, Mr. Buchwald has the following responsibilities:

✓ Presides at Board meetings if the Executive Chairman and the Chief Executive Officer are not present;	Uniquely Engaged: Attended 44 Board and committee meetings in 2022 (Board and Audit Committee meet monthly)
✓ Approves the schedule of Board and committee meetings and the agendas and topics to be considered at Board and committee meetings;
✓ Approves information being sent to the Board;
✓ Coordinates activities of the various Board committees;	Annual compensation established in 2013 based upon an analysis and recommendation of our Compensation Committee's independent consultant
✓ Advises the Executive Chairman as to the quality, quantity and timeliness of the flow of information necessary to permit the independent Directors to effectively and responsibly perform their duties;

✓ Coordinates the agenda for and presides at executive sessions of the independent Directors;
✓ Acts as a liaison between the independent Directors and the Executive Chairman as needed;	Leads investor engagement effort (reached out to investors representing 60% of non-affiliated shares outstanding in 2022)
✓ Is available for communication and engagement with major shareholders, and engaged with institutional shareholders in 2022 and 2023;
✓ Facilitates the process of conducting committee and Board self-evaluations;
✓ Promotes effective practices to achieve a high standard of corporate governance; and
✓ Provides guidance to the committee chairmen and independent Directors in the performance of their duties.

Our Lead Director provides critical boardroom skills necessary for ensuring sound and effective Board oversight of company strategy, governance, executive compensation, investor engagement, and sustainable business practices that drive long-term shareholder value creation.

A description of the role of the Lead Director is posted on the investor relations section of the Company's website, www.mdcholdings.com.

Board Committees and Related Matters

Audit Committee.

The Audit Committee of the Board of Directors, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of Mr. Reece, who serves as Chairman, Mr. Buchwald and Ms. Sinden. Each member of the Audit Committee is "independent" and "financially literate" in the judgment of the Board of Directors, as defined in the listing standards of the NYSE and the rules of the SEC. In addition, the Board of Directors has determined that Mr. Buchwald is an "audit committee financial expert" as defined by applicable SEC regulations. The Board believes that his experience and qualifications described above under "Election of Directors" qualify him to act as the Audit Committee's audit committee financial expert.

The Audit Committee met fourteen times during 2022. The organization, functions and responsibilities of the Audit Committee are described in the restated charter for the Audit Committee, which is posted on the investor relations section of the Company's website, www.mdcholdings.com. The Audit Committee's functions include, among others:

✓ Assisting the Board in its oversight of the Company's compliance with legal and regulatory requirements;
✓ Setting the “tone at the top” and emphasizing the importance of an environment that supports integrity in the financial reporting process;
✓ Oversight of the Company's external auditors, including processes for monitoring auditor independence and negotiating fees for audit services;
✓ Review of the Company's financial statements, including non-GAAP measures and related Company policies and disclosure controls;
✓ Review of the annual audit plan and results of the audit, including communicating with the external auditor on critical audit matters expected to be described in the auditor’s report;
✓ Review of related party transactions, significant reserves and any significant modification in accounting policies, including oversight of the implementation of new accounting standards;
✓ Oversight of the duties of the Company's internal audit department, including oversight and participation in the resolution of internal control issues where identified; and
✓ Review and discussion of policies with respect to risk assessment and risk management, including disaster recovery and cybersecurity risks.

Compensation Committee.

The Compensation Committee met five times during 2022. The Compensation Committee consists of Mr. Baker, who serves as Chairman, and Mr. Buchwald. Each member of the Committee is independent in the judgment of the Board of Directors, as defined in the listing standards of the NYSE, and has been determined by the Board to qualify as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. The Compensation Committee approves executive compensation plans, reviews salaries, bonuses and other forms of compensation for officers and key employees of the Company, establishes salary levels, benefits and other forms of compensation for employees and addresses other compensation and personnel matters as the Board of Directors from time to time may request. The organization, functions and responsibilities of the Compensation Committee are described in the Compensation Committee's restated charter, which is posted on the investor relations section of the Company's website, www.mdcholdings.com.

For a discussion of the Company's compensation philosophy and a description of the Company's processes and procedures for the consideration and determination of executive and director compensation, see the "Compensation Discussion and Analysis" above and "2022 Director Compensation" below.

Scope of Authority of Compensation Committee

The Compensation Committee has the authority to oversee all employee compensation levels, including benefits. Its goal is to have the Company develop compensation levels that will attract, retain, reward and motivate employees, that are competitive with those prevailing in the marketplace and are consistent with shareholder interests. The Compensation Committee also administers the Company's equity and other compensation plans, as they may be amended from time to time. The Compensation Committee may delegate the day-to-day administrative duties of these plans to Company officers, employees and agents.

The primary components of the Company's executive compensation have been: a base salary, annual performance-based bonuses and equity-based, long-term incentive awards. The Compensation Committee also has discretionary authority to award other forms of executive compensation.

The Compensation Committee reviews and establishes the base salaries for the executive officers annually. The base salaries of Mr. Mizel, the Executive Chairman, and Mr. Mandarich, President and Chief Executive Officer, were established in accordance with their employment agreements with the Company. The base salary for Mr. Mandarich was subsequently increased in 2021, at the Compensation Committee's discretion, to $1,000,000 in light of exceptional performance and to ensure alignment with peer group levels. The base salary for Mr. Martin, Senior Vice President and Chief Financial Officer, was established at the Compensation Committee's discretion, and the base salary for Mr. Kaplan, Senior Vice President and General Counsel, was established based on the offer made to him in connection with his employment.

Annual bonuses are awarded to Mr. Mizel, the Executive Chairman, and Mr. Mandarich, the President and Chief Executive Officer, pursuant to the terms of the Company’s 2018 Performance-Based Plan, adopted by the Compensation Committee and the Board in December 2018 and amended in 2020. This Performance-Based Plan provides for a broad range of incentive criteria and the adoption of performance goals.

Annual bonuses for Mr. Martin, the Chief Financial Officer, may be awarded based on an assessment by the Executive Chairman and the Chief Executive Officer of his achievement of Key Performance Indicators (KPIs) established for his position. The 2022 annual bonus for Mr. Kaplan, the General Counsel, was awarded based on the offer made to him in connection with his employment.

The Compensation Committee also has discretionary authority to determine equity awards, including stock options, restricted stock and/or performance share units, granted to the executive officers and may exercise that authority based on its subjective assessment and determination of the individual's performance, contributions to the Company and role in achieving the Company's results and objectives.

Historically, the Company's Board of Directors, and not the Compensation Committee, has exercised the authority to consider and determine Director compensation, including retainer and meeting fees. Each Director, who was not an employee of the Company ("Non-Employee Directors") has received equity compensation pursuant to the M.D.C. Holdings, Inc. 2020 Equity Incentive Plan for Non-Employee Directors approved by the shareholders in 2020 (the “2020 Director Plan”), under which each Non-Employee Director is granted an option to purchase 33,067 shares of common stock annually. The amount of shares covered by the option will be proportionally increased or decreased for any increase or decrease in the number of shares of stock outstanding on account of any recapitalization, split, reverse split, combination, exchange, dividend or other distribution payable in shares of stock.

The options are fully vested on the date of the grant and exercisable six months thereafter. In lieu of an option, each Non-Employee Director can elect in advance to receive a restricted stock award that would result in the same reportable expense to the Company as the stock option. Each restricted stock award vests on March 1st of the following year.

Role of Executive Officers regarding Employee and Executive Compensation

Mr. Mizel and Mr. Mandarich, with the assistance of the Company’s human resources department, make recommendations to the Compensation Committee with respect to the structure of the compensation plans and proposals for compensation levels for Company employees, including the Chief Financial Officer and the General Counsel. The resources and processes used in making these recommendations involve a review of employee performance with respect to established goals, and overall Company performance subjectively compared to other public homebuilders and the Company's business plan.

The Compensation Committee took these recommendations into account, together with a variety of other inputs, in its decision making process.

Corporate Governance/Nominating Committee.

The Corporate Governance/Nominating Committee met seven times during 2022. The Corporate Governance/Nominating Committee consists of Mr. Siegel, who serves as Chairman, Mr. Blackford and Mr. Buchwald.  Each member of the Committee is independent in the judgment of the Board of Directors, as defined in the listing standards of the NYSE.  The organization, functions and responsibilities of the Corporate Governance/Nominating Committee are described in the Committee's charter, which is posted on the investor relations section of the Company's website, www.mdcholdings.com. The functions of the Corporate Governance/Nominating Committee include development of and recommendations as to corporate governance principles and the Company's Code of Conduct, identification of individuals qualified to become Board members, the review of Director independence, the selection process for Director nominees and oversight of the self-evaluations of the Board and the Audit, Compensation and Corporate Governance/Nominating Committees. The Committee oversees and reports to the Board on ESG and diversity matters.

Procedures for nominating persons for election to the Board are contained in the Company's By-Laws and, accordingly, those procedures constitute the Company's policy with regard to the nomination and consideration of Director candidates recommended by shareholders. The Corporate Governance/Nominating Committee will consider candidates identified by shareholders following the procedures set forth in the By-Laws. There have been no changes to these procedures in the last year.

The By-Laws provide that nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by any shareholder entitled to vote for the election of Directors and who complies with the advance notice procedures set forth in the By-Laws. Specifically, such nominations shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth in writing the information required by the By-Laws. The chairman of the meeting will determine whether or not the nomination was made in accordance with the foregoing procedure. If it was not, the chairman will so declare and the defective nomination will be disregarded. If it was, the nomination will be considered. The Corporate Governance/Nominating Committee may request that additional information be provided in connection with consideration of the nomination.

Any shareholder seeking to make use of the new "universal proxy" procedures must comply with the requirements of SEC Rule 14a-19 in addition to the advance notice by-law provision referenced above.

The Corporate Governance/Nominating Committee believes that all candidates for the Board, including candidates recommended by shareholders, should have experience in appropriate areas and disciplines and, ideally, will add to the experience of current Board members. In identifying Director nominees and recommending candidates for nomination by the Board, the Committee considers and assesses, in addition to applicable requirements of law and of the NYSE, the candidate's business experience, specific expertise, strength of character, judgment, and factors relating to the current composition of the Board (including its size and structure and the diversity of its membership, including gender, ethnicity and age). The Committee, as well as the full Board, understands that our long-term future depends on broadening our diversity in the boardroom and among the senior management team. To assess this, the Committee and the Board anticipate that future nominees will reflect the skills, experience and diversity needed to drive the business going forward.

Other than for compliance with the procedures set forth in the By-Laws, there is no difference in the manner in which the Corporate Governance/Nominating Committee evaluates nominees for Director based on whether the nominee is recommended by a shareholder. At such times as may be appropriate, the Corporate Governance/Nominating Committee will lead the search for individuals qualified to become members of the Board, seeking candidates to broaden the diversity of our Board. The Committee has authority to engage search firms to identify candidates for nomination to the Board.

Legal Committee.

The Legal Committee met five times during 2022. The Legal Committee consists of Mr. Buchwald, who serves as Chairman, Mr. Blackford, Mr. Siegel and Ms. Mizel. Other than Ms. Mizel, a non-employee director, all Legal Committee members are independent members of the Board of Directors. The Legal Committee provides oversight and review of significant legal affairs of the Company, and it has been active in reviewing legal issues affecting the Company's business with the Company's counsel. The organization, functions and responsibilities of the Legal Committee are described in the committee's charter, which is posted in the investor relations section of the Company's website, www.mdcholdings.com.

Committee Charters.

The Board of Directors has adopted a charter for the Audit Committee, designed to comply with the applicable requirements of the NYSE listing standards and SEC regulations. The Board of Directors also has adopted charters for the Compensation Committee and the Corporate Governance/Nominating Committee, designed to comply with the applicable requirements of the NYSE listing standards, and a charter for the Legal Committee. These charters are posted under the corporate governance documents on the investor relations section of the Company's website, www.mdcholdings.com.

Corporate Governance Guidelines.

Upon the recommendation of the Corporate Governance/Nominating Committee, the Board of Directors adopted a set of corporate governance guidelines to implement requirements of the NYSE. These guidelines, as amended, are posted under the corporate governance documents on the investor relations section of the Company's website, www.mdcholdings.com.

As described in the guidelines, the Compensation Committee considers management succession planning as part of its annual CEO evaluation process. The Compensation Committee then reports on succession planning to the Corporate Governance/Nominating Committee.

Regularly Scheduled Executive Sessions of Independent Non-Management Directors.

The Company's corporate governance guidelines provide for the independent Directors to meet at regularly scheduled executive sessions without management present. The Lead Director presides at the executive sessions. In 2022, four executive sessions were held.

Corporate Code of Conduct.

For many years, the Company has had in place a Corporate Code of Conduct designed to provide that all persons associated with the Company, including employees, officers and Directors, follow the Company's compliance program and legal and ethical obligations and conduct themselves accordingly. The Company’s employees, officers and Directors receive annual training on the Corporate Code of Conduct. In 2022, all officers, directors and employees (other than those on a leave of absence) participated in the annual training. Upon returning from a leave of absence, employees, officers and Directors are required to be current on their Corporate Code of Conduct training.

The Corporate Code of Conduct includes, among other things, a code of ethics for senior financial officers and Audit Committee complaint procedures, as required by the Sarbanes-Oxley Act and SEC regulations. The Corporate Code of Conduct, the code of ethics for senior financial officers and the Audit Committee complaint procedures for handling confidential complaints regarding accounting or auditing matters are posted under the corporate governance documents on the investor relations section of the Company's website, www.mdcholdings.com.

Asset Management Committee.

The Company has in place four Asset Management Committees (each an "AMC"), three for reviewing real estate transactions and one for reviewing corporate transactions. Each real estate AMC is comprised of our Chief Executive Officer, Chief Financial Officer and at least one of our other corporate officers, with the corporate AMC comprised of our Chief Executive Officer and Chief Financial Officer. Each AMC generally meets weekly to review all proposed real estate transactions and other proposed non-real estate transactions at or above certain thresholds. Transactions that exceed certain thresholds also are reviewed by an executive committee of senior officers and the Board of Directors.

Communications with the Board of Directors.

Shareholders and other interested parties may contact the outside Directors and the Board of Directors by sending communications directly to any of the following persons:

(1)Herbert T. Buchwald, Lead Director, P.O. Box 24649, Denver, CO 80224, Fax Number: (303) 355-2240.
(2)Paris G. Reece III, Chairman, Audit Committee, 4350 S. Monaco Street, Denver, CO 80237, Fax Number: (303) 488-4700.
(3)David Siegel, Chairman, Corporate Governance/Nominating Committee, 4350 S. Monaco Street, Denver CO 80237

Any communications that come within the purview of a Board committee and/or the Board will be forwarded to the committee chair and the Lead Director, as applicable.

Equity Ownership Guidelines for Non-Employee Directors.

In order to strengthen the financial alignment of the Company's Directors with the interests of the Company's shareholders, the Corporate Governance/Nominating Committee and the Board of Directors have established Equity Ownership Guidelines for Directors who are not employees of the Company. Under these guidelines, each Director is encouraged to acquire and maintain ownership of common stock with an acquisition value, measured at the time of acquisition, of not less than ten times the annual amount of the retainer paid for serving on the Board of Directors determined as of the time the Director joins the Board. The annual amount of the retainer currently is $60,000 resulting in a current stock ownership goal of $600,000 for new Directors. The Directors who have not yet achieved the goal have agreed to retain 100% of the shares they acquire through restricted stock awards and the future exercise of stock options, net of taxes and any option exercise price, up to the number of shares necessary to achieve the goal.

2022 DIRECTOR COMPENSATION

We believe that effective oversight and corporate governance begins with a diverse, highly skilled and intensely engaged Board of Directors. We are proud to report that our Board continues to be more diverse, skilled and engaged than ever. In 2022, while two directors attended over 94% of all such meetings, all of the Company's other directors attended 100% of their Board and committee meetings.

The Board is comprised of:

•Eleven directors with wide-ranging financial, senior business management and/or operational expertise;
•Seven directors with extensive real estate and/or homebuilding industry experience;
•Five directors substantially engaged in community and national philanthropy in support of health, safety, social issues and general welfare; and
•Two highly qualified female directors who have joined the Board over the last six years.

Our Board takes its responsibility very seriously in providing intensive oversight, risk management and guidance for senior management. As a result, we have established multiple mechanisms to facilitate frequent communication by the independent directors with senior management including:

•Comprehensive monthly meetings of the Board of Directors, Audit Committee and Legal Committee;
•Robust leadership and involvement of an independent Lead Director;
•Thorough oversight of operations, risk-management and business strategy, including $5.59 billion of home sale revenues, a mortgage company providing $2.75 billion of financing, as well as several insurance subsidiaries;
•Significant shareholder engagement with 40% (by shares held) of the non-affiliated investors.

Our directors participate in our year-round shareholder engagement program that maintains transparency and solicits feedback.
60%	Outreach to investors holding 60% of the non-affiliated shares, offering the opportunity to meet
•Our independent directors participate in our shareholder engagements to solicit feedback directly from our investors.
•Additionally, this ongoing dialogue provides an opportunity for shareholders to understand the process behind our strategy for increasing long-term shareholder value, governance practices and executive compensation design.
•Our independent Lead Director primarily drives Board involvement in shareholder engagement. Feedback is then relayed to our entire Board and the management team.
•The feedback is considered in establishing our governance practices and executive compensation design.

40%	Engaged with investors holding 40% of the non-affiliated shares
100%	All engagements were led by independent directors

Compensation Structure

The compensation program for the non-employee members of the Board of Directors is comprised of two elements:

(i) a monthly cash fee consisting of a proportionate payment of an annual retainer and specified fees for attendance at various monthly meetings, and (ii) stock options or their equivalent value in the form of restricted stock (Equity Benefit). The Lead Director earns an annual cash retainer payable monthly and the Equity Benefit and does not receive attendance fees.

•The cash element of the Directors' annual compensation (including the Lead Director retainer) was last adjusted ten years ago and has not been modified.
•The Equity Benefit remained at 33,067 option shares, in accordance with the shareholder approved equity plan. With the exception of adjustments to reflect the issuance of corporate stock dividends, the Equity Benefit has remained the same for over twenty years.

•Each Director has the choice to receive the stock options or a restricted stock award of equivalent value. The value of the stock option and its equivalent is computed in accordance with FASB ASC Topic 718.

The compensation program has served the shareholders well over the years in attracting and retaining exceptionally dedicated Board members, whose benefits are closely aligned with the long-term interests of the shareholders. All of the independent Directors have agreed to retain 100% of the shares they acquire through restricted stock awards and the future exercise of stock options, net of taxes and any option exercise price, up to the number of shares necessary to achieve a goal of 10 times their annual retainer as of the time the Director joined the Board (presently $600,000).

2022 Compensation

Director compensation for 2022 was paid in accordance with the in-place structure outlined above.

The following table sets forth information regarding the compensation of the Company's Non-Employee Directors for the fiscal year ended December 31, 2022. The two Directors (Messrs. Mizel and Mandarich) who are executive officers receive no compensation for serving as Directors in addition to the compensation received as executive officers.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1,2,3]	All Other Compensation ($)		Total ($)
Raymond T. Baker	$124,000	$304,207	N/A		$428,207
Michael Berman	$144,000	$304,188	N/A		$448,188
David E. Blackford	$140,500	$304,207	N/A		$444,707
Herbert T. Buchwald	$390,000	$304,207	—	[4]	$694,207
Janice Sinden	$112,000	$304,207	N/A		$416,207
Courtney L. Mizel	$123,000	$304,181	N/A		$427,181
Paris G. Reece III	$156,000	$304,188	N/A		$460,188
David Siegel	$155,500	$304,207	N/A		$459,707

1 Each Non-Employee Director was entitled to a vested option to purchase 33,067 shares of common stock or 8,339 shares of restricted stock on August 1, 2022. The dollar amount shown for each Director is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  For details on the assumptions used to calculate the fair value of options, see Note 22 (Stock Based Compensation) to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022. The annual Black-Scholes-Merton calculation for the value of the stock options was performed by AON Equity Services, an independent valuation services firm.

2 The Company does not experience any actual cash cost of the award but is required to report the value of the “benefit conferred" to the directors as an expense. The result of the award of restricted stock in lieu of stock options reduces the dilution to shareholders of the Company by approximately 75% in the event options were awarded and exercised.

3 As of December 31, 2022, Messrs. Baker, Reece and Berman and Ms. Mizel had outstanding option grants of 36,660, 15,000, 22,500 and 16,534 shares, respectively. Ms. Sinden and Messrs. Baker, Blackford, Buchwald and Siegel each had unvested restricted stock awards of 8,339 shares; Messrs. Berman and Reece each had unvested restricted stock awards of 4,556 shares, and Ms. Mizel had unvested restricted stock awards of 4,169.

4 The incremental costs of non-business use of the Company's aircraft are calculated as the total variable operating costs directly associated with non-business trips, which include fuel, pilot travel related costs, catering, landing fees, flight communications and trip-related maintenance (the “Incremental Cost”). For the use of the aircraft in 2022, Mr. Buchwald reimbursed the Company $92,731 for the Incremental Cost to the Company.

During 2022, each Non-Employee Director (excluding the Lead Director) earned a retainer in the amount of $5,000 per month and the amount of $3,000 for each Board meeting attended. Committee members (excluding the Lead Director) earned $3,000 for each Audit Committee meeting attended and $2,500 for each Compensation and/or Corporate Governance/Nominating Committee meeting attended. The members of the Legal Committee (also excluding the Lead Director) earned a retainer in the amount of $2,000 per month. In addition, the chairmen of the Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee each received a retainer in the amount of $1,250 per month. Mr. Berman received a retainer of $2,000 per month for his service as a director on the Board of HomeAmerican Mortgage Corporation, which conducted four meetings during the year. The Lead Director earned $32,500 per month for performance of the duties and responsibilities established by the Board and his leadership as a member on all of the committees. Each Director is also reimbursed for expenses related to their attendance at Board and committee meetings. For the health and safety of the Company's lead director, Mr. Buchwald, the independent directors approved his use of the Company's aircraft (when not otherwise used by Company employees) on a limited basis with his reimbursement to the Company consistent with the Company's policy for its executive officers' use of the aircraft (the Incremental Cost).

Pursuant to the M.D.C. Holdings, Inc. 2020 Equity Plan for Non-Employee Directors, approved by the shareholders at the annual meeting on April 20, 2020, each Non-Employee Director obtained an Equity Benefit in the form of a vested option to purchase 33,067 shares of common stock (adjusted for the stock dividend in March 2021). The stock options are not exercisable until six months after the date of the grant. In lieu of acceptance of the stock option, each Non-Employee Director has the opportunity to elect, in advance and instead of the option grant, to receive an award of restricted stock in an amount valued at the equivalent reportable expense to the Company of the option grant. The restricted stock awards vest on March 1st of the following year.

Market Review

Our Board reviews Director compensation annually in collaboration with the Compensation Committee and the Committee's compensation consultant with reference to comparable individual and peer group director fees and prevailing market practices. The Board takes into consideration a number of specific factors attributable to the Directors’ service on the Board, including the Company’s higher-than-usual frequency of Board, Audit and Legal Committee meetings (the Board, Audit and Legal Committee meetings are generally conducted on a regular monthly basis, Corporate Governance/Nominating and Compensation Committee meetings are held periodically, as required, with interim communications arising, as necessary) and the extraordinary level of engagement of our Non-Employee Directors. The Board believes that our Non-Employee Director compensation (1) should be competitive with companies in our Peer Group, taking into account (i) the value of their seasoned experience and expertise and (ii) the comparative level of engagement and time commitment to prepare for and attend monthly Board meetings, and (2) should include a combination of cash and equity-based compensation that align their interests with our shareholders.

PEO PAY RATIO DISCLOSURE

Pursuant to SEC rules, to determine our median employee, we used W-2 compensation for our entire employee population, all of whom are located within the United States. As of December 31, 2022, we identified our median employee (excluding our Executive Chairman, who is our principal executive officer, from the calculation). For the fiscal year ended December 31, 2022, we calculated that median employee’s total compensation using the same methodology that we used to calculate the total compensation for our Executive Chairman. The 2022 annual total compensation of the median employee and our Executive Chairman, respectively, were $109,721 and $18,512,436. The ratio of the 2022 annual total compensation for our Executive Chairman to that of our median employee was 169 to 1.

COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT

The Company believes that its compensation policies and practices for its employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served as members of the Compensation Committee during 2022: Raymond T. Baker and Herbert T. Buchwald. None of the Committee members were, during the last fiscal year, officers or employees of the Company, none were formerly officers of the Company and none had a material interest in a "related person" transaction since the beginning of 2022. During 2022, none of our executive officers served as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee shall not be deemed to be "filed" with the SEC or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent registered public accounting firm, Ernst & Young LLP ("independent auditors"), is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee generally meets monthly, or more often as necessary, to fulfill its responsibility to monitor and oversee these processes, as described in the Audit Committee Charter.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2022 with the Company's management, the independent auditors and the Company's internal audit department. The Audit Committee has discussed with the independent auditors the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding independent auditors’ communications with audit committees concerning independence, and has discussed with the independent auditors their independence status.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

AUDIT COMMITTEE Paris G. Reece III, Chairman Herbert T. Buchwald Janice Sinden

TRANSACTIONS WITH RELATED PERSONS

The Company leases its headquarters office space at 4350 S. Monaco Street, Denver, CO 80237. Approximately 5,437 square feet in the Company's office building at 4350 S. Monaco Street is subleased by an entity affiliated with Mr. Mizel, for which it paid rent in 2022 to the Company of $159,612.

During 2022, the Company paid a firm owned by Carol Mizel, Mr. Mizel's spouse, $120,000 for consulting services in connection with corporate and consumer marketing, merchandising, design work, human resources development, product development, and such other matters as were requested by the Company's senior management. The firm, Mizel Design and Decorating Company, provided these services under an Independent Contractor Agreement with the Company, dated as of January 1, 2005. The Company also provides Ms. Mizel with office space in the Company's office building at 4350 S. Monaco Street, which has an estimated annual rental value of approximately $7,500.

As noted above under Election of Directors, Director Courtney L. Mizel is the daughter of the Company’s Executive Chairman, Larry A. Mizel.

REVIEW OF TRANSACTIONS WITH RELATED PERSONS

Our policies require that full information be disclosed regarding transactions with related persons, without mandating how such transactions are to be addressed, so that they may be considered on their own merits. Specifically, our Corporate Code of Conduct, in addressing conflicts of interest, notes that personal interests of our employees and Directors and their family members could come into conflict, or create the appearance of a conflict, with the Company's interest. Accordingly, the Code of Conduct requires all employees (including our executive officers) and our Directors to immediately report conflicts of interest or transactions that could create the appearance of a conflict of interest. These reports are to be made immediately to a Company compliance officer (as identified in the Code of Conduct), the Company's Asset Management Committees, or, for members of the Company's Board of Directors, to the Audit Committee, for a determination as to compliance with the Code of Conduct.

In addition, the Audit Committee's charter provides for the Committee to be informed of any proposed related party transactions so that the Committee can review the proposed transaction. In support of this and the Company's SEC reporting requirements, the following written procedure has been adopted. Specifically, the executive officers and Directors are to inform the Committee of any potential related party transactions and, each quarter, are to attest to the existence of any related party transactions. The Company's legal department reports on a monthly basis to the Audit Committee any new related party transactions between the Company (or any of its subsidiaries) and any of the executive officers and Directors, including any of their family members. Also, our CFO reports on a monthly basis to the Audit Committee as to the best of the CFO’s, Executive Chairman's and CEO’s knowledge, whether or not any related party transactions have occurred.

PROPOSAL FOUR	APPROVAL OF AN AMENDMENT TO THE M.D.C. HOLDINGS, INC. 2021 EQUITY INCENTIVE PLAN

The Board of Directors recommends a vote FOR the approval of the Amendment to the 2021 Equity Incentive Plan.

At our 2021 Annual Meeting, our shareholders approved the M.D.C. Holdings, Inc. 2021 Equity Incentive Plan (the “2021 Equity Plan”). A total of 3,000,000 shares of Common Stock are authorized for issuance under the 2021 Equity Plan. Following all awards made under the plan through February 17, 2023, the Record Date, only 30,171 shares currently remain available to be awarded.

On January 23, 2023, based on the recommendation of our Compensation Committee, our Board approved, subject to shareholder approval, a first amendment (the “Amendment”) to Section 4.1 of the 2021 Equity Plan to increase the number of shares of Common Stock available under the 2021 Equity Plan by an additional 3,000,000 shares.

The Amendment revises the first two sentences of Section 4.1 by replacing the number 3,000,000 with the number 6,000,000. With the Amendment, the first two sentences of Section 4.1 are as follows:

4.1 Number of Shares. Subject to adjustment as provided in Section 14, the maximum number of shares of Stock available for issuance under the Plan shall be 6,000,000 shares. Subject to adjustment as provided in Section 14, 6,000,000 shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

Copies of the Amendment and the 2021 Equity Plan, as amended by the proposed Amendment, are set forth in Appendix A and Appendix B, respectively, and incorporated herein by reference.

Overview and Principles

Attracting, rewarding and retaining highly qualified officers and key employees, and motivating them to serve the Company and its affiliated entities and to expend maximum efforts, is important to our growth and success. Equity awards are an important element of our compensation program because stock options, restricted stock and other equity awards enable our officers and key employees to acquire or increase their proprietary interest in the operations and future success of our Company, thereby promoting a close alignment of interests between such individuals and our shareholders.

Current Awards Outstanding

Set forth below is information regarding awards currently outstanding under the 2021 Equity Plan, the M.D.C. Holdings, Inc. 2020 Equity Plan for Non-Employee Directors, and prior plans.

Selected Data as of February 17, 2023:

Stock options outstanding	4,682,116
Weighted average exercise price	26.30
Weighted average remaining contractual life	6.45
Restricted shares outstanding	431,591
Shares remaining for grant under the 2021 Equity Plan	30,171
Common stock outstanding	73,088,618

Existing 2021 Equity Plan

Only 30,171 shares remain available to be awarded under the 2021 Equity Plan. While being judicious in the granting of stock options, restricted stock awards and other equity awards, the amount of shares granted (as indicated in the chart below) can vary from year-to-year and, without the Amendment, the Company will be unduly limited in the structure of the awards that it may grant. Under New York Stock Exchange listing standards, shareholder approval is required for us to increase the authorized shares under the Plan.

The Company’s annual Value-Adjusted Burn Rates (“VABR”) for 2022 and the prior two years remain at reasonable levels:

Fiscal Year	Options	Option Dollar Value (Black-Scholes)	Full-Value Awards	Stock Price	Total	Weighted Avg. Common Shares	VABR
	(A)	(B)	(C)	(D)	(E) ((A x B) + (C x D))	(F)	(E) / (F x D)
2022	1,846,534	$8.34	240,536	$31.60	$23,001,031	71,035,558	1.02%
2021	15,000	$14.66	605,886	$55.83	$34,046,515	70,174,281	0.87%
2020	432,000	$8.73	552,626	$41.97	$26,965,073	68,531,856	0.94%

Similarly, our existing dilution level remains reasonable. We have a total of 73,088,618 shares outstanding (as of the Record Date), a total of 348,316 shares available under our three equity plans and a total of 5,908,707 shares covered by outstanding options, restricted stock units and performance share units under all equity plans, resulting in a dilution rate of 7.9%. With an additional 3 million shares authorized under the requested Amendment, the dilution rate would only modestly increase to 11.2%. We calculate our existing “dilution” level as follows: “X” [shares available under our equity plans plus shares covered by outstanding options and performance share units] divided by “Y” [shares outstanding plus “X”].

Accordingly, the Company recommends approval of the Amendment.

Key Terms and Practices Under the 2021 Equity Plan

•No repricing of stock options without shareholder approval
•Awards subject to clawback
•No automatic single-trigger vesting in the event of a change in control

Summary of Material Terms of the 2021 Equity Plan

The following discussion of the material features of the 2021 Equity Plan is qualified by reference to the full text of the plan, which was included as Exhibit 10.1 to the Company’s Report on Form 8-K filed on April 26, 2021.

Administration: The 2021 Equity Plan is administered by our Compensation Committee or any committee designated by our Board of Directors to administer the plan. The Compensation Committee or the Board may designate one or more subcommittees consisting of persons who satisfy the applicable requirements of any stock exchange or national market system on which our stock may be listed, persons who qualify as “independent” within the meaning of Section 10C(a)(3) of the Exchange Act and Rule 10C-1(b)(1) under the Exchange Act, non-employee directors as defined in Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, or any other persons appointed by the Board of Directors or Compensation Committee. For purposes of this summary of the 2021 Equity Plan, the Compensation Committee or other designated committee will be referenced as the "Committee."

Subject to the terms and conditions of the 2021 Equity Plan, the Committee is authorized to select participants who are employees of the Company or its subsidiaries, determine the awards to be made, set terms and conditions of such awards, and determine the form of award agreements. The Committee also has the authority, among other things, to:

• adopt rules and regulations relating to the 2021 Equity Plan;
• correct any defect, supply any omission, or reconcile any inconsistency in the 2021 Equity Plan or any award agreement;
• interpret the 2021 Equity Plan and award agreements; and
• make all other determinations which may be necessary or desirable for the administration of the 2021 Equity Plan.

Eligibility: Any employee of the Company or its subsidiaries is eligible to receive awards under the 2021 Equity Plan. There are four executive officers (including two employee directors) and approximately 1,600 non-executive officer employees who are eligible under the 2021 Equity Plan.

Shares Subject to the Plan: If the Amendment is approved by the shareholders, and subject to the adjustments upon changes in capitalization described below, 6,000,000 shares of our common stock will be authorized for issuance of awards under the 2021 Equity Plan and the 6,000,000 shares of common stock also will be authorized for issuance pursuant to incentive stock options. As of the Record Date, there were 2,929,356 shares subject to outstanding grants/awards, approximately 30,171 shares available for (but not yet subject to) a grant or award, plus an additional 3,000,000 shares authorized by the Amendment (if the Amendment is approved by our shareholders). If our shareholders do not approve the Amendment, the 2021 Equity Plan’s total authorized shares will remain at 3,000,000 shares, with a total remaining unused capacity of only 30,171 shares.

The maximum number or value of shares of common stock that may be granted to any individual under the 2021 Equity Plan in any calendar year shall not exceed the shares available for issuance under the 2021 Equity Plan, subject to the adjustments upon changes in capitalization described below. As permitted by the 2021 Equity Plan, however, the Committee has determined that stock appreciation rights that are settled only in cash do not reduce the number of shares available for delivery under the 2021 Equity Plan. The shares underlying terminated awards will remain available for issuance under the 2021 Equity Plan and shares that are utilized to pay an award's exercise price or tax withholding obligations will not count against the 2021 Equity Plan's share limits.

The closing price of a share of the Company’s common stock as reflected on the New York Stock Exchange on February 17, 2023, the Record Date, was $37.49.

Stock Options and Stock Appreciation Rights: The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, non-qualified stock options (“NSOs”), and stock appreciation rights (“SARs”). The exercise price per share of common stock subject to an option or SAR must be at least the fair market value of the underlying stock at the date of grant of a stock option or SAR. An ISO granted to a participant who is the holder of record of more than 10% of the Company’s stock will have an exercise price of at least 110% of the fair market value of the underlying stock at the date of grant. The term of each option and SAR and the times at which each option or SAR shall be exercisable generally will be fixed by the Committee, except no option or SAR will have a term exceeding 10 years. Upon the termination of an option holder’s or SAR holder's employment with us, the ability to exercise vested options and SARs will be determined in the discretion of the Committee as set forth in the applicable award agreement. Upon the termination of an option holder’s or SAR holder's employment, all of that person’s options and SARs will expire in accordance with the terms of the applicable award agreement; provided, however, that no incentive stock options shall be exercisable more than three (3) months after the participant ceases to be an employee for any reason other than death or disability, or more than one (1) year after the participant ceases to be an employee due to death or disability. Options may be exercised by payment of the exercise price.

The exercise price of an NSO or ISO shall be payable to the Company in full, in any method permitted under the award agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering unrestricted shares of stock already owned by the participant (for at least six (6) months or such other period as may be required by the Committee in order to comply with applicable law and to avoid adverse accounting consequences) on the date of surrender to the extent the shares of stock have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such NSO or ISO shall be exercised, provided that, in the case of an ISO, the right to make payment in the form of already owned shares of stock may be authorized only at the time of grant, (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to a cashless (broker-assisted) exercise (although limitations might apply to certain executive officers), or (iv) any combination of the foregoing.

At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, shares of stock or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination as to the form of settlement will be set forth in the award agreement.

The exercise of an NSO or SAR is conditioned on the withholding of taxes.

Restricted Stock and Restricted Stock Units: The Committee may grant shares of restricted stock or restricted stock units under the 2021 Equity Plan. The Committee determines in the award agreement the restriction period during which the restricted stock or the restricted stock units are subject to a substantial risk of forfeiture based upon the passage of time, the achievement of performance goals or the occurrence of other events determined by the Committee. Except as provided in the 2021 Equity Plan or an award agreement, the restricted stock or the restricted stock units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the restriction period or upon earlier satisfaction or any other conditions, as specified by the Committee. The Committee may impose other conditions, including a requirement that the participant pay a specified amount to purchase each share of restricted stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting, or holding requirements or sale restrictions upon vesting. Unless otherwise provided by the Committee, participants forfeit any unvested shares of restricted stock or restricted stock units upon termination of service. Participants holding restricted stock generally may vote the shares. The holder of restricted stock may be entitled to receive any dividends paid. Participants holding shares of restricted stock units shall have no rights of shareholders. The holder of such restricted stock units may be entitled to receive dividend equivalents.

Performance Awards: The Committee may condition any award under the 2021 Equity Plan on the fulfillment of conditions and the attainment of performance goals over such periods as the Committee determines in writing and sets forth in the award agreement between the Company and the participant. Performance goals are based on the attainment of specified target levels with respect to one or more selected measures of business or financial performance. Performance goals may include alternate and multiple goals and may be based on one or more of the following criteria: (a) total shareholder return; (b) return on assets, return on equity, or return on capital employed; (c) measures of profitability such as earnings per share, corporate or business-unit net income, net income before extraordinary or one-time items, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year average production growth; (j) efficiency or productivity measures such as annual or multi-year absolute or per-unit operating and maintenance costs; (k) satisfactory completion of a major project or organizational initiative with specific criteria set in advance by the Committee; (l) debt ratios or other measures of credit quality or liquidity; (m) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee; (n) sales and marketing measures, such as annual or multi-year “net-back” sales or the introduction of new products in accordance with specific goals set in advance by the Committee; (o) staffing and retention; (p) any criteria that are stated in the shareholder approved 2018 Executive Officer Performance–Based Compensation Plan (as amended); or (q) any other measure of the Company’s financial or other goals, as established by the Committee.

Following completion of the applicable performance period, the Committee certifies in writing the extent to which a participant has attained the applicable performance goals and the resulting value of the participant’s award.

The Committee will, in the award agreement, state the results that will transpire if a participant terminates service due to death or disability prior to completion of the applicable performance period. For example, the final award value may be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period, but will then be prorated for the number of months of the participant’s service during the performance period. The Committee may also provide that, if a participant’s service terminates prior to completion of the applicable performance period for any other reason, the participant forfeits the performance award, unless the Committee determines otherwise. Participants may not sell or transfer a performance award, other than by will or the laws of descent and distribution, prior to the end of the applicable performance period. In the event that the performance goals are not satisfied, the award shall not become vested or payable, as applicable.

Other Stock-Based Awards: The Committee may adopt other incentive arrangements under which participants may acquire shares of stock by purchase, grant or otherwise, or receive an award payable in cash or stock, the value of which may be determined in whole or in part based on the value of the stock. Except as provided in the award agreement, any such arrangements will be subject to the general provisions of the 2021 Equity Plan.

Adjustments Upon Changes in Capitalization: The 2021 Equity Plan provides that, in the event of any change in our capital structure that effects an increase or decrease in the number of shares of our common stock without receipt of consideration, the maximum number of shares of stock for which awards may be made under the plan shall be proportionately increased or decreased, and the number and kind of shares for which awards are outstanding may be proportionately increased or decreased. Any adjustment in outstanding options or SARs will not increase the aggregate exercise price or grant price payable with respect to shares that are subject to the unexercised portion of the option or SAR, in compliance with Section 409A of the Code. In the event of a reorganization in which the Company is the surviving entity and no change of control occurs, any previous award will generally apply solely to securities to which the holder of the number of securities subject to such award would have been entitled immediately following such reorganization and, in the case of options or SARs, with a corresponding proportionate adjustment of the exercise price or grant price per share. Adjustments to shares of stock will be made by the Committee whose determination will be final and the Committee may provide in award agreements for different provisions to apply to an award. However, any provisions may be modified by the Committee to avoid any tax that would otherwise be due under Section 409A of the Code.

Substitute Awards: Awards may be granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or an affiliate or with which the Company or an affiliate combines.

Clawback Policy: Awards granted under the 2021 Equity Plan are subject to our clawback policy, in its current form and as it may be amended, as well as any other clawback policy as subsequently adopted by the Company, an Affiliate, and/or Subsidiary. The Committee may specify in the award agreement that the participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award.

Other Terms: The terms of the 2021 Equity Plan will permit the Committee to impose performance conditions with respect to any award. Performance conditions may require that an award be forfeited, in whole or in part, if performance objectives are not met, or require that the time of exercisability of an option be linked to achievement of performance conditions.

Each award agreement may contain other terms and conditions not inconsistent with the 2021 Equity Plan as may be determined by the Committee in its discretion. Unless otherwise provided by the Committee, no consideration is to be received by the Company for the granting of options or other awards.

No awards may be granted under the 2021 Equity Plan ten years after the date the plan is approved by the shareholders.

Our Board of Directors may terminate, amend or modify the 2021 Equity Plan with respect to any shares of common stock that are not subject to awards. However, no amendment or modification may become effective without shareholder approval if required by applicable law or regulatory requirement. The listing standards of the New York Stock Exchange require that all equity compensation plans, and any material revisions to the plans, be subject to shareholder approval, with certain limited exemptions.

Awards granted under the 2021 Equity Plan generally are not transferable other than upon death, in certain family transfers, or pursuant to a court-approved domestic relations order.

The 2021 Equity Plan will be governed by the laws of the state of Delaware except for conflict of law provisions.

Federal Tax Consequences of the 2021 Equity Plan

The following is a general summary as of January 2023 of the federal income tax consequences to us and to U.S. participants to awards granted under the 2021 Equity Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. Each participant is advised to consult his or her individual tax advisor concerning their personal tax consequences.

Incentive Stock Options: For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO if certain requirements in the Code are satisfied. If such person retains the common stock for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income as of the date of exercise equal to the difference between the exercise price and fair market value of the stock. Any additional gain or loss recognized upon any later disposition of the shares would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Non-statutory Stock Options and Stock Appreciation Rights: A participant who receives an NSO or SAR generally will not realize taxable income on the grant of such option or SAR but will realize ordinary income at the time of exercise of the stock option or SAR equal to the difference between the option or SAR exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more.

Restricted Stock: A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.” The determination date is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss.

Restricted Stock Units: A participant generally will recognize no income upon the receipt of a restricted stock unit award. Upon the settlement of such an award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described under “Restricted

Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined under “Restricted Stock”), will be taxed as capital gain or loss.

Income Tax Effects for our Company: We generally will be entitled to a tax deduction in connection with an award under the 2021 Equity Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO or the vesting of restricted stock), except to the extent such deduction is limited by applicable provisions of the Code.

Internal Revenue Code Section 409A: Section 409A of the Internal Revenue Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of section 409A generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the recipient of the award who are our employees over and above the income tax owed plus possible penalties and interest. The types of arrangements covered by section 409A are broad and may apply to certain awards available under the 2021 Equity Plan. As required by section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee's separation from service.

New Plan Benefits

All awards under the 2021 Equity Plan will be granted at the Committee's discretion. Therefore, the benefits and amounts that will be received or allocated under the 2021 Equity Plan are not presently determinable.

Past Awards under the Plan

Since the inception of the 2021 Equity Plan, options, restricted stock awards and performance share units covering the following number of shares have been awarded to the following individuals and groups:

			Performance Share Units
Name	Options	Restricted Stock Awards	Threshold	Target	Maximum
Larry A. Mizel	1,000,000	117,221	100,000	200,000	400,000
David D. Mandarich	800,000	117,221	90,000	180,000	360,000
Robert M. Martin	—	92,425	8,750	17,500	35,000
Michael L. Kaplan	—	12,798	—	—	—
All current executive officers as a group	1,800,000	339,665	198,750	397,500	795,000

All current directors who are not executive officers as a group	—	—	—	—	—
Each nominee for election as a director	—	—	—	—	—
Each associate of any of such directors, executive officers or nominees	—	—	—	—	—
Each other person who received 5% of awards	—	—	—	—	—
All employees, including all current officers who are not executive officers, as a group	—	61,843	—	—	—

Securities Registration

We intend to register the shares available for issuance under the Amendment under a Registration Statement on Form S-8 to be filed with the SEC upon approval of the Amendment by our shareholders.

The Board of Directors recommends a vote FOR the approval of the Amendment to the 2021 Equity Incentive Plan.

PROPOSAL FIVE	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the selection, oversight, retention and termination of our independent auditors. The Audit Committee has selected Ernst & Young LLP, a registered public accounting firm, as our independent auditors for 2023. The Audit Committee and the Board seek shareholder ratification of this selection. The Audit Committee may, in its discretion, direct the appointment of another independent registered public accounting firm at any time during the fiscal year.

The Board of Directors recommends a vote FOR ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm.

A representative of Ernst & Young LLP is expected to be present at the Meeting and will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

Audit Fees and All Other Fees

A summary of the fees of Ernst & Young LLP for the years ended December 31, 2022 and 2021 are set forth below:

	2022	2021
Audit Fees [1]	$1,419,561	$1,339,770
Audit-Related Fees	—	—
Tax Fees [2]	—	1,893
All Other Fees [3]	4,213	2,029
Total Fees	$1,423,774	$1,343,692

1 Consists of fees and expenses for the audit of consolidated financial statements, PCAOB AS 4105 interim reviews, the audit of internal control over financial reporting and services rendered in connection with statutory and regulatory filings (includes the audit of HomeAmerican Mortgage Corporation). In addition, the fees include services rendered in connection with the issuance of consents and services rendered in connection with the offering of senior notes in 2021.

2 Consists of fees and expenses for miscellaneous tax consulting services.

3 Consists of fees for access to Ernst & Young LLP online resources.

Audit Committee Pre-Approval Procedures

Under the procedures established by the Audit Committee, all audit services and all non-audit services by the Company's auditors are to be pre-approved by the Audit Committee, subject to the de minimis exception provided under Section 202 of the Sarbanes-Oxley Act of 2002. In certain cases, pre-approval is provided by the Committee for up to a year as to particular categories of services, subject to a specific budget. The Committee also has delegated to each of its members the authority to grant pre-approvals, such pre-approvals to be presented to the full Committee at the next scheduled meeting. For 2022 and 2021, all of the fees included under the headings "Audit-Related Fees," "Tax Fees" and "All Other Fees" above were pre-approved by the Audit Committee.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than the proposals set forth above. If you grant a proxy, each of the persons named as proxy holder, Michael L. Kaplan and Joseph H. Fretz, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for Director, the proxy holder may vote your proxy for such other candidate or candidates nominated by our Board.

SHAREHOLDER PROPOSALS

Any proposal a shareholder desires to present at the 2024 Annual Meeting of Shareholders and to have included in the Company's proxy soliciting materials pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received in writing by the Secretary of the Company not later than Thursday, November 2, 2023, and comply with the requirements of Rule 14a-8.  However, if the date of the 2024 Annual Meeting changes by more than 30 days from the date of the 2023 Meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials as the Company shall inform the shareholders.

For shareholder proposals submitted outside the Rule 14a-8 process, the Company's By-Laws provide that only business properly brought before a meeting will be conducted. For business to be properly brought before a meeting by a shareholder, the shareholder must give timely advance notice thereof in writing to the Secretary of the Company. To be timely, the notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; however, in the event that less than 75 days' notice or prior public disclosure of the date of such meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business.

If notice of a proposal is not submitted in writing and received by the Company at the address appearing on the first page of this proxy statement by the dates described above, then the proposal will be deemed untimely under Rule 14a-4 of the Securities Exchange Act of 1934 and the persons appointed as the Company's proxies will have the right to exercise discretionary voting authority with respect to the proposal.

See above under "Corporate Governance/Nominating Committee" for a description of the By-Law advance notice procedures as they related to the nominations of persons for election to the Board of Directors. To comply with the new "universal proxy" rules, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees at the 2024 Annual Meeting must provide notice that sets forth the information required by SEC Rule 14a-19 no later than February 20, 2024.

INCORPORATION BY REFERENCE

The Company hereby incorporates by reference into this Proxy Statement Note 22 (Stock Based Compensation) to the Consolidated Financial Statements from Item 8 of its annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on January 31, 2023.

BY THE ORDER OF THE BOARD OF DIRECTORS,

Larry A. Mizel
Executive Chairman

Appendix A
FIRST AMENDMENT
TO
M.D.C. HOLDINGS, INC.
2021 EQUITY INCENTIVE PLAN

    The following First Amendment to the M.D.C. Holdings, Inc. 2021 Equity Incentive Plan, effective April 26, 2021 (the “Plan”), was adopted by the Board of Directors of M.D.C. Holdings, Inc. on January 23, 2023, subject to approval of the Company’s shareholders. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

    The first two sentences of Section 4.1 of the Plan are amended to read as follows:

4.1    Number of Shares. Subject to adjustment as provided in Section 14, the maximum number of shares of Stock available for issuance under the Plan shall be 6,000,000 shares. Subject to adjustment as provided in Section 14, 6,000,000 shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

M.D.C. HOLDINGS, INC.

By:

Date:

Appendix B

M.D.C. HOLDINGS, INC.
2021 EQUITY INCENTIVE PLAN
Adopted January 25, 2021
Approved by the Company’s shareholders on April 26, 2021

(as amended)

M.D.C. Holdings, Inc. 2021 Equity Incentive Plan

M.D.C. Holdings, Inc. 2021 Equity Incentive Plan

Page

ii
M.D.C. Holdings, Inc. 2021 Equity Incentive Plan

M.D.C. HOLDINGS, INC.
2021 EQUITY INCENTIVE PLAN
1    INTRODUCTION
1.1    Establishment. M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), hereby establishes the M.D.C. Holdings, Inc. 2021 Equity Incentive Plan (the “Plan”). The Plan permits the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based and cash awards in accordance with the terms hereof.
1.2    Purpose. The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.
1.3    Effect on Existing Agreements. Nothing in the Plan is intended to abrogate the rights of any Participant under any contract or agreement existing between the Participant and the Company, or any subsequent amendments or modifications of such contract or agreement, and all Awards granted under the Plan and actions taken with respect to the Plan shall be subject to the terms of any contract or agreement between the Participant and the Company.
2    DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1    “Affiliate” means with respect to the Company, (i) any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including without limitation, any Subsidiary, and (ii) any corporation or other entity controlling, controlled by, or under common control with the Company, including any member of an affiliated group of which the Company is a common parent corporation or subsidiary corporation (within the meaning of Section 424 of the Code).
2.2    “Award” means a grant under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award.
2.3    “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to each Award. The Award Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall govern.
2.4    “Benefit Arrangement” means as defined in Section 13.

M.D.C. Holdings, Inc. 2021 Equity Incentive Plan

2.5    “Board” or “Board of Directors” means the board of directors of M.D.C. Holdings, Inc.
2.6    “Business Combination” means as defined in Section 2.8.
2.7    “Cause” has the definition assigned to it in any employment, consulting or other services agreement, if any, between the Employee and the Company or an Affiliate or, if there is no such employment, consulting or other services agreement, means, as determined by the Committee (i) any willful breach of any material written policy of the Company or an Affiliate, including those policies prohibiting sexual harassment, that is materially detrimental to the Company or the Affiliate; (ii) engaging in any conduct involving moral turpitude that is materially detrimental to the Company or an Affiliate, including, but not limited to, misappropriation or conversion of assets of the Company or an Affiliate (other than immaterial assets); (iii) a conviction of or entry of a plea of nolo contendere to a felony; or (iv) a material breach by the Employee of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Employee and the Company or an Affiliate. No act or failure to act by the Employee shall be deemed “willful” if done, or omitted to be done, by him or her in good faith and with the reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate.
2.8    “Change of Control” means and shall be deemed to have occurred upon the occurrence of:
(a)    the acquisition by any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;
(b)    the individual directors of the Board as of the Effective Date (the “Incumbent Directors”) cease to constitute at least half of the Board within a twelve-month period; provided, however, that for purposes of this paragraph, any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a of two-thirds of the Incumbent Directors at the beginning of such twelve-month period shall be considered an Incumbent Director;
(c)    consummation, in one transaction or a series of related transactions, of a reorganization, merger, or consolidation of the Company or sale or other disposition, direct or indirect, of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, the Persons who were the “beneficial owners” of outstanding voting securities of the Company immediately prior to such Business Combination “beneficially own,” by reason of such ownership of the Company’s voting securities immediately before the Business Combination, more than 50% of the combined voting power of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination; or

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(d)    approval by those Persons holding the voting securities of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, solely with respect to any Award that is subject to Section 409A of the Code and payable upon a Change of Control, the term “Change of Control” shall mean an event described in one or more of the foregoing provisions of this definition, but only if it also constitutes a “change in control event” within the meaning of Treas. Reg. Section 1.409A-3(i)(5).
2.9    “Clawback Policy” means as described in Section 15.
2.10    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations, interpretations, and administrative guidance issued thereunder.
2.11    “Committee” means the Compensation Committee of the Board or any committee designated by the Board to administer the Plan. The Compensation Committee or the Board may designate one or more subcommittees to (i) consist solely of persons who satisfy the applicable requirements of any stock exchange or national market system on which the shares of Stock may be listed, (ii) consist solely of persons who qualify as “independent” within the meaning of Section 10C(a)(3) of the Exchange Act and Rule 10C-1(b)(1) under the Exchange Act, or (iii) consist solely of persons who qualify as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Compensation Committee or the Board may also designate one or more subcommittees that consist of persons appointed in the discretion of the Compensation Committee or the Board who are not described in (i), (ii) or (iii) of the preceding sentence.
2.12    “Company” means M.D.C. Holdings, Inc., a Delaware corporation.
2.13    “Corporate Event” means an event described in Section 14.1.
2.14    “Disabled” or “Disability” means, unless otherwise provided in an employment, consulting or other services agreement, if any, between the Participant and the Company or an Affiliate, the Participant is unable to perform each of the essential duties of such Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided that, the following shall apply:
(a)    With respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s Service, Disability has the meaning set forth in Section 22(e)(3) of the Code.
(b)    With respect to any Award subject to Section 409A of the Code, the Participant is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s employer; or (iii) determined to be totally disabled by the Social Security Administration.

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2.15    “Dividend Equivalent” means the payment of cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock.
2.16    “Effective Date” means the effective date of the Plan, which is the date the Plan was approved by the shareholders of the Company, and no Awards may be granted under the Plan after it has been in effect for ten years.
2.17    “Employee” means any individual who is a common-law employee of the Company or an Affiliate determined in accordance with the Company’s standard personnel policies and practices.
2.18    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, or any successor act thereto.
2.19    “Exercise Price” means the price at which a share of Stock may be purchased pursuant to the exercise of an Option.
2.20    “Fair Market Value” means the value of a share of Stock as of a particular day, determined as follows: (a) the closing sale price reported for such share on the national securities exchange or national market system on which such stock is principally traded, or if no sale of shares is reported for such day, on the next preceding day on which a sale was reported, or (b) if the shares of Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.
2.21    “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, a trust in which any one or more of these persons (or the Participant) in the aggregate have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) in the aggregate control the management of assets, and any other entity in which one or more of these persons (or the Participant) in the aggregate own more than fifty percent (50%) of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant or a trust or foundation for the benefit of any one or more of these persons.
2.22    “Good Reason” has the definition assigned to it in any employment, consulting or other services agreement, if any, between the Employee and the Company or an Affiliate or, if there is no such employment, consulting or other services agreement, means (i) a material reduction in the Participant’s base salary, (ii) a material diminution of the Participant’s title, office, position or authority, excluding for this purpose an action not taken in bad faith and which is remedied within twenty (20) days after receipt of written notice thereof given by the Participant, (iii) the assignment to the Employee of any duties inconsistent with the Participant’s position (including status or reporting requirements), authority, or material responsibilities, or the removal of the Employee’s authority or material responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company within twenty (20) days after receipt of notice thereof given by the Participant, (iv) a transfer of the Participant’s primary workplace by more than fifty (50) miles from the current workplace, or (v) a material breach of any term of any employment, consulting or other services agreement, if any, between the
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Employee and the Company or an Affiliate by the Company which is not remedied within twenty (20) days after receipt of written notice thereof given by the Participant.
2.23    “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date on which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 5, or (iii) such other date as may be specified by the Committee in the Award Agreement.
2.24    “Grant Price” means the per share exercise price of a Stock Appreciation Right granted to a Participant under Section 7.
2.25    “Incentive Stock Option” means an Option to purchase shares of Stock designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.
2.26    “Incumbent Directors” means as defined in Section 2.8.
2.27    “Minimum Statutory Withholding” means as defined in Section 12.
2.28    “Non-Qualified Stock Option” means any Option other than an Incentive Stock Option.
2.29    “Option” means an option to purchase one or more shares of Stock at a stated or formula price for a specified period of time. An Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.
2.30    “Other Agreement” means as defined in Section 13.
2.31    “Other Stock-Based Award” means an Award that is granted to a Participant under Section 10.
2.32    “Parachute Payment” means as defined in Section 13.
2.33    “Participant” means any eligible Employee who at the sole discretion of the Committee is granted an Award under the Plan.
2.34    “Person” means as defined in Section 2.8.
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2.35    “Plan” means this M.D.C. Holdings, Inc. 2021 Equity Incentive Plan, as amended from time to time.
2.36    “Restricted Stock” means an Award of shares of Stock granted under Section 8.
2.37    “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of shares of Stock granted under Section 8.
2.38    “Restriction Period” means the period during which Restricted Stock and Restricted Stock Units are subject to a substantial risk of forfeiture (based upon the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Sections 8.3 and 8.4.
2.39    “Securities Act” means the U.S. Securities Act of 1933, as it may be amended from time to time, or any successor act thereto.
2.40    “Service” means service as an Employee of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be an Employee of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive. Notwithstanding the foregoing, solely with respect to any Award that is subject to Section 409A of the Code and payable upon a termination of Service, a Participant shall be considered to have terminated Service with the Company or an Affiliate only when the Participant incurs a “separation from service” with respect to the Company or an Affiliate within the meaning of Section 409A(a)(2)(A)(i) of the Code.
2.41    “Stock” or “Common Stock” means a share of M.D.C. Holdings, Inc., common stock, $0.01 par value per share.
2.42    “Stock Appreciation Right” or “SAR” means an Award granted under Section 7.
2.43    “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
2.44    “Substitute Awards” means Awards granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company or Affiliate combines. The terms and conditions of any Substituted Awards shall comply with the requirements for substitutions of awards made in connection with a corporate transaction or certain other adjustments that are not treated as modifications under Treas. Reg. Section 1.424-1 and Section 409A of the Code, as applicable.
3    PLAN ADMINISTRATION
3.1    General. The Plan shall be administered by the Committee, which shall have full power and authority to take all actions and to make all determinations as are required or permitted under the Plan. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the eligible individuals described in Section 5, determine the Awards to be made pursuant to the Plan, or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price (or Grant Price), period and manner in which an Option (or Stock Appreciation Right) becomes exercisable, establish the duration and nature of Restricted Stock or Restricted Stock Unit restrictions, establish the terms and conditions applicable to, and establish such other terms and
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requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form of the Award Agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may amend, modify, or supplement the terms of any outstanding Award including, but not limited to, amending an Award or exercising discretion under an Award or under the Plan to: (i) accelerate the date on which an Award becomes vested, exercisable, or transferable, (ii) extend the term of any Award, including the period following the termination of the Participant’s Service to the Company during which the Award shall remain outstanding, (iii) waive any conditions with regard to vesting, exercisability, or transferability of an Award, and (iv) recognize differences in local law, tax policy, or custom with regard to Awards made to foreign nations or individuals who are employed outside the United States. Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right that (i) causes the Option or Stock Appreciation Right to become subject to Section 409A of the Code, (ii) reduces the Exercise Price or Grant Price, either by lowering the Exercise Price or Grant Price or by canceling the outstanding Option or Stock Appreciation Right and granting a replacement Option or Stock Appreciation Right with a lower Exercise Price or Grant Price, or (iii) would be treated as a repricing under the rules of the exchange upon which shares of Stock of the Company trade, without, with respect to item (i), the Participant’s written prior approval, and with respect to items (ii) and (iii), without the approval of the shareholders of the Company, provided, that appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 14.
As a condition to any Award, without limiting the generality of Section 15 below, the Committee shall have the right, at its discretion, to require Participants to return to the Company Awards previously granted under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Award shall be upon such terms and conditions as are specified by the Committee at the time the new Award is granted. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Participant. Furthermore, the Committee may annul an Award if the Participant is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.
The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

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3.2    Delegation by the Committee. The Committee may, from time to time, delegate, to specified officers of the Company, the power and authority to grant or document Awards under the Plan to specified groups of eligible individuals, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee’s exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. However, any delegation (a) shall not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, and there shall be no delegation of authority to grant awards to any Section 16 person, (b) shall not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act and (c) shall be permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law.
3.3    Limitations on Authority. The Committee shall, in exercising its discretion under the Plan, comply with all contractual and legal obligations of the Company or the Committee in effect from time to time, whether contained in the Company’s charter, bylaws, or other binding contract, or in the Compensation Committee’s charter, or in applicable law.
3.4    Deferral Arrangement. The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish in accordance with Section 409A of the Code, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits into deferred Stock units.
3.5    No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or any Award Agreement.
3.6    Book Entry. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of electronic or other forms of book-entry including, but not limited to, uncertificated forms maintained electronically.
4    STOCK SUBJECT TO THE PLAN
4.1    Number of Shares. Subject to adjustment as provided in Section 14, the maximum number of shares of Stock available for issuance under the Plan shall be 6,000,000 shares. Subject to adjustment as provided in Section 14, 6,000,000 shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options. Such maximum numbers may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, shareholder approval is required. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

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4.2    Individual Award Limits. Subject to adjustment as provided in Section 14, the maximum number or value of shares of Stock that may be covered by an Award granted under the Plan (other than Substitute Awards) to a single Participant in any calendar year shall not exceed the shares of Stock available for issuance under the Plan under Section 4.1.
4.3    Share Counting. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem Awards) and make adjustments in accordance with Section 14. If the Exercise Price of any Option granted under the Plan, or if pursuant to Section 12 the tax withholding obligation of any Participant with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Participant, the shares of Stock retained or returned to the Company shall also be available under the Plan.
5    ELIGIBILITY AND PARTICIPATION
Subject to the provisions of this Plan, the Committee may, from time to time, select from all Employees of the Company or an Affiliate to whom Awards shall be granted.
6    STOCK OPTIONS
6.1    Grant of Options. Subject to the provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that Incentive Stock Options may be granted only to eligible Employees of the Company or of any parent corporation or subsidiary corporation (as permitted by Section 422 of the Code).
6.2    Award Agreement. Each Option granted under the Plan shall be evidenced by an Award Agreement that shall specify the Exercise Price, the number of shares of Stock covered by the Option, the maximum term of the Option, the conditions upon which an Option shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.
(a)    Exercise Price. The Exercise Price for each Option shall be as determined by the Committee and shall be specified in the Award Agreement. The Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date; provided, however, that the foregoing minimum Exercise Price shall not apply to Substitute Awards. In no case shall the Exercise Price of any Option be less than the par value of a share of Stock.

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(b)    Number of Shares. Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.
(c)    Term. Each Option shall terminate as set forth in the Award Agreement and all rights to purchase shares of Stock shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of the Grant Date.
(d)    Restrictions on Exercise. The Award Agreement shall set forth any installment or other restrictions on exercise of the Option during the term of the Option. Each Option shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee.
6.3    Exercise of Option.
(a)    Manner of Exercise. An Option granted hereunder shall be exercised, in whole or in part, by providing written or electronic notice, on a form provided by the Company, to an employee as designated by the Company, specifying the number of shares of Stock to be purchased (which number may be identified at the end of the exercise day) and accompanied by full payment of the Exercise Price for the shares and satisfaction of any tax withholding requirements.
(b)    Payment. A condition to the issuance or other delivery of shares of Stock as to which an Option shall be exercised shall be the payment of the Exercise Price and satisfaction of any tax withholding requirements. The Exercise Price of an Option shall be payable to the Company in full, in any method permitted under the Award Agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering unrestricted shares of Stock already owned by the Participant (for at least six (6) months or such other period as may be required by the Committee in order to comply with applicable law and to avoid adverse accounting consequences) on the date of surrender to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant, (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to a cashless (broker-assisted) exercise (although limitations might apply to certain executive officers), or (iv) any combination of the foregoing. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
(c)    Delivery of Shares. Promptly after the exercise of an Option by a Participant and the payment in full of the Exercise Price, such Participant shall be entitled to the issuance of certificates evidencing such Participant’s ownership of the shares of Stock purchased upon exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of certificates through the use of electronic or other forms of book-entry.

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6.4    Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
6.5    Limitations on Incentive Stock Options.
(a)    Initial Exercise. The aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the shares of Stock shall be determined as of the Grant Date and each Incentive Stock Option shall be taken into account in the order granted.
(b)    Ten Percent Shareholders. An Incentive Stock Option granted to a Participant who is the holder of record of more than ten percent (10%) of the combined voting power of all classes of stock of the Company shall have an Exercise Price at least equal to one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date of the Option and the term of the Option shall not exceed five (5) years.
(c)    Notification of Disqualifying Disposition. If any Participant shall make any disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), the Participant shall notify the Company of such disposition within ten (10) days thereof.
(d)    Limitations on Exercise. No Incentive Stock Option shall be exercisable as an Incentive Stock Option more than three (3) months after the Participant ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Participant ceases to be an Employee due to death or Disability.
6.6    Transferability. Except as provided in Section 6.7, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise an Option. Except as provided in Section 6.7, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.
6.7    Family Transfers. If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 6.7, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 6.7, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 6.7 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement.

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6.8    Rights of Holders of Options. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Sections 11 or 14 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
7    STOCK APPRECIATION RIGHTS
7.1    Grant of Stock Appreciation Rights. Subject to the provisions of this Plan, Stock Appreciation Rights may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights that are granted in tandem with an Option, or any combination thereof.
7.2    Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the Grant Price, the number of shares of Stock covered by the Stock Appreciation Right, the maximum duration of the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan.
(a)    Grant Price. The Grant Price for each Stock Appreciation Right shall be determined by the Committee and shall be specified in the Award Agreement. Other than with respect to Substitute Awards, the Grant Price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date of the Stock Appreciation Right.
(b)    Number of Shares. Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.
(c)    Term. Each Stock Appreciation Right shall terminate and all rights with respect to the Stock Appreciation Right shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Stock Appreciation Rights shall be exercisable later than the tenth (10th) anniversary of the Grant Date.
(d)    Restrictions on Exercise. The Award Agreement shall set forth any installment or other restrictions on exercise of the Stock Appreciation Right during its term. Each Stock Appreciation Right shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee (including based on achievement of performance goals or future service requirements).
7.3    Exercise of Stock Appreciation Right. A Participant desiring to exercise a Stock Appreciation Right shall give written or electronic notice, on a form provided by the Company, of such exercise to the Company with the information the Company deems reasonably necessary to exercise the Stock Appreciation Right. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

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M.D.C. Holdings, Inc. 2021 Equity Incentive Plan

(a)    The excess of the Fair Market Value of a share of Stock on the date of exercise over the Grant Price; by
(b)    The number of shares of Stock with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Committee, the payment upon exercise may be in cash, shares of Stock or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination as to the form of settlement shall be set forth in the Award Agreement.
7.4    Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option shall result in an equal reduction in the number of corresponding shares of Stock subject to the Option or Stock Appreciation Right that were granted in tandem with such Stock Appreciation Right and Option.
7.5    Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Appreciation Rights issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Any Stock Appreciation Right issued in tandem with an Option shall be exercisable following termination of the Participant’s Service to the same extent that its related Option is exercisable following the Participant’s termination of Service.
7.6    Transferability. A Stock Appreciation Right shall only be transferable upon the same terms and conditions with respect to transferability as are specified in Sections 6.6 and 6.7 with respect to Options.
8    RESTRICTED STOCK AND RESTRICTED STOCK UNITS
8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the provisions of this Plan, the Committee at any time and from time to time, may grant shares of Restricted Stock or Restricted Stock Units to Participants in such amounts as the Committee shall determine.
8.2    Award Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restriction Period, the number of shares of Restricted Stock or the number of Restricted Stock Units granted and such other provisions as the Committee shall determine.
8.3    Restrictions on Transfer. Except as provided in this Plan or an Award Agreement, the shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the Restriction Period established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction or any other conditions, as specified by the Committee, in its sole discretion. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

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M.D.C. Holdings, Inc. 2021 Equity Incentive Plan

8.4    Forfeiture; Other Restrictions. The Committee shall impose such other conditions and restrictions on any shares of Restricted Stock or Restricted Stock Units as it may deem advisable including a requirement that the Participant pay a specified amount to purchase each share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions or restrictions under applicable laws or under the requirements of any stock exchange or market upon which shares of Stock are then listed or traded, or holding requirements or sale restrictions placed on the shares of Stock by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
8.5    Restricted Stock Units. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement. Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.
8.6    Termination of Service. Unless otherwise provided by the Committee in the applicable Award Agreement, upon the termination of a Participant’s Service with the Company or an Affiliate, any shares of Restricted Stock or Restricted Stock Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Participant shall have no further rights with respect to such Awards, including but not limited to any right to vote Restricted Stock or any right to receive dividends or Dividend Equivalents with respect to Restricted Stock or Restricted Stock Units.
8.7    Shareholder Privileges. Unless otherwise determined by the Committee and set forth in the Award Agreement:
(a)    A Participant holding shares of Restricted Stock shall generally have the rights of shareholder to vote the shares or Restricted Stock during the Restriction Period. The holder of such Restricted Stock may be entitled to receive dividends paid with respect to the Restricted Stock in accordance with Section 11.
(b)    A Participant holding Restricted Stock Units shall have no rights of a shareholder of the Company with respect to the Restricted Stock Units. The holder of such Restricted Stock Units may be entitled to receive Dividend Equivalents in accordance with Section 11.

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M.D.C. Holdings, Inc. 2021 Equity Incentive Plan

9    PERFORMANCE BASED COMPENSATION
9.1    Grant or Vesting of Award Subject to Objective Performance Goals. The Committee may, in its discretion, condition the grant, vesting, or payment of an Award on the attainment of one or more pre-established objective performance goals, in accordance with the requirements of Article 9 of this Plan.
9.2    Establishment of Performance Goals. All performance goals established pursuant to this Article 9 shall be objective and shall be established by the Committee in its sole discretion. Performance goals may include alternate and multiple goals and may be based on one or more of the following criteria: (a) total shareholder return; (b) return on assets, return on equity, or return on capital employed; (c) measures of profitability such as earnings per share, corporate or business-unit net income, net income before extraordinary or one-time items, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year average production growth; (j) efficiency or productivity measures such as annual or multi-year absolute or per-unit operating and maintenance costs; (k) satisfactory completion of a major project or organizational initiative with specific criteria set in advance by the Committee; (l) debt ratios or other measures of credit quality or liquidity; (m) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee; (n) sales and marketing measures, such as annual or multi-year “net-back” sales or the introduction of new products in accordance with specific goals set in advance by the Committee; (o) staffing and retention; (p) any criteria stated in the shareholder approved 2013 Executive Officer Performance-Based Compensation Plan (as amended); or (q) any other measure of the Company’s financial or other goals, as established by the Committee. The performance goals applicable to a particular Award shall be set forth by the Committee in the Award Agreement for such Award.
9.3    Achievement of Performance Goals. The Committee shall certify in writing prior to the grant, vesting, or payment of any Award that the applicable performance goals have been satisfied. Except as may otherwise be provided herein or as may otherwise be contained in the Award Agreement, in the event that the performance goals are not satisfied, the Award shall not be granted or become vested or payable, as applicable.
10    OTHER STOCK-BASED AWARDS
From time to time during the duration of this Plan, the Committee may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may (i) acquire shares of Stock under the Plan, whether by purchase, outright grant, or otherwise, or (ii) receive an Award, whether payable in cash or in Stock, the value of which is determined, in whole or in part, based on the value of Common Stock. Except as provided in an Award Agreement, any such arrangements shall be subject to the general provisions of this Plan and all cash payments or shares of Stock issued pursuant to such arrangements shall be made under this Plan.

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M.D.C. Holdings, Inc. 2021 Equity Incentive Plan

11    DIVIDENDS AND DIVIDEND EQUIVALENTS
Subject to the terms of the Plan and any applicable Award Agreement, a Participant shall, if so determined by the Committee, be entitled to receive, currently, or on a deferred basis, dividends or Dividend Equivalents, with respect to the shares of Stock covered by the Award. The Committee may provide that any dividends paid on shares of Stock subject to an Award must be reinvested in additional shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to the Award. Notwithstanding the award of Dividend Equivalents or dividends, a Participant shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt. All distributions, if any, received by a Participant with respect to an Award as a result of any split, Stock dividend, combination of shares of Stock, or other similar transaction shall be subject to the restrictions applicable to the original Award.
12    TAX WITHHOLDING
The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes, domestic or foreign, of any kind required by law with respect to the vesting of or other lapse of restrictions applicable to Awards or upon the issuance of any shares of Stock or payment of any kind upon the exercise of any Options or Stock Appreciation Rights. At the time of such vesting, lapse, payment, or exercise, the Participant shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.
Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Participant may elect to have shares of Stock withheld or to deliver shares to satisfy the minimum statutory withholding rates for federal, state and local income taxes and employment taxes that are applicable to supplemental taxable income (“Minimum Statutory Withholding”) obligations. The Participant may elect to satisfy Minimum Statutory Withholding obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Participant or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Participant (for at least six (6) months or such other period as may be required by the Committee in order to comply with applicable law and to avoid adverse accounting consequences). The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value not in excess of such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Committee as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 12 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
13    PARACHUTE LIMITATIONS
Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding that expressly or impliedly modifies or excludes application of this Section 13 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Awards held by that Participant and
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M.D.C. Holdings, Inc. 2021 Equity Incentive Plan

any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Committee shall have the right, in its sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.
14    EFFECT OF CHANGES IN CAPITALIZATION
14.1    Changes in Stock. The maximum number of shares of Stock for which Awards may be made under the Plan as set forth in Section 4.1 shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any recapitalization, reclassification, split, reverse split, combination, exchange, dividend or other distribution payable in shares of Stock, or for any other increase or decrease in such shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date (any such event hereafter referred to as a “Corporate Event”). In addition, subject to the exception set forth in the second sentence of Section 14.3, the number and kind of shares for which Awards are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. Any such adjustment in outstanding Options or Stock Appreciation Rights shall not increase the aggregate Exercise Price or Grant Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or Stock Appreciation Right, as applicable, and the adjustment shall comply with the requirements under Section 409A of the Code. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall proportionately adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the Exercise Price per share of outstanding Options and the Grant Price of outstanding Stock Appreciation Rights to reflect such distribution.
Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.1, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

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M.D.C. Holdings, Inc. 2021 Equity Incentive Plan

14.2    Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs. Subject to the exception set forth in the second sentence of Section 14.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Award theretofore made pursuant to the Plan shall pertain to and apply solely to the securities to which a holder of the number of securities subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, and, in the case of Options and Stock Appreciation Rights, with a corresponding proportionate adjustment of the Exercise Price or Grant Price per share so that the aggregate Exercise Price or Grant Price thereafter shall be the same as the aggregate Exercise Price or Grant Price of the shares of Stock remaining subject to the Option or Stock Appreciation Right immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing any other Award, any restrictions applicable to such Award shall apply as well to any replacement shares of Stock received by the Participant as a result of the reorganization, merger or consolidation. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.2, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.
14.3    Adjustment. Adjustments under Section 14 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee may provide in the Award Agreements at the time of Award, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 14.1 and 14.2. Notwithstanding the foregoing, any different provisions or changes to provisions contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.
14.4    No Limitations on the Company. The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
15    FORFEITURE
15.1    Clawback Policy. Awards granted under the Plan shall be subject to any clawback policy as may be adopted or amended by the Company, an Affiliate, and/or Subsidiary, from time to time, such as the Clawback Policy adopted by the Company’s Corporate Governance/Nominating Committee on January 14, 2015 (any such policy, a “Clawback Policy”)), pursuant to the terms of such Clawback Policy. Without limitation of the foregoing, the Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.

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M.D.C. Holdings, Inc. 2021 Equity Incentive Plan

16 REQUIREMENTS OF LAW
16.1    General. The Company shall not be required to issue or sell any shares of Stock under any Award if the issuance or sale of such shares would constitute a violation by the Participant, any other individual exercising an Option or Stock Appreciation Right or receiving shares pursuant to a grant of Restricted Stock or vesting of a Restricted Stock Unit or Other Stock-Based Award (as the case may be), or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Participant or any other individual exercising an Option or Stock Appreciation Right pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to issue or sell such shares of Stock unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance or sale of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
16.2    Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

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M.D.C. Holdings, Inc. 2021 Equity Incentive Plan

17    GENERAL PROVISIONS
17.1    Disclaimer of Rights. No provision in the Plan, in any Award or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.
17.2    Nontransferability of Awards. Except as provided in Sections 6.6, 6.7, and 7.6 or otherwise at the time of grant or thereafter, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except pursuant to a domestic relations order in settlement of marital property rights. In the event of a Participant’s death, a Participant’s rights and interests in Awards shall only be transferable by will or the laws of descent and distribution to the extent provided under this Plan, and payment of any amounts due thereunder shall be made to, and exercise of any Option or Stock Appreciation Right may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is unable to care for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.
17.3    Changes in Accounting or Tax Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to any Award shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights and other outstanding Awards as to which the applicable rules or other restrictions have not been satisfied.
17.4    Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.

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M.D.C. Holdings, Inc. 2021 Equity Incentive Plan

17.5    Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
17.6    Other Award Agreement Provisions. Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
17.7    Other Employee Benefits. The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of Shares received upon such exercise, the vesting of any Restricted Stock, distributions with respect to Restricted Stock Units, or Other Stock-Based Awards shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee are determined, including without limitation, benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan, except as may be specifically be provided otherwise under the terms of such other employee benefit plan or program.
17.8    Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
17.9    Governing Law. The validity and construction of this Plan and the Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Award Agreements to the substantive laws of any other jurisdiction.
17.10    Section 409A. Notwithstanding anything in this Plan to the contrary, the Plan and Awards made under the Plan are intended to comply with or be exempt from the requirements imposed by Section 409A of the Code. If any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Award shall be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award. The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a “separation of service” (as defined under Section 409A of the Code), such payment shall not occur until the date that is six months plus one day from the date of such “separation from service.” Any amount that is otherwise payable within the six (6) month period described herein shall be aggregated and paid in a lump sum amount without interest. Notwithstanding anything in this Plan to the contrary, the Company makes no representation or guarantee that any Award granted under the Plan shall be exempt from or comply with Section 409A of the Code.

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M.D.C. Holdings, Inc. 2021 Equity Incentive Plan

18    AMENDMENT, MODIFICATION AND TERMINATION
18.1    Amendment, Modification, and Termination. Subject to Sections 3.2, 17.10 and 18.2, the Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the shareholders of the Company if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.
18.2    Awards Previously Granted. Except as otherwise may be required under Section 17.10, notwithstanding Section 18.1 to the contrary, no amendment, modification or termination of the Plan or Award Agreement shall adversely affect in any material way any previously granted Award, without the written consent of the Participant holding such Award; provided that the Company may unilaterally amend an outstanding Award to comply with changes in applicable law or exchange listing requirements.
19    SHAREHOLDER APPROVAL; EFFECTIVE DATE OF PLAN
The Plan shall be effective as of the Effective Date, which is the date the Plan was approved by the shareholders of the Company.
20    DURATION
Unless sooner terminated by the Board, this Plan shall terminate automatically 10 years from the Effective Date. After the Plan is terminated, no Awards may be granted. Awards outstanding at the time the Plan is terminated shall remain outstanding in accordance with the terms and conditions of the Plan and the Award Agreement.
21    EXECUTION
To record adoption of the Plan by the Board as of January 25, 2021 and the Company’s shareholders on April 26, 2021, the Company has caused its authorized officer to execute the Plan.
M.D.C. HOLDINGS, INC.
By:     /s/ Joseph H. Fretz
Title:     Vice President & Secretary
Date:     April 26, 2021

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M.D.C. Holdings, Inc. 2021 Equity Incentive Plan

M.D.C. HOLDINGS, INC.
4350 S. MONACO ST., SUITE 500
DENVER, CO 80237

SCAN TO
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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Rafay Farooqui   02) David D. Mandarich   03) Paris G. Reece III   04) David Siegel

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve an advisory proposal regarding the compensation of the Company's named executive officers (Say on Pay).	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3. An advisory vote regarding the frequency of submission to shareholders of advisory "Say on Pay" proposals.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5.

NOTE: To vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. If signing as attorney, executor, administrator, trustee or guardian, please include your full title and authority. Corporate proxies should provide the full name of the corporation and title of the authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000593520_1 R1.0.0.6

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M.D.C. Holdings, Inc. 2021 Equity Incentive Plan

M.D.C. HOLDINGS, INC.
VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

MONDAY, APRIL 17, 2023
10:00 AM MOUNTAIN TIME

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

M.D.C. HOLDINGS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
APRIL 17, 2023

The undersigned hereby appoints MICHAEL L. KAPLAN and JOSEPH H. FRETZ, or either one of them, as proxies or proxy for the undersigned, each with full power of substitution and resubstitution, to attend the 2023 Annual Meeting of Shareholders and any adjournments or postponements thereof (the "Meeting") and to vote as designated on the reverse side of this card, all the shares of Common Stock of M.D.C. HOLDINGS, INC. that the undersigned is entitled to vote. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. **In their discretion, the proxy holders are hereby authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.**

Please specify your choice by clearly marking the appropriate box. Unless otherwise specified, this proxy will be voted "FOR" each of the Director Nominees and "FOR" Proposals 2, 4 and 5 and for "1 YEAR" on Proposal 3.

0000593520_2 R1.0.0.6

Continued and to be signed and dated on the other side

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M.D.C. Holdings, Inc. 2021 Equity Incentive Plan